                                                           EXHIBIT 10.10

                               SECOND AMENDED AND
                           RESTATED CREDIT AGREEMENT

                                       By

                                      and

                                     Among

                         RED LION INNS OPERATING L.P.,

                                  "Borrower",

                           THE LENDERS LISTED HEREIN,

                                   "Lenders"

                                      and

                       CANADIAN IMPERIAL BANK OF COMMERCE

                                    "Agent"

                               TABLE OF CONTENTS

                                                                     Page
                                                                     ----
ARTICLE I        DEFINITIONS........................................    3
  1.1            Certain Defined Terms..............................    3

ARTICLE II       CONDITIONS TO AGREEMENT............................   20
  2.1            Conditions Precedent...............................   20
  2.2            Conditions to All Loans............................   24

ARTICLE III      AMOUNTS AND TERMS OF LOANS.........................   26
  3.1            Commitments; Loans.................................   26
  3.2            Interest on the Loans..............................   30
  3.3            Prepayments and Reductions in Commitments;
                 General Provisions Regarding Payments..............   34
  3.4            Special Provisions Governing LIBOR Rate Loans......   38
  3.5            Increased Costs; Taxes; Capital Adequacy...........   41
  3.6            Security...........................................   44
  3.7            Reimbursement of Expenses..........................   45
  3.8            Standby Fee and Other Fees.........................   45
  3.9            Use of Proceeds....................................   45
  3.10           Special Provision Concerning Change in Tax
                 Status.............................................   45


ARTICLE IV       PERMITTED ASSET SALES..............................   46
  4.1            Permitted Asset Sales..............................   46
  4.2            Reduction of Commitment Amount
                 Upon Sales.........................................   47

ARTICLE V        REPRESENTATIONS AND WARRANTIES.....................   47
  5.1            Consideration......................................   47
  5.2            Organization, Powers and Good Standing.............   47
  5.3            Authorization of Loan Documents....................   48
  5.4            No Material Defaults...............................   49
  5.5            Litigation; Adverse Facts..........................   49
  5.6            Title to Properties; Liens.........................   50
  5.7            Disclosure.........................................   50
  5.8            Payment of Taxes...................................   50
  5.9            Securities Activities..............................   51
  5.10           Government Regulations.............................   51
  5.11           Rights to Property Agreements, Permits and
                 Licenses...........................................   51
  5.12           Utilities and Access...............................   51
  5.13           Compliance with Laws...............................   51
  5.14           Financial Condition................................   51
  5.15           Personal Property..................................   52
  5.16           No Condemnation....................................   52
  5.17           Hazardous Materials................................   52
  5.18           Ground Leases......................................   53
  5.19           Tenant Leases......................................   53
  5.20           Major Personal Property Leases.....................   53
  5.21           Management Agreement...............................   53

                               TABLE OF CONTENTS
                               -----------------
                                  (continued)

                                                                     Page
                                                                     ----
  5.22           Employee Benefit Plans.............................   53
  5.23           Liquor Licenses....................................   53
  5.24           Other Loan Documents...............................   53

ARTICLE VI       COVENANTS OF BORROWER..............................   54
  6.1            Consideration......................................   54
  6.2            Financial Statements and Other Reports.............   54
  6.3            Existence, etc.....................................   57
  6.4            Payment of Taxes and Claims; Tax Consolidation.....   57
  6.5            Maintenance of Properties; Insurance...............   57
  6.6            Inspection.........................................   58
  6.7            No Encumbrances....................................   58
  6.8            Compliance with Laws...............................   58
  6.9            Compliance with Loan Documents.....................   59
  6.10           Financial Condition................................   59
  6.11           Trade Names........................................   59
  6.12           Amendment to Documents, Major Personal
                 Property Leases....................................   59
  6.13           Amendments to Partnership Agreement................   59
  6.14           Restricted Payments................................   60
  6.15           Restriction on Fundamental Changes.................   60
  6.16           ERISA..............................................   60
  6.17           Further Assurances.................................   61
  6.18           Protection of Liens................................   61
  6.19           Payment of Indebtedness............................   61
  6.20           Other Indebtedness.................................   61
  6.21           Loans and Investments..............................   62
  6.22           Regulations G, T and U.............................   62
  6.23           FF&E Reserves; Capital Improvements, etc...........   62
  6.24           Delivery of Leases, Licenses, etc..................   62
  6.25           Leases.............................................   62
  6.26           Environmental Matters..............................   62
  6.27           Interest Rate Protection...........................   64
  6.28           O&M Report.........................................   64

ARTICLE VII      EVENTS OF DEFAULT; REMEDIES........................   65
  7.1            Events of Default..................................   65
  7.2            Remedies...........................................   68

ARTICLE VIII     AGENT..............................................   69
  8.1            Appointment........................................   69
  8.2            Powers; General Immunity...........................   70
  8.3            Representations and Warranties; No
                 Responsibility For Appraisal of
                 Creditworthiness...................................   72
  8.4            Right to Indemnity.................................   72


                               TABLE OF CONTENTS
                               -----------------
                                  (continued)

                                                                     Page
                                                                     ----

  8.5            Payee of Note Treated as Owner......................  72
  8.6            Successor Agent.....................................  72
  8.7            Delivery of Documents...............................  73
  8.8            Post-Foreclosure Plan...............................  73

ARTICLE IX       MISCELLANEOUS.......................................  75
  9.1            Assignments and Participations
                 in Loan.............................................  75
  9.2            Expenses............................................  77
  9.3            Indemnity...........................................  78
  9.4            Set Off.............................................  79
  9.5            Amendments and Waivers..............................  79
  9.6            Independence of Covenants...........................  80
  9.7            Time is of the Essence..............................  80
  9.8            Notices.............................................  80
  9.9            Failure or Indulgence Not Waiver; Remedies
                 Cumulative .........................................  81
  9.10           Severability........................................  82
  9.11           Headings............................................  82
  9.12           Applicable Law......................................  82
  9.13           Successors and Assigns; Subsequent Holders of
                 Notes...............................................  83
  9.14           Nonrecourse.........................................  83
  9.15           Authority to File Notices...........................  84
  9.16           Payments Under the Notes............................  84
  9.17           Ratable Sharing.....................................  84
  9.18           Obligations Several; Independent Nature of
                 Lenders' Rights.....................................  85
  9.19           Waiver of Jury Trial................................  85
  9.20           Consent to Jurisdiction and Service of
                 Process.............................................  86
  9.21           No Waiver...........................................  86
  9.22           Incorporation of Exhibits...........................  87
  9.23           Disclaimer by Lenders...............................  87
  9.24           Inconsistencies with Loan Documents.................  87
  9.25           Counterparts........................................  87
  9.26           Attorneys' Fees.....................................  87
  9.27           Interpretation......................................  87
  9.28           Confidentiality.....................................  87
  9.29           Effectiveness.......................................  88


                   SECOND AMENDED AND RESTATED CREDIT AGREEMENT


     THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT is dated as of April 2, 1996, and entered into by and among RED LION INNS OPERATING L.P., a Delaware limited partnership ("Borrower"), having its principal office at 4001 Main Street, Vancouver, Washington, 98663, THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a "Lender" and collectively as "Lenders"), and CANADIAN IMPERIAL BANK OF COMMERCE, acting through its New York agency ("CIBC" or "Agent"), having an office at 425 Lexington Avenue, New York, New York 10017.

                                   RECITALS:

     A. Pursuant to that certain Credit Agreement, dated as of April 6, 1987, as amended by that certain First Amendment to Credit Agreement, dated as of January 1, 1990 (as so amended the "Original Credit Agreement"), by and among Borrower, USNB and CIBC, USNB and CIBC agreed to lend, and Borrower agreed to borrow, a term loan (the "Original Term Loan") in the maximum principal amount of One Hundred Twenty Million Dollars ($120,000,000.00), of which One Hundred Five Million Eight Hundred Seventy Thousand Dollars ($105,870,000) was disbursed to Borrower, and one or more revolving loans (collectively, the "Original Revolving Loan"), in an aggregate principal amount not to exceed Fourteen Million One Hundred Thirty Thousand Dollars ($14,130,000.00) on the terms and conditions and for the purposes set forth therein. The Original Term Loan was evidenced by that certain Secured Promissory Note (Term) dated April 6, 1987 in the original principal amount of One Hundred Twenty Million Dollars ($120,000,000.00), executed by Borrower, as maker, in favor of USNB and CIBC, as holder (the "Original Term Note"). The Original Revolving Loan was evidenced by
(i) that certain Secured Promissory Note (Revolving) dated April 6, 1987, in the original principal amount of Ten Million Dollars ($10,000,000.00), and (ii) that certain Secured Promissory Note (Revolving) dated January 1, 1990, in the original principal amount of Four Million One Hundred Thirty Thousand Dollars ($4,130,000.00), each executed by Borrower, as maker, in favor of USNB and CIBC, as holder (collectively, the "Original Revolving Note").

     B. Pursuant to that Amended and Restated Credit Agreement, dated as of April 14, 1995, as amended by that certain First Amendment to Amended and Restated Credit Agreement, dated as of July 17, 1995 (as so amended the "Amended Credit Agreement"), by and among Borrower, USNB, Wells Fargo Realty Advisors Funding, Incorporated, a Colorado corporation ("Wells Fargo"), The Bank of Tokyo, Ltd., Portland Branch ("BOT") and CIBC Inc., a Delaware corporation ("CIBC Inc."), the Original Credit Agreement was amended and restated. Pursuant to the terms of the Amended Credit Agreement, CIBC Inc., USNB, Wells Fargo and BOT agreed to lend, and Borrower agreed to borrow, a term loan (the "Amended Term Loan") in the maximum principal amount of One Hundred One Million Nine Hundred Eighty Three Thousand Eight Hundred Sixty Dollars ($101,983,860), of which One Hundred One Million Nine Hundred Eighty Three Thousand Eight Hundred Sixty Dollars ($101,983,860) was disbursed to Borrower, and one or more revolving loans (collectively, the "Amended Revolving Loan"), in an aggregate principal amount not to exceed Fourteen Million One Hundred Thirty Thousand Dollars ($14,130,000) on the terms and conditions and for the purposes set forth therein. The Amended Term Loan is evidenced by those certain Secured Promissory Notes (Term) dated April 14, 1995 in the aggregate original principal amount of One Hundred One Million Nine Hundred Eighty Three Thousand Eight Hundred Sixty Dollars ($101,983,860), executed by Borrower, as maker, in favor of each of USNB, Wells Fargo, CIBC Inc. and BOT, as holders (collectively, the "Amended Term Notes"). The Amended Revolving Loan is evidenced by those certain Secured Promissory Notes (Revolving) dated April 14, 1995, in the aggregate original principal amount of Fourteen Million One Hundred Thirty Thousand Dollars ($14,130,000), executed by Borrower, as maker, in favor of each of USNB and CIBC Inc., as holders (collectively, the "Amended Revolving Notes"). The Amended Term Notes evidenced an amendment and restatement of the indebtedness evidenced by the Original Term Note, and the Amended Revolving Notes evidenced an amendment and restatement of the indebtedness evidenced by the Original Revolving Note.

     C. Repayment of the Amended Term Notes and the Amended Revolving Notes and Borrower's performance of its obligations under the Original Credit Agreement and the other Loan Documents (as defined in the Amended Credit Agreement) were secured by those instruments listed in Section 3.7 of the
                                                       -----------
Amended Credit Agreement.

     D. Pursuant to that certain letter agreement dated as of the date hereof by and among USNB, CIBC Inc. and Agent, USNB and CIBC Inc. assigned to Agent all of the rights, duties and obligations of USNB and CIBC Inc., respectively, in connection with the Amended Credit Agreement, and the other Loan Documents (as defined in the Amended Credit Agreement).

     E. The parties hereto wish to amend and restate their respective obligations under the Amended Credit Agreement on the terms, and subject to the conditions, set forth herein. The parties expressly disclaim any intent to effect a novation or an extinguishment or discharge of the Amended Credit Agreement or the Original Credit Agreement or a discharge of any obligations under the Original Term Note, the Amended Term Notes, the Original Revolving Note, the Amended Revolving Notes and the other Loan Documents as a result of entering into this Agreement and the other documents contemplated herein.

     NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     1.1  Certain Defined Terms. The following terms used in this Agreement
          ---------------------
shall have the following meanings:

          "Adjusted LIBOR Rate" means, for any Interest Rate Determination Date with respect to a LIBOR Rate Loan, the rate obtained by dividing (i) the
                                                             --------
     interest rate per annum for deposits in U.S. dollars in an amount approximately equal to the amount of CIBC Inc.'s LIBOR Rate Loan and for a period approximately equal to such Interest Period which appears on page 3750 of the Dow Jones Telerate Screen as of 11:00 a.m. (New York time) on such Interest Rate Determination Date for delivery on the first day of such Interest Period or (b) if such a rate does not appear on page 3750 of the Dow Jones Telerate Screen, the rate of interest equal to the average (rounded upward to the nearest 1/16 of one percent) of the rates per annum at which U.S. dollar deposits in immediately available funds are offered to the Reference Lenders in the interbank eurodollar market as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date for delivery on the first day of such Interest Period, and in an amount approximately equal to the amount of each such Reference Lender's LIBOR Rate Loan and for a period approximately equal to such Interest Period by (ii) a percentage equal to 100% minus the stated maximum
                     --                                 -----
     rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" as defined in Regulation D (or any successor category of liabilities under Regulation D).

          "Affected Lender" has the meaning assigned to that term in Section
                                                                     -------
     3.4.
     ---

          "Affiliate" means (a) with respect to Borrower, RLH, Red Lion and any Person directly or indirectly controlling, controlled by or under common control with RLH or Red Lion, and (b) with respect to any other Person, any other Person directly or indirectly controlling, controlled by or under common control with that Person. For purposes of this definition, the term "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") as applied to any Person shall mean the possession, directly or indirectly, of the power to direct the management and policies of that Person, whether through ownership, by contract or otherwise.

          "Agreement" means this Amended and Restated Credit Agreement dated as of April 2, 1996, as it may be amended from time to time.

          "Amended Credit Agreement" has the meaning given that term in Recital B of this Agreement.

          "Amended Revolving Loan" has the meaning assigned to that term in Recital B of this Agreement.

          "Amended Revolving Note" has the meaning assigned to that term in Recital B of this Agreement.

          "Amended Term Loan" has the meaning assigned to that term in Recital B of this Agreement.

          "Amended Term Note" has the meaning assigned to that term in Recital B of this Agreement.

          "Amendment Documents" has the meaning assigned to that term in Section
                                                                         -------
     2.1(a) of this Agreement.
     ------

          "Assignment and Acceptance" means an Assignment and Acceptance entered into by a Lender and an Eligible Assignee, and accepted by Agent, in substantially the form of Exhibit B annexed hereto.
                               ---------

          "Assignment of Agreements" means a first priority assignment of, and security interest in, all contracts and agreements affecting any Property and, to the extent to which they may be assigned, all other rights, licenses, permits, authorizations, approvals and agreements relating to or required for the use, occupancy or operation of any such Property, including, without limitation, liquor licenses (to the extent permissible under all applicable laws), executed by Borrower and RLH, in its capacity as Manager, as assignor, in favor of Agent, as assignee, as the same may be amended from time to time.

          "Assignment of Management Agreement" means a first priority assignment of the Management Agreement, executed by Borrower as assignor, Agent, as assignee, and RLH as manager, as the same may be amended from time to time.

          "Assignment of Personal Property Leases" means a first priority assignment of, and security interest in, all Personal Property Leases for the Properties, executed by Borrower and RLH, in its capacity as Manager, as assignor, in favor of Agent, as assignee. A separate Assignment of Personal Property Leases has been executed by Borrower and delivered to Agent with respect to each Property and such Assignments shall collectively be referred to herein as the "Assignments of Personal Property Leases".

          "Authorized Representative of Borrower" means the person or persons designated by Borrower to submit a Notice of Borrowing on behalf of Borrower and to take any and all actions on behalf of Borrower under any of the Loan Documents. Until Agent receives written notice to the contrary, the Authorized Representative of Borrower shall be Anupam Narayan, Thomas Martin or Charla Swartz.

          "Base Rate" means, at any time, the higher of (x) the rate of interest most recently established by CIBC in New York City as its reference rate for U.S. dollar loans or (y) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate.

          "Base Rate Loans" means Loans bearing interest at rates determined by reference to the Base Rate as provided in Section 3.2.
                                               -----------

          "Borrower" means Red Lion Inns Operating L.P., a Delaware limited partnership.

          "Borrower's Partnership Agreement" means that certain Amended and Restated Agreement of Limited Partnership of Red Lion Inns Operating L.P. dated as of January 16, 1987 and all modifications and amendments thereto, pursuant to which Borrower has been formed.

          "Business Day" means (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the state(s) of New York and California or is a day on which banking institutions located in such state(s) are authorized or required by law or other governmental action to close, and
     (ii) with respect to all notices, determinations, fundings and payments in connection with the LIBOR Rate or any LIBOR Loan, any day that is a Business Day described in clause (i) above and that is also a LIBOR Business Day.

          "Capital Improvements" means all repairs, replacements, refurbishments or additions to the FF&E and all capital repairs, renovations and improvements.

          "Certificate of Nonforeign Status" means an affidavit, signed under penalty of perjury by the General Partner stating (a) that Borrower is not a "foreign corporation," "foreign partnership," "foreign trust," or "foreign estate," as those terms are defined in the Internal Revenue Code and the regulations promulgated thereunder, (b) Borrower's U.S. employer identification number, and (c) the address of Borrower's principal place of business. Such affidavit shall be consistent with the requirements of the regulations promulgated under Section 1445 of the Internal Revenue Code, and shall otherwise be in form and substance acceptable to Agent.

          "Collateral" means, with respect to any Property, all FF&E, inventory and other items of personal property in which Borrower now or hereafter owns or acquires any interest or right, and which are used or useful in the operation, use or occupancy of the applicable Property; all of Borrower's accounts receivable and cash on hand from the operation of the applicable Property; all of Borrower's documents, instruments, contract rights and general intangibles relating to the use, operation or occupancy of the applicable Property (including, without limitation, to the extent to which they may be assigned, all liquor licenses); the FF&E Reserve; all insurance proceeds from any policies of insurance covering any of the aforesaid; and Condemnation Proceeds.

          "Commitment Amount" means One Hundred Twenty Five Million Dollars ($125,000,000).

          "Commitments" means, collectively, the Revolving Loan Commitment and the Term Loan Commitments.

          "Compliance Certificate" means a certificate substantially in the form attached hereto as Exhibit C delivered to Agent by the President, Chief
                        ---------
     Executive Officer, Chief Financial Officer or Treasurer of the General Partner pursuant to Section 6.2(c).
                         --------------

          "Condemnation Proceeds" means, with respect to any Property, all compensation, awards, damages, rights of action and proceeds awarded to Borrower by reason of the taking of said Property, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation proceeding or in any other manner.

          "Deed of Trust" means any one of the following, and "Deeds of Trust" means all of the following, as each has been modified or amended prior to or as of the date hereof and as may be further amended from time to time:

          (a) Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing (Bellevue Center), dated as of April 6, 1987, executed by Borrower, as grantor, to Title Company, as trustee, for the benefit of CIBC, as Agent, as assignee of USNB and CIBC Inc.;

          (b) Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing (Boise), dated as of April 6, 1987, executed by Borrower, as grantor, to Title Company, as trustee, for the benefit of CIBC, as Agent, as assignee of USNB and CIBC Inc.;

          (c) Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing (Colorado Springs), dated as of April 6, 1987, executed by Borrower, as grantor, to Public Trustee of El Paso County Colorado, as trustee, for the benefit of CIBC, as Agent, as assignee of USNB and CIBC Inc.;

          (d) Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing (Lloyd Center), dated as of April 6, 1987, executed by Borrower, as grantor, to Title Company, as Trustee, for the benefit of CIBC, as Agent, as assignee of USNB and CIBC Inc.;

          (e) Deed of Trust, Assignment of Rents, Security Agreement and Financing Statement (Omaha), dated as of April 6, 1987, executed by Borrower, as grantor, to Security Land Company, as trustee, for the benefit of CIBC, as Agent, as assignee of USNB and CIBC Inc.;

          (f) Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing (Portland Center), dated as of April 6, 1987, executed by Borrower, as grantor, to Title Company, as trustee, for the benefit of CIBC, as Agent, as assignee of USNB and CIBC Inc.;

          (g) Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing (Sacramento I), dated as of April 6, 1987, executed by Borrower, as grantor, to Title Company, as trustee, for the benefit of CIBC, as Agent, as assignee of USNB and CIBC Inc.;

          (h) Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing (Spokane), dated as of April 6, 1987, executed by Borrower, as grantor, to Title Company, as trustee, for the benefit of CIBC, as Agent, as assignee of USNB and CIBC Inc.;

          (i) Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing (Springfield), dated as of April 6, 1987, executed by Borrower, as grantor, to Title Company, as trustee, for the benefit of CIBC, as Agent, as assignee of USNB and CIBC Inc.;

          (j) Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing (Yakima Valley) , dated as of April 6, 1987, executed by Borrower, as grantor, to Title Company, as Trustee, for the benefit of CIBC, as Agent, as assignee of USNB and CIBC Inc.

          "Deed of Trust Amendments" has the meaning given that term in Section
                                                                        -------
     2.1(a) of this Agreement.
     ------

          "EBITDA" means, for any period, the Borrower's and its Subsidiaries' consolidated operating income plus depreciation and amortization, all as determined in accordance with GAAP, and plus Incentive Fees.

          "Effective Date" means the date upon which each of the conditions set forth in Section 2.1 has been satisfied.
              -----------

          "Eligible Assignee" means (A) (i) a commercial bank organized under the laws of the United States or any state thereof; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (x)
                                                           --------
     such bank is acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (iv) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act of 1933, as amended) which extends credit or buys loans as one of its businesses including, but not limited to, insurance companies, mutual funds and lease financing companies, in each case (under clauses (i) through (iv) above) that is reasonably acceptable to Agent and possesses assets, calculated in accordance with GAAP, in excess of Five Hundred Million Dollars ($500,000,000); and (B) any Lender and any Affiliate of any Lender; provided that no Affiliate of Borrower shall be an Eligible Assignee.
     --------

          "Environmental Activities" means the use, generation, transportation, treatment, storage, disposal, holding, existence, release, emission, discharge, processing, manufacturing, abatement, removal, disposition or handling of any Hazardous Materials at any time on, in or under any of the Properties.

          "Environmental Indemnity" means that certain Environmental Indemnity, dated as of January 1, 1990, executed and delivered by Borrower and General Partner, as reaffirmed by the reaffirmation referred to in Section
                                                                -------
     2.1(a)(v) and as the same may hereafter be amended from time to time.
     ---------

          "Environmental Laws" has the meaning given that term in Section 6.26 of this Agreement.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute.

          "ERISA Affiliate", as applied to any Person, means any trade or business (whether or not incorporated) which is a member of a group of which that Person is a member and which is under common control within the meaning of the regulations promulgated under Section 414 of the Internal Revenue Code.

          "Established Release Price" means, with respect to any Property, an amount calculated by multiplying the Commitment Amount times the percentage set forth in the column entitled "Release Percentage" opposite the name of such Property on Exhibit A.

          "Event of Default" means the occurrence of any of the events listed in
     Section 7.1(a) and the expiration of any applicable grace or cure period
     --------------
     provided in Section 7.1(b).
                 --------------

          "Federal Funds Effective Rate" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by CIBC from three Federal funds brokers of recognized standing selected by CIBC.

          "FF&E" means the furniture, furnishings, fixtures, machinery and equipment installed and used in the Properties, including, without limitation, all necessary furniture and furnishings for guest rooms, public areas and non-public areas (such as kitchen, laundry and cleaning facilities, rooms for the use of employees, storage areas, front desk and administrative offices), floor and window coverings, decorative light fixtures and equipment, but excluding, however, the Properties' major mechanical and electrical equipment and systems (for example, the elevators).

          "FF&E Reserve" means an interest bearing account or accounts maintained with a bank or banks acceptable to Agent to pay for the cost of Capital Improvements to the extent required under the Management Agreement. Agent shall have a first priority security interest in all funds deposited into the FF&E Reserve pursuant to the Deeds of Trust.

          "Financial Condition Certificate" means a certificate to be delivered by Borrower to Lenders pursuant to Section 2.1 regarding the financial
                                        -----------
     condition of Borrower which shall be in the form of Exhibit I annexed
                                                         ---------
     hereto.

          "Financing Statement" means each UCC-1 financing statement executed by Borrower as debtor, in favor of Agent, as secured party, and perfecting the security interest in the Collateral, filed in the offices of the secretaries of state in such jurisdictions (and in such other offices for recording or filing such statements) as Agent has required to perfect the security interest or reflect such interest in appropriate public records, as the same may be amended from time to time. Separate Financing Statements have been executed and delivered to Agent for each state in which a Property is located and for the state in which Borrower's principal place of business is located. All such Financing Statements shall collectively be referred to herein as the "Financing Statements."

          "Fixed Charge Coverage Ratio" means the ratio of (a) the Borrower's and its Subsidiaries' four quarter trailing EBITDA less all monies required to be deposited into the FF&E Reserve for such period to (b) the sum of (i) the Borrower's and its Subsidiaries' interest expense (excluding non-cash components) for such four quarter trailing period and (ii) all principal payments required to be made by the Borrower or any of its Subsidiaries (whether or not such payments are actually made) for such four quarter trailing period exclusive of mandatory prepayments of Loans from the Net Proceeds of Permitted Asset Sales.

          "Fixture Filing" means each fixture filing, executed by Borrower as debtor, in favor of CIBC, as Agent, as secured party, and filed in the official records of any county in which a Property is located, as the same may be amended from time to time. A separate Fixture Filing has been executed and delivered with respect to each Property. All such Fixture Filings shall collectively be referred to herein as the "Fixture Filings."

          "FNBO" has the meaning assigned to that term in Section 2.1(a).
                                                          --------------

          "Funding Date" means the date of funding of a Loan.

          "GAAP" means generally accepted accounting principles in the United States as in effect from time to time.

          "General Partner" means Red Lion Properties, Inc., a Delaware corporation.

          "General Partner Subordination Agreement" means the Subordination Agreement of even date herewith executed by Borrower and General Partner, as the same may be amended from time to time.

          "Ground Lease" means, with respect to those Properties located on land leased in whole or in part from third parties, the long-term ground lease (including all modifications, consolidations, restatements, novations, and supplements thereto) pursuant to which Borrower leases such land.

          "Ground Lease Amendments" means, with respect to those Properties subject to a Ground Lease, an agreement executed by the respective ground lessors thereunder, Borrower and Agent relating to, among other things, mortgagee protection provisions.

          "Hazardous Materials" means any of the equipment, chemicals, materials or substances described in subsections (a) through (d) of Section 5.17.
                                                               ------------

          "Hedging Obligations" means all liabilities of Borrower under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect Borrower against fluctuations in interest rates.

          "Improvements" means, with respect to any Property, the buildings, parking facilities and related on-site and off-site improvements, including, without limitation, landscaping, curbs and underground utilities comprising the respective Property.

          "Incentive Fee" has the meaning given such term in the Management Agreement.

          "Indebtedness", as applied to any Person, means (a) all indebtedness for borrowed money, (b) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, and (c) any obligation owed for all or any part of the deferred purchase price of personal property or services which purchase price is
     (i) due more than six (6) months from the date of incurrence of the obligation in respect thereof, or (ii) evidenced by a note or similar written instrument; provided, however, in no event shall Indebtedness
                         --------  -------
     include intercompany obligations from Borrower to RLH, to Red Lion or to General Partner.

          "Interest Payment Date" means (a) with respect to any Base Rate Loan, the first Business Day of each month, and (b) with respect to any LIBOR Rate Loan, the last day of each Interest Period applicable to such Loan; provided that in the case of each Interest Period of more than three
     --------
     months, "Interest Payment Date" shall also include the date that is three months after the commencement of such Interest Period.

          "Interest Period" has the meaning assigned to that term in Section
                                                                     -------
     3.2(b).
     ------

          "Interest Rate Determination Date" means each date for calculating the Adjusted LIBOR Rate for purposes of determining the interest rate in respect of an Interest Period. The Interest Rate Determination Date shall be the second Business Day prior to the first day of the related Interest Period for a LIBOR Rate Loan.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

          "Legal Action" has the meaning given such term in Section 5.5.
                                                            -----------

          "Lender" and "Lenders" means the persons identified as "Lenders" and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to Section 9.1 and shall include,
                                                  -----------
     for purposes of Section 3.6 and the Loan Documents described
                     -----------
     therein, any Affiliate of a Lender that is a party to an interest rate hedging agreement described in Section 6.27.
                                    ------------

          "LIBOR Business Day" means any Business Day on which dealings in U.S. dollars are carried on in the London eurodollar interbank market.

          "LIBOR Rate Loans" means Loans bearing interest at rates determined by reference to the Adjusted LIBOR Rate as provided in Section 3.2.
                                                         -----------

          "Loan" or "Loans" means one or more of the Term Loans or Revolving Loans or any combination thereof.

          "Loan Documents" means this Agreement, the Notes, the Assignment of Management Agreement, the General Partner Subordination Agreement, the Red Lion Subordination Agreement, the RLH Subordination Agreements, the Deeds of Trusts, the Assignments of Agreements, the Assignments of Personal Property Leases, the Financing Statements, the Fixture Filings, the Financial Condition Certificate, the fee letters referred to in Section
                                                                     -------
     2.1(n) and the Certificates of Nonforeign Status, as the same may be
     ------
     amended from time to time.

          "Major Personal Property Leases" means, with respect to any Property, all Personal Property Leases having, on an individual basis, an annual amount of rental or other payments in excess of One Hundred Thousand Dollars ($100,000).

          "Management Agreement" means the Management Agreement dated April 7, 1987 between RLH, as assignee of RL, and Borrower, providing for the management of the Properties, as the same may be amended from time to time.

          "Manager" means a manager and operator of the Properties reasonably acceptable to Agent.

          "Margin Stock" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

          "Maturity Date" means March 31, 1999.

          "Multiemployer Plan" means a "multiemployer plan" as defined in
     Section 4001(a)(3) of ERISA which is maintained for employees of Borrower or any ERISA Affiliate of Borrower.

          "Net Proceeds" means, with respect to any Permitted Asset Sale, the gross cash proceeds received by or for the account of Borrower minus
                                                                    -----
     (i) transfer taxes paid or payable as a result of such sale and (ii) broker's commissions, other professional fees and expenses and other transactional expenses relating to such sale that are payable by Borrower to Persons that are not Affiliates of Borrower, plus any promissory note
                                                     ----
     received by Borrower from the buyer in connection therewith.

          "Notes" means the Revolving Notes and the Term Notes.

          "Notice of Borrowing" means a notice substantially in the form of Exhibit D annexed hereto delivered by Borrower to Agent pursuant to Section
     ---------                                                           -------
     3.1 with respect to a proposed borrowing.
     ---

          "Notice of Conversion/Continuation" means a notice substantially in the form of Exhibit E annexed hereto delivered by Borrower to Agent
                 ---------
     pursuant to Section 3.2(d) with respect to a proposed conversion or
                 --------------
     continuation of the applicable basis for determining the interest rate with respect to the Loans specified therein.

          "O&M Report" means that certain Operations and Maintenance Plan prepared by Certified Engineering & Testing Co., Inc., and all amendments, modifications, supplements and addenda thereto.

          "Obligations" means all obligations of every nature of Borrower from time to time owed to Agent or any Lender under the Loan Documents, whether for principal, interest, fees, expenses, indemnification or otherwise.

          "Original Credit Agreement" has the meaning given that term in Recital A of this Agreement.

          "Original Revolving Loan" has the meaning assigned to that term in Recital A of this Agreement.

          "Original Revolving Note" has the meaning assigned to that term in Recital A of this Agreement.

          "Original Term Loan" has the meaning assigned to that term in Recital A of this Agreement.

          "Original Term Note" has the meaning assigned to that term in Recital A of this Agreement.

          "Pension Plan" means any employee plan which is subject to the provisions of Title IV of ERISA and which is maintained for employees of Borrower or any ERISA Affiliate of Borrower, other than a Multiemployer Plan.

          "Permitted Asset Sales" means the sale of up to two of the following
     Properties:  Bellevue Center Red Lion, Spokane Red Lion Inn,
     Springfield/Eugene Red Lion Inn, and Yakima Valley Red Lion in accordance with the provisions of Article IV hereof.

          "Permitted Indebtedness" means (i) intercompany obligations owing by Borrower to RLH, General Partner and Red Lion, (ii) obligations owing by Borrower under operating leases and capital leases for personal property,
     (iii) other Indebtedness incurred by Borrower in the ordinary course of business and otherwise permitted by the terms of this Agreement, provided the sum of such other Indebtedness and the aggregate outstanding principal amount of the Revolving Loans does not exceed at any time Ten Million Dollars ($10,000,000), and (iv) Hedging Obligations described in Section 6.27.

          "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

          "Personal Property Leases" means, with respect to any Property, all leases, service agreements or other agreements for or relating to any items of personal property used or to be used in connection with the use, occupancy or operation of said Property, as the same may be amended from time to time.

          "Potential Bankruptcy Default" means the occurrence of any event described in subsection 7.1(a)(iv), 7.1(a)(v) or 7.1(a)(vi).

          "Potential Event of Default" means a condition or event which, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

          "Preliminary Title Report" means, with respect to any Property, a preliminary title report issued by the Title Company covering the applicable Property and showing all exceptions to title, together with all underlying documents relating thereto.

          "Properties" means the hotel properties listed on Exhibit A, excluding those Properties that have been the subject of a Permitted Asset Sale.

          "Property" means any one of the Properties.

          "Pro Rata Share" means, with respect to each Lender, the percentage obtained by dividing (x) the sum of the Term Loan Exposure of that Lender
                 --------
     plus the Revolving Loan Exposure of that Lender by (y) the sum of the
     ----
     aggregate Term Loan Exposure of all Lenders plus the aggregate Revolving
                                                 ----
     Loan Exposure of all Lenders, as such percentage may be adjusted by assignments permitted pursuant to Section 9.1. The initial Pro Rata Share
                                       -----------
     of each Lender and the initial Pro Rata Share of each Lender for each type of Commitment is set forth opposite the name of that Lender in Exhibit F
                                                                    ---------
     annexed hereto.

          "Pro Rata Share (Revolver)" means the amount of each Lender's pro rata share of Revolving Loans as set forth opposite its name on Exhibit F
                                                                ---------
     annexed hereto, as amended from time to time.

          "Pro Rata Share (Term)" means the amount of each Lender's pro rata share of the Term Loan as set forth opposite its name on Exhibit F annexed
                                                              ---------
     hereto, as amended from time to time.

          "Reappraised Value" means, with respect to each Property, the appraised value of such Property as established by the appraisal prepared by Hospitality Valuation Services referred to in Section 2.1(h).
                                                      --------------

          "Red Lion" means Red Lion Inns Limited Partnership, a Delaware limited partnership.

          "Red Lion Subordination Agreement" means the Subordination Agreement of even date herewith executed by Borrower and Red Lion, as the same may be amended from time to time.

          "Reference Lenders" means CIBC Inc., Credit Lyonnais and Wells Fargo Bank.

          "Requisite Lenders" means Lenders having or holding 66 2/3 % or more of the sum of the aggregate Term Loan Exposure of all Lenders plus the
                                                                        ----
     aggregate Revolving Loan Commitments of all Lenders.

          "Revolving Loan Commitment" or "Revolving Loan Commitments" means the commitment or commitments of a Lender or Lenders to make Revolving Loans as set forth in Section 3.1(a)(ii).
                                                        ------------------

          "Revolving Loan Exposure" means, with respect to any Lender as of any date of determination (i) prior to the termination of the Revolving Loan Commitments, that Lender's Revolving Loan Commitment and (ii) after the termination of the Revolving Loan Commitments, the aggregate outstanding principal amount of the Revolving Loans of that Lender.

          "Revolving Loans" means the Loans made by Lenders to Borrower pursuant to Section 3.1(a)(ii).
        ------------------

          "Revolving Notes" means the promissory notes of Borrower issued pursuant to Section 2.1, substantially in the form of Exhibit G annexed
                 -----------                               ---------
     hereto, as they may be amended, supplemented or otherwise modified from time to time, which promissory notes evidence a portion of the Indebtedness that is evidenced by the Original Revolving Note.

          "RL" means Red Lion, a California limited partnership (formerly known as RL Acquisition Company, a California limited partnership).

          "RLH" means Red Lion Hotels, Inc., a Delaware corporation.

          "RLH Subordination Agreements" means, collectively, each Subordination Agreement executed by Borrower and RLH, as the same may be amended from time to time.

          "Set Aside Amount" means the amount of the Revolving Loan Commitments, if any, specifically designated by Borrower for the payment of the cost of repair and restoration of one or more of the Properties pursuant to Sections 1.05 and 1.14 of the Deeds of Trust.
     -------------     ----

          "Standby Fee" has the meaning assigned to that term in Section 3.8.
                                                                 -----------

          "Subsidiary" means, with respect to any Person, any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

          "Tax" or "Taxes" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided that "Tax on the overall net income" of a Person
                  --------
     shall be construed as a reference to a tax imposed by the jurisdiction in which that Person's principal office (and/or, in the case of a Lender, its lending office) is located on all or part of the net income, profits or gains of that Person (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise).

          "Tenants" means, with respect to any Property, all persons or entities occupying space in the Improvements.

          "Tenant Lease" means, with respect to any Property, a lease of, or other occupancy agreement with respect to, space in the Improvements.

          "Term Loan Commitment" or "Term Loan Commitments" means the commitment or commitments of a Lender or Lenders to make or maintain Term Loans as set forth in Section 3.1(a)(i).
              -----------------

          "Term Loan Exposure" means, with respect to any Lender, the outstanding principal amount of the Term Loans of that Lender.

          "Term Loans" means the Loans made or maintained by Lenders to Borrower pursuant to Section 3.3(a)(i).
                 -----------------

          "Term Notes" means the promissory notes of Borrower issued pursuant to
     Section 2.1, substantially in the form of Exhibit H annexed hereto, as they
     -----------                               ---------
     may be amended, supplemented or otherwise modified from time to time, which promissory notes evidence the same Indebtedness that is evidenced by the Original Term Note.

          "Termination Date" means April 14, 1996.

          "Termination Event" means (a) "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder (other than a "Reportable Event" not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation under such regulations), or (b) the withdrawal of Borrower or any of its ERISA Affiliates from a Pension Plan during a plan year in which it was a "substantial employer" as defined in
     Section 4001(a)(2) of ERISA, or (c) the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate a Pension Plan by the Pension Benefit Guaranty Corporation, or (e) any other event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan.

          "Title Company" means First American Title Insurance Company or any other title insurance company satisfactory to Agent.

          "Title Insurance Policy" means, with respect to any Property, the title insurance policy issued by the Title Company in connection with the closing of the transactions contemplated by the Original Credit Agreement, together with all endorsements thereto, including the endorsements referred to in Section 2.1, insuring that Borrower owns fee simple title (or the
           -----------
     leasehold estate, if applicable) to the Property and that the Deed of Trust is a valid first lien thereon.

          "Transfer" means (a) the sale, transfer, conveyance, hypothecation (except as permitted by Section 6.7(b) hereof or Section 6.04(b) of the
                             --------------           ---------------
     Deeds of Trust) or encumbrance of any Property or any portion thereof, whether voluntary, involuntary, by operation of law or otherwise, to any Person; or (b) the execution of any contracts (or similar instrument) to convey all or a portion of any Property to any Person; (c) the lease of all or substantially all of any Property to any Person; excepting, however, the leasing of rooms, suites, public facilities or other rentable area in the ordinary course of business; (d) the execution of any contracts (or any similar instrument) to convey all or a portion of any Property to any Person, or the lease of all or substantially all of any Property to any Person; (e) the transfer, assignment, conveyance, hypothecation or encumbrance, whether voluntary, involuntary, by operation of law or otherwise, of any general partnership interest in Borrower to any Person (other than an Affiliate); or (f) the transfer, assignment, conveyance, hypothecation or encumbrance, whether voluntary, involuntary, by operation of law or otherwise, of any stock in the General Partner to any Person (other than an Affiliate).

          "Unfunded Liabilities" means, with respect to any Pension Plan, the excess of the actuarial present value of the Pension Plan's benefit commitments over the current value of the Pension Plan's assets allocable to such vested benefits. The terms "actuarial present value" and "benefit commitments" have the meaning specified in Section 4062(b)(1)(A) of ERISA.

          "Uniform System" means the Uniform System of Accounts for Hotels, Seventh Revised Edition, 1977, as published by the Hotel Association of New York City, Inc., and as revised from time to time.

          "USNB" means United States National Bank of Oregon, a national banking association.


                                   ARTICLE II

                            CONDITIONS TO AGREEMENT
                            -----------------------

     2.1  Conditions Precedent.  This Agreement and the rights, duties,
          --------------------
obligations and agreements of the parties hereunder, shall be of no force or effect unless the following conditions have been satisfied on or before the Termination Date:

          (a) Borrower shall execute, acknowledge, where necessary, and deliver (or cause to be executed, acknowledged, where necessary, and delivered), all in form and content satisfactory to Lenders, the following documents (collectively, the "Amendment Documents"):

                  (i)  this Agreement;

                  (ii)  the Revolving Notes;

                  (iii)  the Term Notes;

                  (iv) an amendment to each of the Deeds of Trust, as required by Lenders, in recordable form, providing among other things, that each such Deed of Trust shall secure Borrower's obligations under this Agreement, the Term Notes, the Revolving Notes and other Loan Documents, as modified as of the date hereof (collectively, the "Deed of Trust Amendments");

                  (v) an Amended and Restated Environmental Indemnity, executed by Borrower and General Partner;

                  (vi) an Amended and Restated Assignment of Agreements, executed by RLH (as assignee of RL), Borrower and Agent;

                  (vii) an Amended and Restated Assignment of Personal Property Leases, executed by RLH (as assignee of RL), Borrower and Agent;

                  (viii) an Amended and Restated Assignment of Management Agreement, executed by Borrower, RLH (as assigned of RL) and Agent;

                  (ix) a RLH Subordination Agreement, executed by RLH and Borrower, providing for the subordination of all amounts owed to RLH by Borrower;

                  (x) the General Partner Subordination Agreement, executed by General Partner and Borrower, providing for the subordination of all amounts owed to General Partner by Borrower;

                  (xi) the Red Lion Subordination Agreement, executed by Red Lion and Borrower, providing for the subordination of all amounts owed to Red Lion by Borrower;

                  (xii) a Consent and Acknowledgement executed by First National Bank of Omaha ("FNBO"), in recordable form, under the terms of which FNBO shall, among other things, consent to the Deed of Trust Amendment relating to that certain Deed of Trust recorded April 13, 1987, in Book 3081, Page 313 of the Official Records of Douglas County, State of Nebraska; and

                  (xiii) such other documentation as any Lender may reasonably require.

          (b) Opinion of Borrower's Counsel. Agent and Lenders shall receive a favorable opinion from Borrower's counsel with respect to the following:

                  (i) Borrower is a duly organized and validly existing limited partnership under the laws of the State of Delaware;

                  (ii) Each partnership or corporation which is a general partner of Borrower is duly organized, validly existing and in good standing under the laws of the State of its formation, is in good standing and is qualified to do business in all jurisdictions in which the character of property it owns or the nature of its business makes such qualification necessary; has the authority to enter into and perform the Partnership Agreement; and has taken all steps necessary to authorize it to enter into and perform the Partnership Agreement (including, in the case of a corporation, any necessary by-law or resolution of its board of directors);

                  (iii) Borrower has the power and authority to execute and deliver, and perform its obligations under, the Loan Documents, as amended, restated or otherwise modified by the Amendment Documents, and all necessary actions have been taken so that the Loan Documents, as amended and restated or otherwise modified by the Amendment Documents, are valid, binding and enforceable upon Borrower in accordance with their terms, except as such enforcement is affected by bankruptcy, insolvency, moratorium, or other laws affecting creditors' rights generally;

                  (iv) The Loan Documents, as amended and restated or otherwise modified by the Amendment Documents, do not violate the Partnership Agreement or violate in any material respect any law, or to such counsel's actual knowledge, based upon reasonable inquiry of Borrower and each Person which is a general partner of Borrower, any other material agreement or court order to which Borrower or any of Borrower's general partners is a party or by which it or they are bound, including, but not limited to, any disclosure requirements under the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder;

                  (v) To such counsel's actual knowledge, based upon reasonable inquiry of Borrower and each Person which is a general partner of Borrower, there is no action, suit or proceeding pending or threatened against or affecting Borrower, any of Borrower's general partners or any Property (or any material portion thereof) in any court of law or in equity, or before or by any instrumentality which involves or is reasonably expected to involve a money claim in excess of $500,000;

                  (vi) The amounts received or to be received by Lenders under the Term Notes, the Revolving Notes or any other Loan Documents, as amended and restated or otherwise modified by the Amendment Documents, will not constitute usurious or otherwise unlawful interest; and

                  (vii) Such other matters as any Lender may reasonably require.

          (c) Partnership Documents. Lenders shall receive and approve any partnership agreements, fictitious business name statements and statements of partnership or certificates of limited partnership, as applicable, and any amendments thereto, creating Borrower and each general partner of Borrower that is a partnership, certified as true, complete and correct by the general partners of each such partnership.

          (d) Corporate Authorizations. For any general partner of Borrower that is a corporation, Lenders shall receive and approve such corporation's articles, bylaws and good standing certificates and duly certified resolutions from the board of directors of such partner evidencing approval of this Agreement and the other Amendment Documents and the transactions contemplated hereby and thereby, authorization to execute the Amendment Documents, and indicating the officers of such corporation who are authorized to sign the Amendment Documents, together with duly certified incumbency certificates with the specimen signatures of such officers.

          (e) Endorsements to Title Policies. Lenders shall receive and approve such endorsements to its Title Policies as may be required by Agent insuring the continued priority and validity of the lien of each Deed of Trust against the subject Property, notwithstanding this Agreement or the amendment to such Deed of Trust.

          (f) Uniform Commercial Code Search. Lenders shall receive an updated search of the records of the filing offices of the secretaries of state of each state and county in which a Property is situated, as well as all other states and counties as may be required by Agent, showing all financing statements filed against Borrower, Borrower's general partner(s) or the Properties.

          (g) Estoppel Certificates and Third Party Consents. Lenders shall receive and approve estoppel certificates and third party consents from such parties as any Lender may reasonably require including, without limitation, (i) an estoppel certificate from RLH with respect to Borrower's obligations under the Management Agreement and to the operation and management by RLH of the Properties, and (ii) consents or estoppel certificates from ground lessors.

          (h) Value of Properties.  Lenders shall have determined, based upon
     (i) appraisals in form and substance satisfactory to Lenders by Hospitality Valuation Services, Inc., (ii) all regulatory requirements applicable to Agent and each Lender, including, without limitation, Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (12 U.S.C. 3331 et. seq.), and (iii) the internal procedures and regulations of Agent and each Lender relating to the valuation of real estate collateral, that the sum of the Term Loan Commitments and Revolving Loan Commitments does not exceed sixty percent (60%) of the value of the Properties.

          (i) Events of Default. No Event of Default or potential Event of Default shall have occurred and be continuing.

          (j) Material Adverse Change. Since December 31, 1994, no material adverse change (as reasonably determined by Lenders in good faith) shall have occurred in the financial condition, business, operations or prospects of Borrower or General Partner.

          (k) Financial Condition Certificate. Lenders shall have received an executed Financial Condition Certificate.

          (l) No Injunction. No injunction or restraining order shall have been issued with respect to this Agreement or the transactions contemplated herein.

          (m) Compliance with Loan Documents. Lenders shall have received from Borrower adequate assurance or, if Borrower cannot provide such assurance, Lenders shall have confirmed that Borrower is in compliance with its obligations under the Loan Documents and the Environmental Indemnity.

          (n) Fee Letters. Borrower shall have paid to Agent all fees and expenses described in the fee letters from Borrower to Agent.

          (o) Environmental Reports. Agent shall have received all written materials relating to compliance with Environmental Laws, including, without limitation, environmental reports from Dames & Moore and correspondence with environmental authorities.

     2.2  Conditions to All Loans.  The obligations of Lenders to make Loans on
          -----------------------
each Funding Date are subject to the following further conditions precedent:

          (a) Agent shall have received before that Funding Date, in accordance with the provisions of Section 3.1(b), an originally executed Notice of
                            --------------
     Borrowing, in each case signed by an Authorized Representative of Borrower in a writing delivered to Agent.

          (b)  As of that Funding Date:

                  (i) The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date;

                  (ii) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default;

                  (iii) Borrower shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before that Funding Date;

                  (iv) No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain any Lender from making the Loans to be made by it on that Funding Date;

                  (v) The making of the Loans requested on such Funding Date shall not violate any law including, without limitation, Regulation G, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System; and

                  (vi) There shall not be pending or, to the knowledge of Borrower, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting Borrower or any property of Borrower that has not been disclosed by Borrower in writing prior to the making of the last preceding Loans, and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, that, in either event, in the reasonable opinion of Agent or of Requisite Lenders, would be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise) or prospects of Borrower or the ability of Borrower to perform, or of Agent or Lenders to enforce, the Obligations; and no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the making of Loans hereunder.


                                  ARTICLE III

                           AMOUNTS AND TERMS OF LOANS
                           --------------------------

     3.1  Commitments; Loans.
          ------------------

          (a) Commitments. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower herein set forth, each Lender hereby severally agrees to make and/or maintain the Loans described in this Section 3.1(a).
                                                 --------------

                  (i) Term Loans.  The parties hereto hereby acknowledge and
                      ----------
          agree that, as of the Effective Date, each Lender has advanced, or will advance, to Borrower an amount equal to its Pro Rata Share (Term) of the Term Loans. The amount of each Lender's Pro Rata Share (Term) of the Term Loans is set forth opposite its name on Exhibit F annexed
                                                              ---------
          hereto, and the interest of each Lender in the Term Loans is, to the extent necessary, hereby reallocated to reflect such Lender's Pro Rata Share (Term) of the Term Loans. In the event that as of the Effective Date the amount advanced by any Lender with respect to the Term Loans is less than such Lender's Pro Rata Share (Term) of the outstanding principal balance of the Term Loans, such Lender shall promptly pay to Agent an amount equal to the amount of such deficiency. Any amount received by Agent pursuant to the preceding sentence shall be distributed to one or more Lenders which have advanced amounts with respect to the Term Loans in excess of such Lenders' Pro Rata Share
          (Term) of the Term Loans.

                  (ii) Revolving Loans.  Each Lender severally agrees, subject
                       ---------------
          to the limitations set forth below with respect to the maximum amount of Revolving Loans permitted to be outstanding from time to time, to maintain or to lend to Borrower from time to time during the period from the Effective Date to but excluding the Maturity Date an aggregate amount not exceeding its Pro Rata Share (Revolver) of the aggregate Revolving Loan Commitments to be used for the purposes identified in Section 3.9. Each Lender's commitment to make Revolving
                        -----------
          Loans to Borrower pursuant to this Section 3.1(a)(ii) is herein called
                                             ------------------
          its "Revolving Loan Commitment" and such commitments of all Lenders in the aggregate are herein called the

          "Revolving Loan Commitments." The amount of each Lender's Revolving Loan Commitment is set forth opposite its name on Exhibit F annexed
                                                            ---------
          hereto, and the interest of each Lender in the Revolving Loan Commitments is, to the extent necessary, hereby reallocated to reflect such amount. In the event that as of the date hereof, the amount advanced by any Lender with respect to the Revolving Loans is less than such Lender's Pro Rata Share (Revolver) of the outstanding principal balance of the Revolving Loans, such Lender shall promptly pay to Agent an amount equal to the amount of such deficiency. Any amount received by Agent pursuant to the preceding sentence shall be distributed to one or more Lenders which have advanced amounts with respect to the Revolving Loans in excess of such Lender's Pro Rata Share (Revolver) of the Revolving Loans. The aggregate original amount of the Revolving Loan Commitments is $5,000,000; provided that the amount of the Revolving Loan Commitments shall be reduced from time to time by the amount of any reductions thereto made pursuant to Sections 3.3(a)(ii) and 3.3(a)(iii). Each Lender's Revolving Loan
          -------------------     -----------
          Commitment shall expire on the Maturity Date, and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Loan Commitments shall be paid in full no later than that date. Amounts borrowed under this Section 3.1(a)(ii)
                                                             ------------------
          may be repaid and reborrowed to but excluding the Maturity Date.

          (b) Borrowing Mechanics. Revolving Loans made on any Funding Date shall be in an aggregate minimum amount of $100,000 and integral multiples of $100,000 in excess of that amount; provided that Revolving Loans made on
                                           --------
     any Funding Date as LIBOR Rate Loans with a particular Interest Period shall be in an aggregate minimum amount of $500,000 and integral multiples of $500,000 in excess of that amount. Whenever Borrower desires that Lenders make Revolving Loans it shall deliver to Agent a Notice of Borrowing no later than 1:00 P.M. (New York, New York time) at least three Business Days in advance of the proposed Funding Date (in the case of a LIBOR Rate Loan), or by 1:00 P.M. (New York, New York time) on the proposed Funding Date (in the case of a Base Rate Loan). The Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business
     Day), (ii) the amount and type of Loans requested, (iii) whether such Loans shall be Base Rate Loans or LIBOR Rate Loans, and (iv) in the case of any Loans requested to be made as LIBOR Rate Loans, the initial Interest Period requested therefor. Term Loans and Revolving Loans may be continued as or converted into Base Rate Loans and LIBOR

     Rate Loans in the manner provided in Section 3.2(d).  In lieu of delivering
                                          --------------
     the above-described Notice of Borrowing, Borrower may give Agent telephonic notice by the required time of any proposed borrowing under this Section
                                                                      -------
     3.1(b); provided that such notice shall be promptly confirmed in writing by
     ------  --------
     delivery of a Notice of Borrowing to Agent on the same day such notice is delivered.

          Neither Agent nor any Lender shall incur any liability to Borrower in acting upon any telephonic notice referred to above that Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Borrower or for otherwise acting in good faith under this Section 3.1(b), and upon funding of Loans by Lenders in
                      --------------
     accordance with this Agreement pursuant to any such telephonic notice Borrower shall have effected Loans hereunder.

          A Notice of Borrowing for a LIBOR Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Borrower shall be bound to make a borrowing in accordance therewith.

          (c) Disbursement of Funds. All Loans under this Agreement shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares of the Commitments for the particular type of Loans requested, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a Loan requested hereunder, nor shall the Commitment of any Lender to make the particular type of Loan requested be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make a Loan requested hereunder. Promptly after receipt by Agent of a Notice of Borrowing pursuant to Section 3.1(b) (or telephonic notice in lieu
                           --------------
     thereof), Agent shall notify each Lender of the proposed borrowing no later than 2:00 P.M. (New York, New York time) on the date of such receipt. Each Lender shall make the amount of its Loan available to Agent, in same day funds, at the office of Agent located at 425 Lexington Avenue, New York, New York 10017, not later than 12:00 Noon (New York, New York time) on the applicable Funding Date. Upon satisfaction or waiver of the conditions precedent specified in this Agreement, Agent shall make the proceeds of such Loans available to Borrower on the applicable Funding Date by causing an amount of same day funds equal to the proceeds of all such Loans received by Agent from Lenders to be credited to the account of Borrower at the office of Agent specified in the preceding sentence.

          Unless Agent shall have been notified by any Lender prior to the Funding Date for any Loans that such Lender does not intend to make available to Agent the amount of such Lender's Loan requested on such Funding Date, Agent may assume that such Lender has made such amount available to Agent on such Funding Date and Agent may, in its sole discretion, but shall not be obligated to, make available to Borrower a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to Agent by such Lender, Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Agent, at the Federal Funds Effective Rate for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Agent's demand therefor, Agent shall promptly notify Borrower and Borrower shall immediately pay such corresponding amount to Agent together with interest thereon, for each day from such Funding Date until the date such amount is paid to Agent, at the rate payable under this Agreement for Base Rate Loans. Nothing in this
     Section 3.1(c) shall be deemed to relieve any Lender from its obligation to
     --------------
     fulfill its Commitments hereunder or to prejudice any rights that Borrower may have against any Lender as a result of any default by such Lender hereunder.

          (d) Notes. Borrower shall execute and deliver (i) to each Lender on the Effective Date a Term Note substantially in the form of Exhibit H
                                                                 ---------
     annexed hereto to evidence that Lender's Term Loan, in the principal amount of that Lender's Term Loan Commitment and with other appropriate insertions, and (ii) to CIBC Inc. a Revolving Note substantially in the form of Exhibit G annexed hereto to evidence that Lender's Revolving Loans,
             ---------
     in the principal amount of that Lender's Revolving Loan Commitment and with other appropriate insertions.

          (e) Scheduled Payments of Term Loans. Borrower shall make principal payments on the Term Loans in installments on the dates and in the amounts set forth below:


                                            Scheduled Repayment
          Date                                 of Term Loans
          ----                              -------------------

     June 30, 1996                              $500,000.00
     September 30, 1996                         $500,000.00
     December 31, 1996                          $500,000.00
     March 31, 1997                             $500,000.00
     June 30, 1997                              $625,000.00
     September 30, 1997                         $625,000.00



     December 31, 1997                          $625,000.00
     March 31, 1998                             $625,000.00
     June 30, 1998                              $875,000.00
     September 30, 1998                         $875,000.00
     December 31, 1998                          $875,000.00
     March 31, 1999        Any remaining Principal Balance;

     provided that the scheduled installments of principal of the Term Loans set
     --------
     forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Term Loans in accordance with Sections 3.3(a)(iv) and
                                                      -----------------------
     (v).
     ---

          (f) Reaffirmation of Obligations. Borrower reaffirms all of its obligations under the Loan Documents and the Environmental Indemnity, and Borrower acknowledges that it has no claims, offsets or defenses with respect to the payment of any sum due under any Note, any other Loan Document or the Environmental Indemnity.

     3.2  Interest on the Loans.
          ---------------------

          (a) Rate of Interest.  Subject to the provisions of Sections 3.4 and
                                                              ------------
     3.5, each Term Loan and each Revolving Loan shall bear interest on the
     ---
     unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or the Adjusted LIBOR Rate, as the case may be. The basis for determining the interest rate with respect to any Loan may be changed from time to time pursuant to Section 3.2(d). If on any day a Loan is
                                   --------------
     outstanding with respect to which notice has not been delivered to Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Base Rate.

          Subject to the provisions of Sections 3.2(e) and 3.5, the Loans shall
                                       ---------------     ---
     bear interest through maturity as follows:

                  (i) if a Base Rate Loan, then at the sum of the Base Rate plus
                                                                            ----
          1.25% per annum; or

                  (ii) if a LIBOR Rate Loan, then at the sum of the Adjusted LIBOR Rate plus 2.25% per annum.
                     ----

          (b) Interest Periods. In connection with each LIBOR Rate Loan, Borrower may, pursuant to the applicable Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, select an interest period (each an "Interest Period") to be applicable to such Loan, which Interest

    Period shall be, at Borrower's option, either a one, two, three or six month period; provided that:
            --------

                  (i) the initial Interest Period for any LIBOR Rate Loan shall commence on the Funding Date of such Loan, in the case of a Loan initially made as a LIBOR Rate Loan, or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Loan converted to a LIBOR Rate Loan;

                  (ii) in the case of immediately successive Interest Periods applicable to a LIBOR Rate Loan continued as such pursuant to a Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

                  (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period
                                        --------
          would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                  (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this Section 3.2(b), end on
                                                       --------------
          the last Business Day of a calendar month;

                  (v) no Interest Period with respect to any Loan shall extend beyond the Maturity Date;

                  (vi) no Interest Period shall extend beyond a date on which Borrower is required to make a scheduled payment of principal of the Term Loans unless the aggregate principal amount of Term Loans that are Base Rate Loans plus the aggregate principal amount of Term Loans
                              ----
          that are LIBOR Rate Loans with Interest Periods expiring on or before such date equals or exceeds the principal amount required to be paid on the Term Loans on such date;

                  (vii) there shall be no more than six (6) Interest Periods relating to LIBOR Rate Loans outstanding at any time; and

                  (viii) in the event Borrower fails to specify an Interest Period for any LIBOR Rate Loan in the applicable Notice of Borrowing or Notice of Conversion/Continuation, Borrower shall be deemed to have selected an Interest Period of one month.

          (c) Interest Payments.  Subject to the provisions of Section 3.2(e),
                                                               --------------
     interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity).

          (d) Conversion or Continuation.  Subject to the provisions of Section
                                                                        -------
     3.3, Borrower shall have the option (i) to convert at any time all or any
     ---
     part of its outstanding Term Loans or Revolving Loans equal to $500,000 and integral multiples of $500,000 in excess of that amount from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis or (ii) upon the expiration of any Interest Period applicable to a LIBOR Rate Loan, to continue all or any portion of such Loan equal to $500,000 and integral multiples of $500,000 in excess of that amount as a LIBOR Rate Loan, as the case may be; provided, however, that a LIBOR Rate Loan may only be
                  --------  -------
     converted into a Loan bearing interest at a rate determined by reference to an alternative basis on the expiration date of an Interest Period applicable thereto.

          Borrower shall deliver a Notice of Conversion/Continuation to Agent no later than 10:00 A.M. (New York, New York time) at least one Business Day in advance of the proposed conversion/continuation date (in the case of a conversion to a Base Rate Loan), and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a LIBOR Rate Loan). A Notice of Conversion/Continuation shall specify (i) the proposed conversion/continuation date (which shall be a Business Day), (ii) the amount of the Loan to be converted/continued, (iii) the nature of the proposed conversion/continuation, (iv) in the case of a conversion to, or a continuation of, a LIBOR Rate Loan, the requested Interest Period, and (v) in the case of a conversion to, or a continuation of, a LIBOR Rate Loan, that no Potential Event of Default or Event of Default has occurred and is continuing (and if a Potential Event of Default or Event of Default has occurred and is continuing as of the end of the applicable Interest Period, any LIBOR Rate Loans shall be converted into Base Rate Loans at the end of the applicable Interest Period). In lieu of delivering the above-described

     Notice of Conversion/Continuation, Borrower may give Agent telephonic notice by the required time of any proposed conversion/continuation under this Section 3.2(d); provided that such notice shall be promptly confirmed
          --------------  --------
     in writing by delivery of a Notice of Conversion/Continuation to Agent on the same day such notice is delivered.

          Neither Agent nor any Lender shall incur any liability to Borrower in acting upon any telephonic notice referred to above that Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of Borrower or for otherwise acting in good faith under this Section 3.2(d), and upon conversion or continuation of the
                      --------------
     applicable basis for determining the interest rate with respect to any Loans in accordance with this Agreement pursuant to any such telephonic notice Borrower shall have effected a conversion or continuation, as the case may be, hereunder.

          A Notice of Conversion/Continuation for conversion to, or continuation of, a LIBOR Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Borrower shall be bound to effect a conversion or continuation in accordance therewith.

          In the absence of receipt of a Notice of Conversion/Continuation, all LIBOR Rate Loans shall automatically convert into Base Rate Loans at the end of the applicable Interest Period.

          (e) Default Rate. Upon the occurrence and during the continuation of any Event of Default, the outstanding principal amount of all Loans and, to the extent permitted by applicable law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable upon demand at a rate that is 2.75% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2.75% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans); provided that, in the
                                                        -------------
     case of LIBOR Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such LIBOR Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2.75% per annum in excess of the interest rate otherwise payable under this

     Agreement for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this Section 3.2(e) is not a permitted
                                            --------------
     alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Agent or any Lender.

          (f) Computation of Interest.  Interest on the Loans shall be computed
     (i) in the case of Base Rate Loans, on the basis of a 365-day or 366-day year, as the case may be, and (ii) in the case of LIBOR Rate Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a LIBOR Rate Loan, the date of conversion of such LIBOR Rate Loan to such Base Rate Loan shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a LIBOR Rate Loan, the date of conversion of such Base Rate Loan to such LIBOR Rate Loan shall be excluded; provided that if a Loan is repaid on the same day
                             --------
     on which it is made, one day's interest shall be paid on that Loan.

     3.3  Prepayments and Reductions in Commitments; General Provisions
          -------------------------------------------------------------
Regarding Payments.
- ------------------

          (a) Prepayments and Reductions in Commitments.

                  (i) Voluntary Prepayments.  Borrower may, upon not less than
                      ---------------------
          three Business Days' prior written or telephonic notice confirmed in writing to Agent (which notice Agent will promptly transmit by telecopy or telephone to each Lender), at any time and from time to time prepay any Loans in whole or in part on any Business Day in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount; provided, however, that a LIBOR
                                             --------  -------
          Rate Loan may only be prepaid on the expiration of the Interest Period applicable thereto. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in Section
                                                                         -------
          3.3(a)(v).
          ---------

                  (ii) Voluntary Reductions of Revolving Loan Commitments.
                       --------------------------------------------------
          Borrower may, upon not less than three Business Days' prior written or telephonic notice confirmed in writing to Agent (which notice Agent will promptly transmit by telecopy or telephone to each Lender), at any time following repayment in full of the Term Loans and from time to time thereafter, terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Loan Commitments in an amount up to the amount by which the Revolving Loan Commitments exceed the aggregate outstanding principal amount of Revolving Loans at the time of such proposed termination or reduction plus the Set Aside Amount; provided that any such partial reduction of the Revolving Loan
          --------
          Commitments shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount. Borrower's notice to Agent shall designate the date (which shall be a Business
          Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Loan Commitments shall be effective on the date specified in Borrower's notice and shall reduce the Revolving Loan Commitment of each Lender proportionately to its Pro Rata Share (Revolver). Notwithstanding anything to the contrary in this Agreement, the Set Aside Amount shall only be disbursed to Borrower for the payment of the cost of repair and restoration of one or more of the Properties pursuant to, and subject to the conditions contained in, Sections 1.05 and 1.14 of the
                                                  -------------     ----
          Deeds of Trust.

                  (iii)  Prepayments Due to Reductions or Restrictions of
                         ------------------------------------------------
          Revolving Loan Commitments.  Borrower shall from time to time prepay
          --------------------------
          the Revolving Loans to the extent necessary so that the aggregate outstanding principal amount of the Revolving Loans shall not at any time exceed the Revolving Loan Commitments then in effect. Any such mandatory prepayments shall be applied as specified in Section
                                                                 -------
          3.3(a)(v).
          ---------

                  (iv) Prepayments Due to Permitted Asset Sales. There shall be
                       ----------------------------------------
          a mandatory reduction of the Commitment Amount in an amount equal to all Net Proceeds (less the amount of any promissory notes received by Borrower in connection with a Permitted Asset Sale and pledged to Agent as hereinafter provided) realized from any Permitted Asset Sale. Such reduction shall be made immediately upon consummation of such Permitted Asset Sale, and prior to the occurrence and continuance of an Event of Default, shall be applied in the following manner:

                    first, to prepay the outstanding Term Loans, which prepayment shall be applied to the scheduled repayments of the Term Loans set forth in Section
                                                                        -------
                    3.1(e) on a pro-rata basis;
                    ------

                    second, to the prepayment of any outstanding Revolving Loans, and the corresponding cancellation of the Revolving Loan Commitment; and

                    finally, to any unused portion of the Revolving Loan Commitment, in which event such unused portion shall, to the extent of such Net Proceeds, be cancelled and the Borrower may retain proceeds in an amount equal to the amount of the Revolving Loan Commitment so cancelled;

                    (A) All net non-cash proceeds realized from any Permitted Asset Sale shall immediately upon receipt thereof be assigned and delivered to the Agent as and shall be held by the Agent as additional Collateral for the performance of the Obligations. Upon the reduction of any non-cash proceeds to cash, such cash shall be applied by the Agent as provided in Section 3.3(a)(iv).
                               ------------------

                  (v)  Application of Prepayments.
                       --------------------------

                    (A) Application of Voluntary Prepayments by Type of Loans
                        -----------------------------------------------------
          and Order of Maturity.  Any voluntary prepayments pursuant to Section
          ---------------------                                         -------
          3.3(a)(i) shall be applied first to repay outstanding Term Loans to
          ---------                  -----
          the full extent thereof, and second to repay outstanding Revolving
                                       ------
          Loans to the full extent thereof. Any voluntary prepayments of the Term Loans pursuant to Section 3.3(a)(i) shall be applied to reduce
                                 -----------------
          the scheduled installments of principal of the Term Loans set forth in

          Section 3.1(e) in inverse order of maturity.
          --------------

                    (B) Application of Prepayments to Base Rate Loans and
                        ----------------------------------------------------
          LIBOR Rate Loans.  Considering Term Loans and Revolving Loans being
          ----------------
          prepaid separately, any prepayment shall be applied first to Base Rate Loans to the full extent thereof before application to LIBOR Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Borrower pursuant to Section 3.4(d).
                                                               --------------

          (b)  General Provisions Regarding Payments.

                  (i) Manner and Time of Payment.  All payments by Borrower of
                      --------------------------
          principal, interest, fees and other

          Obligations hereunder and under the Notes shall be made in same day funds and without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Agent not later than 1:00 p.m. (New York, New York time) on the date due, at its office located at [425 Lexington Avenue, New York, New York 10017], for the account of Lenders; funds received by Agent after that time on such due date shall be deemed to have been paid by Borrower on the next succeeding Business Day. Borrower hereby authorizes Agent to charge its accounts with Agent (or any Affiliate thereof) in order to cause timely payment to be made to Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

                  (ii) Application of Payments to Principal and Interest.  All
                       -------------------------------------------------
          payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments shall be applied to the payment of interest before application to principal.

                  (iii)  Apportionment of Payments.  Aggregate principal and
                         -------------------------
          interest payments shall be apportioned among all outstanding Loans to which such payments relate, in the case of Term Loans, proportionately to Lenders' respective Pro Rata Shares (Term) and in the case of Revolving Loans, proportionately to Lenders' respective Pro Rata Shares (Revolver). Agent shall promptly distribute to each Lender, in same day funds, by 12:00 Noon (New York, New York time) on the date of receipt thereof, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request, its Pro Rata Share (Term) or Pro Rata Share (Revolver), as applicable, of all such payments received by Agent. Notwithstanding the foregoing provisions of this Section 3.3(b)(iii),
                                                           -------------------
          if, pursuant to the provisions of Section 3.4(c), any Notice of
                                            --------------
          Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its applicable Pro Rata Share of any LIBOR Rate Loans, Agent shall give effect thereto in apportioning payments received thereafter.

                  (iv) Payments on Business Days.  Whenever any payment to be
                       -------------------------
          made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be.

     3.4  Special Provisions Governing LIBOR Rate Loans.
          ---------------------------------------------

          Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to LIBOR Rate Loans as to the matters covered:

          (a) Determination of Applicable Interest Rate. As soon as practicable after 11:00 a.m. (New York time) on each Interest Rate Determination Date, Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the LIBOR Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Borrower and each Lender. Each Reference Lender agrees to furnish to the Agent timely information for the purpose of determining each Adjusted LIBOR Rate. If any one or more of the Reference Lenders shall fail timely to furnish such information to the Agent for any such interest rate, the Agent shall determine such interest rate on the basis of the information furnished by the remaining Reference Lenders.

          (b) Inability to Determine Applicable Interest Rate. In the event that two of the Reference Lenders notify the Agent that they have determined (which determination shall be final and conclusive and binding upon all parties hereto) that as of any Interest Rate Determination Date with respect to any LIBOR Rate Loans, by reason of circumstances affecting the interbank eurodollar market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted LIBOR Rate, Agent shall on such date give notice (by telecopy or by telephone confirmed in writing) to Borrower and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, LIBOR Rate Loans until such time as Agent notifies Borrower and Lenders that the circumstances giving rise to such notice no longer exist and (ii) any Notice of Borrowing or Notice of Conversion/Continuation given by Borrower with respect to the Loans in respect of which such determination was made shall be deemed to be withdrawn by Borrower (without prejudice to Borrower's ability to resubmit such Notice of Borrowing for Base Rate Loans).

          (c) Illegality or Impracticability of LIBOR Rate Loans. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Borrower and Agent) that the making, maintaining or continuation of its LIBOR Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the interbank eurodollar market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "Affected Lender" and it shall on that day give notice (by telecopy or by telephone confirmed in writing) to Borrower and Agent of such determination (which notice Agent shall promptly transmit to each other Lender). Thereafter (A) the obligation of the Affected Lender to make Loans as, or to convert Loans to, LIBOR Rate Loans, as the case may be, shall be suspended until such notice shall be withdrawn by the Affected Lender, (B) to the extent such determination by the Affected Lender relates to a LIBOR Rate Loan then being requested by Borrower pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) a Base Rate Loan, (C) the Affected Lender's obligation to maintain its outstanding LIBOR Rate Loans (the "Affected Loans") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (D) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a LIBOR Rate Loan then being requested by Borrower pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, Borrower shall have the option, subject to the provisions of Section 3.4(d), to rescind such Notice of Borrowing or Notice
                   --------------
     of Conversion/Continuation as to all Lenders by giving notice (by telecopy or by telephone confirmed in writing) to Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this Section 3.4(c) shall affect the obligation of any
                               --------------
     Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, LIBOR Rate Loans in accordance with the terms of this Agreement.

          (d) Compensation For Breakage or Non-Commencement of Interest Periods. Borrower shall compensate each Lender, upon written request by that Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including, without limitation, any interest paid by that Lender to lenders of funds borrowed by it to make or carry its LIBOR Rate Loans and any loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds) which that Lender may sustain: (i) if for any reason (other than a default by that Lender) a borrowing of any LIBOR Rate Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request for borrowing, or a conversion to or continuation of any LIBOR Rate Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request for conversion or continuation, (ii) if any prepayment or conversion of any of its LIBOR Rate Loans occurs on a date that is not the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its LIBOR Rate Loans is not made on any date specified in a notice of prepayment given by Borrower, or (iv) as a consequence of any other default by Borrower to repay its LIBOR Rate Loans when required by the terms of this Agreement.

          (e) Booking of LIBOR Rate Loans. Any Lender may make, carry or transfer LIBOR Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender.

          (f) Assumptions Concerning Funding of LIBOR Rate Loans. Calculation of all amounts payable to a Lender under this Section 3.4 and under Section
                                                   -----------           -------
     3.5(a) shall be made as though that Lender had actually funded each of its
     ------
     relevant LIBOR Rate Loans through the purchase of a eurodollar deposit bearing interest at the rate obtained pursuant to clause (a) of the definition of Adjusted LIBOR Rate in an amount equal to the amount of such LIBOR Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such eurodollar deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided, however, that each Lender may fund each of its
                        --------  -------
     LIBOR Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 3.4 and under Section 3.5(a).
                -----------           --------------

          (g) LIBOR Rate Loans After Default. After the occurrence of and during the continuation of a Potential Event of Default, (i) Borrower may not elect to have a Loan be made or maintained as, or converted to, a LIBOR Rate Loan after the expiration of any Interest Period then in effect for that Loan and (ii) subject to the provisions of Section 3.4(d), any Notice of Borrowing or
                                  --------------
     Notice of Conversion/Continuation given by Borrower with respect to a requested borrowing or conversion/continuation that has not yet occurred shall be deemed to be rescinded by Borrower.

     3.5  Increased Costs; Taxes; Capital Adequacy.
          ----------------------------------------

          (a) Compensation for Increased Costs and Taxes. In the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

                  (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of the Loans or any of its obligations hereunder, or changes the basis of taxation of payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder (except for changes in the rate of Tax on the overall net income of such Lender or its applicable lending office);

                  (ii) imposes, modifies or holds applicable any reserve (including without limitation any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to LIBOR Rate Loans that are reflected in the definition of;

                  (iii) or imposes any other condition on or affecting such Lender (or its applicable lending office) or its obligations hereunder, the interbank eurodollar market; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Borrower shall promptly pay to such Lender, upon demand, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Borrower a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 3.5(a), which
                                                      --------------
statement shall be conclusive and binding upon all parties hereto absent manifest error.

          (b)  Withholding of Taxes.

                  (i) Payments to Be Free and Clear.  All sums payable by
                      -----------------------------
          Borrower under this Agreement and the other Loan Documents shall be paid free and clear of and. (except to the extent required by law) without any deduction or withholding on account of any Tax imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of Borrower or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

                  (ii) Grossing-up of Payments.  If Borrower or any other Person
                       -----------------------
          is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by Borrower to Agent or any Lender under any of the Loan Documents:

                    (A) Borrower shall notify Agent of any such requirement or any change in any such requirement as soon as Borrower becomes aware of it (which notice Agent shall promptly transmit to each other Lender);

                    (B) Borrower shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on Borrower) for its own account or (if that liability is imposed on Agent or any Lender, as the case may be) on behalf of and in the name of Agent or such Lender;

                    (C) the sum payable by Borrower in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, such Agent or such Lender, as the case may be, receives on the due date and retains (free from any liability in respect of any such deduction, withholding or payment) a net sum equal to what it would have received and so retained had no such deduction, withholding or payment been required or made; and

                    (D) within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, Borrower shall deliver to Agent or Lender evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority.

                  (iii)  U.S. Tax Certificates.  Each Lender that is organized
                         ---------------------
          under the laws of any jurisdiction other than the United States or any state or other political subdivision thereof shall deliver to Agent for transmission to Borrower, on or prior to the Effective Date (in the case of each Lender listed on the signature pages hereof) or on the date of the Assignment and Acceptance pursuant to which it becomes a Lender (in the case of each other Lender), and, provided such Lender is able to so do, at such other times as may be necessary in the determination of Borrower or Agent (each in the reasonable exercise of its discretion), such certificates, documents or other evidence, properly completed and duly executed by such Lender (including, without limitation, Internal Revenue Service Form 1001 or Form 4224 or any other certificate or statement of exemption required by Treasury Regulations Section 1.1441-4(a) or Section 1.1441-6(c) or any successor thereto) to establish that such Lender is not subject to deduction or withholding of United States federal income tax under
          Section 1441 or 1442 of the Internal Revenue Code or otherwise (or under any comparable provisions of any successor statute) with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents. If following the delivery by a

          Lender of such certificates, documents or other evidence on the Effective Date or on the date of an Assignment or Acceptance (as applicable), due to a change in law or any other circumstance, such Lender is no longer able to establish such Lender is not subject to deduction or withholding of United States federal income tax as provided in the preceding sentence, all payments thereafter to such Lender shall be calculated in accordance with the provisions of
          Section 3.5(b)(ii).
          ------------------

          (c) Capital Adequacy Adjustment. If any Lender shall have determined that the adoption, effectiveness, phase-in or applicability of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Commitments or other obligations hereunder to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after demand by such Lender (with a copy of such demand to Agent), Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation for such reduction. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 3.5(c), will give prompt written notice
                              --------------
     thereof to Borrower, which notice shall set forth the basis of the calculation of such additional amounts, although the failure to give any such notice shall not release or diminish any of Borrower's obligations to pay additional amounts under this Section 3.5(c).
                                       --------------

     3.6  Security.  Payment of the Notes and all Hedging Obligations described
          --------
in Section 6.27 owing to a Lender are and shall remain secured by the following:

          (a)  the Deeds of Trust;

          (b)  the Assignments of Agreements;

          (c) the Assignment of Management Agreement;

          (d) the Assignments of Personal Property Leases;

          (e)  the Fixture Filings; and

          (f)  the Financing Statements.

     3.7  Reimbursement of Expenses.  It is agreed that if the transactions
          -------------------------
contemplated hereby do not close on or before the Termination Date for any reason other than a default by Agent or Lenders hereunder, Agent shall be entitled to reimbursement for any and all expenses, charges, costs and fees incurred or payable by Agent in connection with this Agreement or the Amended Credit Agreement and accruing prior to the Termination Date (including, without limitation, fees of any consultants, attorneys' fees, printing and duplicating expenses and air freight charges), in full, immediately upon demand therefor, as liquidated damages.

     3.8  Standby Fee and Other Fees.  In addition to all other amounts due
          --------------------------
hereunder, Borrower shall pay Agent for distribution to each Lender in proportion to that Lender's ratable share of the Revolving Loan Commitments, for each day as to which the outstanding Revolving Loans are less than the aggregate Revolving Loan Commitments, an amount equal to three eighths of one percent (0.375%) per annum (computed on the basis of a 360-day year and the actual number of days elapsed) times the difference between the aggregate Revolving Loan Commitments and the aggregate amount of all outstanding Revolving Loans (the "Standby Fee"). The Standby Fee shall be payable quarterly on June 30, September 30, December 31, and March 31 of each year. Each Lender shall also be entitled to an upfront fee, payable on the Effective Date, as set forth in a confidential fee letter agreement between such Lender and the Agent.

     3.9  Use of Proceeds.  The proceeds of the Revolving Loans shall be used
          ---------------
for working capital and/or capital expenditures to the extent such purposes do not cause a breach of any of the covenants set forth in Article VI hereof. The proceeds of the Term Loans shall be used to (i) refinance all of the Original Term Loans and up to $14,130,000 of the Original Revolving Loans, (ii) fund the repayment of up to $5,000,000 of intercompany obligations due to Red Lion Hotels, Inc. and its Affiliates and (iii) to pay costs and expenses in connection with this Agreement.

     3.10  Special Provision Concerning Change in Tax Status.  As a result of
           -------------------------------------------------
IRC (S) 7704, under current law the status of Borrower as a partnership for United States income tax purposes cannot continue after December 31, 1997. Notwithstanding any provision contained in this Agreement to the contrary or otherwise, neither the change of status of Borrower from a partnership to a corporation or other entity for United States income tax purposes, nor the change in Borrower's form of organization to a corporation or other entity, whether accomplished by (i) contribution by the Borrower of its assets to a corporation in exchange for stock of the corporation, followed by distribution of the stock to Borrower's partners in a liquidating distribution, (ii) distribution by the Borrower of its assets to its partners in a liquidating distribution, followed by the partners contributing the assets to a corporation, or (iii) contribution by the Borrower's partners of their partnership interests to a corporation in exchange for stock, followed by termination of the partnership by operation of law, or otherwise, shall, in and of itself, constitute a breach of or default under any representation, warranty, covenant, condition or other provision contained in this Agreement and shall not, in and of itself, constitute a material adverse change for any purpose under this Agreement.


                                  ARTICLE IV

                             PERMITTED ASSET SALES
                             ---------------------

     4.1  Permitted Asset Sales.  Borrower shall be entitled to complete a
          ---------------------
Permitted Asset Sale upon the satisfaction of all of the following conditions:

          (a) At least thirty (30) days prior to the sale, Agent shall have received a request for release in the form of Exhibit J annexed hereto duly
                                                   ---------
     executed by Borrower and such financial information as Agent shall reasonably request in order to calculate the pro forma Fixed Charge
                                                  --- -----
     Coverage Ratio after giving effect to such sale and (if the Borrower is receiving a note in connection with such sale) such other information as Agent shall reasonably request to evaluate the credit-worthiness of the proposed buyer;

          (b) There shall be no Event of Default or Potential Event of Default hereunder or under any of the Loan Documents other than Events of Defaults or Potential Events of Default relating solely to the Property being sold;

          (c) Borrower shall have made arrangements reasonably satisfactory to Agent for the prepayment of the Term Loans or, if the Terms Loans shall have been repaid in full, the prepayment of the Revolving Notes or the reduction of the Revolving Loan Commitments, in each instance to be made as of the closing of such sale and by an amount equal to the

     Net Proceeds (less the amount of any promissory note received by Borrower and pledged to Agent as hereinafter provided);

          (d) Borrower shall have made arrangements reasonably satisfactory to Agent for the delivery to Agent of any promissory notes to be received by Borrower in connection with such sale, together with documentation evidencing the pledge thereof to the Agent;

          (e) The Net Proceeds shall be not less than the Established Release Price for such Property;

          (f) Borrower shall certify that, after giving effect to such sale, the pro forma Fixed Charge Coverage Ratio for the preceding four quarter period
     --- -----
     shall be not less than 1.85 to 1.00;

          (g) If the Borrower will receive a note in connection with such sale, the Lenders shall have approved the terms thereof and the maker thereof; and

          (h) Agent shall have received such other documents or information as Agent may reasonably require.

     4.2  Reduction of Commitment Amount Upon Sales. Upon the occurrence of any
          -----------------------------------------
sale pursuant to Section 4.1, the Term Loan Commitments or the Revolving Loan
                 -----------
Commitments, as determined in accordance with Section 4.1(c), shall be
                                              --------------
permanently reduced by an amount equal to the Net Proceeds (less the amount of any promissory note received by Borrower and pledged to Agent).


                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     5.1  Consideration.  As an inducement to Lenders to execute this Agreement,
          -------------
to maintain all outstanding Loans and to make new Revolving Loans, Borrower represents and warrants to Agent and each Lender that the following statements set forth in this Article V are true, correct and complete in all material respects as of the date hereof.

     5.2  Organization, Powers and Good Standing.
          --------------------------------------

          (a) Organization and Powers. Borrower is a partnership, duly organized and validly existing under the laws of the State of Delaware. Borrower and the General Partner have all requisite partnership or corporate, as applicable, power and authority and rights to own and operate their respective properties, to carry on their respective businesses as now conducted and as proposed to be conducted, and to enter into and perform this Agreement and the other Loan Documents. The address of the Borrower's chief executive office and principal place of business is 4001 Main Street, Vancouver, Washington 98663.

          (b) Good Standing. Borrower has made all filings and is in good standing in the state of its formation and in each other jurisdiction in which the character of the property it owns or the nature of the business it transacts makes such filings necessary or where the failure to make such filings could have a materially adverse effect on the business, operations, assets or condition (financial or otherwise) of Borrower.

          (c) Nonforeign Status. Borrower is not a "foreign corporation," "foreign partnership," "foreign trust," or "foreign estate," as those terms are defined in the Internal Revenue Code and the regulations promulgated thereunder. Borrower's U.S. employer identification number is as set forth in the Certificate of Nonforeign Status.

     5.3  Authorization of Loan Documents.
          -------------------------------

          (a) Authorization. The execution, delivery and performance of the Loan Documents by Borrower is within Borrower's powers and has been duly authorized by all necessary action by Borrower and by the General Partner.

          (b) No Conflict. The execution, delivery and performance of the Loan Documents by Borrower will not violate (i) Borrower's Partnership Agreement; (ii) any material legal requirement affecting Borrower or the General Partner, or any of their respective properties, or (iii) any material agreement to which Borrower or the General Partner is bound or to which either is a party and will not result in or require the creation (except as provided in or contemplated by this Agreement) of any lien upon any of such properties.

          (c) Governmental and Private Approvals. Borrower possesses all governmental or regulatory orders, consents, permits, authorizations and approvals (and the same are in full force and effect) required for the use, occupancy and operation of the Properties except where the failure to possess the same would not have a materially adverse effect on the use, occupancy or operation of any Property. Borrower is not required to obtain any additional governmental or regulatory actions, filings or registrations with respect to any Property or any approvals, authorizations or consents of any trustee or holder of any Indebtedness or other obligation of Borrower or the General Partner except where the failure to do so would not have a materially adverse effect on the due execution, delivery and performance by Borrower of the Loan Documents.

          (d) Binding Obligations. This Agreement and the other Loan Documents have been duly executed by the parties named as signatories thereon and are legally valid and binding obligations of said parties, enforceable against said parties in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors rights generally and by general principles of equity.

     5.4  No Material Defaults.  There exists no material violation of or
          --------------------
material default by Borrower or the General Partner, and to the best knowledge of Borrower, no Potential Event of Default, with respect to (a) the terms of any instrument evidencing or securing any Indebtedness secured by any Property (b) any material lease or other material agreement affecting any Property to which Borrower or the General Partner is a party or is bound, (c) any license, permit, statute, ordinance, law, judgment, order, writ, injunction, decree, rule or regulation of any governmental authority, or any determination or award of any arbitrator to which Borrower or the General may be bound, or (d) any mortgage, instrument, agreement or document by which Borrower or the General Partner, or any of their properties, is bound: (A) which involves any Loan Document, (B) which involves any Property and is not adequately covered by insurance, (C) which would materially and adversely affect the ability of Borrower or the General Partner to perform their respective obligations under any of the Loan Documents or the ability of Borrower or the General Partner to perform their respective obligations under any other material instrument, agreement or document to which they are a party, (D) which would adversely affect the priority of the liens created by this Agreement or any of the Loan Documents or
(E) which could materially and adversely affect the Reappraised Value of any Property.

     5.5  Litigation; Adverse Facts.  There is no action, suit, investigation,
          -------------------------
proceeding or arbitration (whether or not purportedly on behalf of Borrower or the General Partner), at law or in equity or before or by any foreign or domestic court or other governmental entity (a "Legal Action"), pending or, to the knowledge of Borrower, threatened against or affecting Borrower or the General Partner, or any of their respective assets which would reasonably be expected to result in any material adverse change in the business, operations, assets (including any Property) or condition (financial or otherwise) of Borrower or the General Partner, or would materially and adversely affect Borrower's or the General Partner's ability to perform their respective obligations under the Loan Documents. There is no basis actually known to Borrower for any such action, suit or proceeding. Neither Borrower nor the General Partner is (a) in violation of any applicable law which violation materially and adversely affects or may materially and adversely affect the business, operations, assets (including any Property) or condition (financial or otherwise) of Borrower or the General Partner, (b) subject to, or in default with respect to, any other legal requirement that would have a materially adverse effect on the business, operations, assets (including any Property) or condition (financial or otherwise) of Borrower or the General Partner, or (c) in default with respect to any material agreement to which Borrower or the General Partner is a party or to which either is bound. There is no Legal Action pending or, to the knowledge of Borrower, threatened against or affecting Borrower or the General Partner questioning the validity or the enforceability of this Agreement or any of the other Loan Documents.

     5.6  Title to Properties; Liens.  Borrower has good, sufficient and legal
          --------------------------
title to all properties and assets reflected in its most recent balance sheet delivered to Agent, except for assets disposed of in the ordinary course of business since the date of such balance sheet. All of Borrower's properties are free and clear of liens, except as disclosed in writing to Agent. Borrower is the sole owner of, and has good and marketable title to, the fee interest (or leasehold, as applicable) in each Property, all other real property described in the applicable Deed of Trust free from any adverse lien, security interest or encumbrance of any kind whatsoever, excepting only (a) liens and security interests in favor of Agent, and (b) other matters which have been approved in writing by Agent.

     5.7  Disclosure.  There is no fact known to Borrower which materially and
          ----------
adversely affects the business, operations, assets or condition (financial or otherwise) of Borrower or the General Partner which has not been disclosed in this Agreement or in other documents, certificates and written statements furnished to Agent in connection herewith.

     5.8  Payment of Taxes.  All tax returns and reports of Borrower and the
          ----------------
General Partner required to be filed by them have been timely filed, and all taxes, assessments, fees and other governmental charges upon Borrower and the General Partner, and upon their respective properties, assets, income and franchises which are due and payable have been paid when due and payable, except those contested in good faith and for which adequate reserves according to GAAP have been established. Borrower knows of no proposed tax assessment against it or the

General Partner that would be material to the condition (financial or otherwise) of Borrower or the General Partner and neither Borrower nor the General Partner has contracted with any government entity in connection with taxes.

     5.9  Securities Activities.  Neither Borrower nor the General Partner is
          ---------------------
engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock and not more than twenty-five percent (25%) of the value of Borrower's or the General Partner's assets consists of such Margin Stock. No part of the proceeds of the Term Loans or Revolving Loans will be used to purchase or carry any Margin Stock or to extend credit to others for that purpose or for any other purpose that violates the provisions of Regulations U or X of said Board of Governors.

     5.10  Government Regulations.  Neither Borrower nor the General Partner is
           ----------------------
subject to regulation under the Investment Company Act of 1940, the Federal Power Act, the Public Utility Holding Company Act of 1935, the Interstate Commerce Act or to any federal or state statute or regulation limiting its ability in incur indebtedness for money borrowed.

     5.11  Rights to Property Agreements, Permits and Licenses.  Borrower or RLH
           ---------------------------------------------------
is the true owner of all rights in and to all existing agreements, permits and licenses relating to the Properties, is the true owner of all existing agreements, permits and licenses relating to its assets and Borrower or RLH will be the true owner of all rights in and to all future agreements, permits and licenses relating to such Properties and assets. Borrower's or RLH's interest in all such agreements, permits and licenses is not subject to any present claim (other than under the Loan Documents), set-off or deduction other than in the ordinary course of business.

     5.12  Utilities and Access.  Telephone services, gas, electric power, storm
           --------------------
sewers, sanitary sewer, potable water facilities and all other utilities and services necessary for the use, operation and maintenance of each Property are available to such Property, are adequate to serve such Property and are not subject to any conditions limiting the use of such utilities, other than normal charges to the utility supplier. All streets and easements necessary for the operation and maintenance of each Property are available to the boundaries of such Property.

     5.13  Compliance with Laws.  Each Property, and the uses to which such
           --------------------
Property is and will be put, comply fully with all applicable laws and restrictive covenants.

     5.14  Financial Condition.  The financial statements and all financial data
           -------------------
delivered to Agent in connection with the
transactions contemplated by this Agreement and/or relating to Borrower or the General Partner are true, correct and complete in all material respects. Such financial statements comply with the requirements of Section 6.2 and fairly
                                                     -----------
present the financial position of the parties who are the subject thereof as of the date thereof. No material adverse change has occurred in such financial position, and, except for the Commitments, no borrowings have been made by Borrower which are secured by, or might give rise to a lien or claim against any Property, the proceeds of the Term Loans or Revolving Loans or other assets of Borrower.

     5.15  Personal Property.  Borrower is now and shall continue to be the sole
           -----------------
owner or lessee of the Collateral free from any adverse lien, security interest or adverse claim of any kind whatsoever, except for (a) liens or security interests in favor of Agent, (b) liens or security interests permitted by the terms of Section 1.19 of the Deeds of Trust and (c) liens or security interests
         ------------
securing Permitted Indebtedness.

     5.16  No Condemnation.  No condemnation proceedings or moratorium is
           ---------------
pending or, to Borrower's knowledge, threatened against any Property which would impair the use, occupancy or full operation of such Property in any manner whatsoever.

     5.17  Hazardous Materials.  To the best knowledge of Borrower, after due
           -------------------
investigation, except as disclosed in the environmental reports prepared by Dames & Moore and delivered pursuant to Section 2.1(o) hereof, none of the
                                        --------------
Properties contains (a) asbestos in any form which is or could become friable;
(b) urea formaldehyde foam insulation; (c) transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million; (d) any other chemical, material, or substance exposure to which is prohibited, limited or regulated by any Governmental Authority or may or could pose a hazard to the health and safety of the occupants of such Property or the owners of property adjacent to such Property. Neither Borrower nor any of its agents has stored or caused to be stored upon or in any, Property any of the equipment or substances described in subsections (a) through (d) of this Section 5.17, nor, to the best of Borrower's
                                    ------------
knowledge, based upon due investigation, have any of Borrower's predecessors-in-interest stored or caused to be stored any such substance upon or in any Property. Borrower agrees to submit, if requested by Agent, a report, satisfactory to Agent in its sole and absolute discretion, prepared by a consultant approved by Agent, certifying as to any Property that such Property is not now being used nor has it been used in the past for any activities involving, directly or indirectly, the use, generation, treatment, storage or disposal of any hazardous or toxic chemical, material, substance or wastes. Borrower hereby grants to Agent, its agents, employees, consultants and contractors the right to enter upon each Property and to perform such tests and investigations as Agent shall deem necessary or advisable with respect to any such substances described in this Section 5.17.
                  ------------

     5.18  Ground Leases.  With respect to any Property that is subject to a
           -------------
Ground Lease, to Borrower's best knowledge: (a) said Ground Lease has not been modified, changed, altered or amended in any material respect except as otherwise disclosed to Agent, and said Ground Lease is in full force and effect; and (b) no party to said Ground Lease is in default in any material respect thereunder and no event has occurred which, with the giving of notice or passage of time, or both, would constitute such a default.

     5.19  Tenant Leases.  To Borrower's best knowledge, all Tenant Leases are
           -------------
in full force and affect and no Affiliate is a Tenant under any Tenant Lease.

     5.20  Major Personal Property Leases.  To Borrower's best knowledge: (a) no
           ------------------------------
existing Major Personal Property Lease has been modified, changed, altered or amended in any material respect except as otherwise disclosed to Agent, and each existing Major Personal Property Lease is in full force and effect; and (b) no party to any existing Major Personal Property Lease is in default in any material respect thereunder and no event has occurred which, with the giving of notice or passage of time, or both, would constitute such a default.

     5.21  Management Agreement.  The Management Agreement is in full force and
           --------------------
effect, has not been amended except as otherwise disclosed in writing to Agent and no party is in default in any material respect thereunder and no event has occurred which, with the giving of notice or passage of time, or both, would constitute such a default.

     5.22  Employee Benefit Plans. Borrower has no employees, is not subject to
           ----------------------
the provisions of ERISA and has no ERISA Affiliates.

     5.23  Liquor Licenses.  Borrower has made all necessary arrangements to
           ---------------
acquire, on or before the recording of the Deeds of Trust, all liquor licenses necessary for the on-sale and off-sale of alcoholic beverages from and in each Property.

     5.24  Other Loan Documents.  All of the representations and warranties of
           --------------------
Borrower and the General Partner contained in the other Loan Documents are true and correct in all material respects as of the date given.

                                  ARTICLE VI

                             COVENANTS OF BORROWER
                             ---------------------

     6.1  Consideration.  As an inducement to Lenders to execute this Agreement,
          -------------
to maintain all outstanding Loans and to make new Revolving Loans, Borrower hereby makes each of the covenants set forth in this Article VI. Borrower covenants and agrees that, so long as any of the Revolving Loan Commitments or the Term Loan Commitments shall be in effect and until payment in full of all amounts due under the Notes and all other Loan Documents, unless the Requisite Lenders shall otherwise give their prior written consent, Borrower shall perform all covenants in this Article VI.

     6.2  Financial Statements and Other Reports.  Borrower will maintain a
          --------------------------------------
system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with the Uniform System. Borrower will deliver to each Lender:

          (a) As soon as practicable and in any event within thirty (30) days after the end of each fiscal month, (i) balance sheets of Borrower as at the end of such period and the related statements of income of Borrower, for such fiscal month and for the year-to-date, setting forth in each case in comparative form the figures for the corresponding periods of the previous year, (ii) a schedule of the average daily occupancy rate for that month and the year-to-date for each Property, setting forth in each case in comparative form the figures for corresponding periods of the previous year, and (iii) a schedule of average daily room rates for each Property for that month and the year-to-date, setting forth in each case in comparative form the figures for the corresponding period of the previous year, all of which shall be prepared in reasonable detail and shall fairly present the financial condition of Borrower as at the dates indicated and the results of its operations for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

          (b) As soon as practicable, and in any event within one hundred twenty
     (120) days after the end of each fiscal year of Borrower, balance sheets of Borrower as at the end of such year and the related statements of income and cash flow of Borrower, for such fiscal year, setting forth in each case, in comparative form the figures for the previous year, all in reasonable detail and prepared in accordance with GAAP, consistently applied, and accompanied by a report thereon of Deloitte & Touche LLP or other independent certified public accountants of recognized national standing selected by Borrower and satisfactory to the Requisite Lenders, which report shall be unqualified as to going concern and scope of audit and shall state that such financial statements present fairly the financial position of Borrower, as at the dates indicated and the results of its operations and cash flows for the periods indicated in conformity with accounting principles applied on a basis consistent with prior years (except as otherwise stated therein).

          (c) As soon as practicable, and in any event within sixty (60) days after the end of each fiscal quarter of Borrower, balance sheets of Borrower as at the end of such quarter and the related statements of income and cash flow of Borrower, for such fiscal quarter, setting forth in each case, in comparative form the figures for the previous year, all of which shall be prepared in reasonable detail and shall fairly present the financial condition of Borrower as at the dates indicated and the results of its operations for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

          (d) Together with each delivery of financial statements of Borrower pursuant to subsections (b) and (c) above, a duly executed Compliance Certificate.

          (e) Promptly upon their becoming available, copies of (i) all financial statements, reports, notices, and proxy statements sent or made available generally by Borrower or its constituent partners to their respective security holders, (ii) all regular and periodic reports and all registration statements filed by Borrower or its constituent partners with any securities exchange or with the Securities and Exchange Commission or any governmental authority succeeding to any of its functions, and (iii) all press releases and other statements made available generally by Borrower or its constituent partners to the public concerning material developments relating to or affecting the Property or the business of Borrower or its constituent partners.

          (f) Promptly upon receipt thereof, copies of all reports submitted to Borrower by independent public accountants in connection with each annual and, to the extent undertaken, interim or special audit of the financial statements of Borrower made by such accountants.

          (g) Promptly upon the General Partner obtaining knowledge (i) of any condition or event which constitutes an Event of Default or Potential Event of Default hereunder, (ii) that any Person has given any notice to Borrower or taken any other action with respect to a claimed default or event or condition of the type referred to in Sections 7.1(a) (iii), (iv), (vi),
                                          ----------------------------------
     (xi) or (xii), (xv) or (xvi) or of a material adverse change in the
     ----------------------------
     business operations, properties, assets or condition (financial or otherwise) of Borrower, a certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such Person and the nature of such claimed default, Event of Default, Potential Event of Default, event or condition, and what action Borrower, has taken, is taking and proposes to take with respect thereto.

          (h) Promptly upon the General Partner obtaining knowledge of (i) the institution of, or threat of, any action, suit, proceeding, governmental investigation or arbitration which is not covered by insurance and which is instituted by or against Borrower or the General Partner or any of their respective property, in an amount in excess of One Million Dollars ($1,000,000) and which has not been previously disclosed by Borrower to Lenders, or (ii) any material development in any such action, suit, proceeding, governmental investigation or arbitration, which, in either case, if adversely determined, might materially and adversely affect the business, operations, properties, assets or condition (financial or otherwise) of Borrower or the General Partner, a certificate describing the same, together with such other information as may be reasonably available to it to enable Lenders and their counsel to evaluate such matters.

          (i) If Borrower hereafter becomes subject to the provisions of ERISA or has ERISA Affiliates, promptly upon becoming aware of the occurrence of any (i) Termination Event, or (ii) "prohibited transaction," as such term is defined in Section 4975 of the Internal Revenue Code, in connection with any Pension Plan or any trust created thereunder, a written notice specifying the nature thereof, what action Borrower has taken, is taking or proposes to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect thereto.

          (j) If Borrower hereafter becomes subject to the provisions of ERISA or has ERISA Affiliates, with reasonable promptness copies of (i) all notices received by Borrower or its ERISA Affiliates (if any) of the Pension Benefit Guaranty Corporation's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan; (ii) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Borrower or any of its ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; and (iii) all notices received by Borrower or any of its ERISA Affiliates from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA in excess of Five Hundred Thousand Dollars ($500,000).

          (k) Promptly after any Lender's request, copies of all annual operating reports, budgets (including detailed Capital Improvements budgets for each Property), financial statements and other documents and reports submitted to Borrower pursuant to the Management Agreement and not previously delivered to Lenders.

          (l) With reasonable promptness, such other information and data with respect to Borrower, as, from time to time, may be reasonably requested by any Lender.

     6.3  Existence, etc.  Borrower will at all times preserve and keep, in full
          --------------
force and effect, its respective partnership existence and rights material to its business.

     6.4  Payment of Taxes and Claims; Tax Consolidation.  Borrower will pay all
          ----------------------------------------------
taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or property before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such charge or claim need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if Borrower complies with Section 1.08(d) of the Deeds of Trust.

     6.5  Maintenance of Properties; Insurance.  Borrower will maintain or cause
          ------------------------------------
to be maintained in good repair, working order and condition all material properties used or useful in the business of Borrower and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof. Borrower will maintain or cause to be maintained continuously in effect until repayment of the Notes in full, policies of insurance in form and amounts and issued by companies, associations or organizations reasonably satisfactory to Agent and covering such casualties, risks, perils, liabilities and other hazards reasonably required by Agent. All required insurance policies covering any Property shall expressly protect or recognize Agent's interest as required by Agent; shall contain an endorsement or agreement by the insurer that any loss shall be payable in accordance with the terms of such policy notwithstanding any act or negligence of Borrower or any party holding under Borrower which might otherwise result in forfeiture of said insurance; and shall contain the agreement of the insurer waiving all rights of setoff, counterclaim or deductions against Borrower. All original policies, copies certified as true, complete and correct by Borrower, or certificates evidencing such insurance policies, and endorsements and renewals thereof shall be delivered to and retained by Agent unless Requisite Lenders waive this requirement in writing; provided that, in all instances, Borrower shall provide Agent access to such policies and shall cooperate with Agent in the review of any such policies. Until repayment of the Notes in full, Borrower shall also provide, or cause to be provided, from time to time at the written request of Agent, but not more often than once annually, satisfactory evidence of the insurable value of all Properties.

     6.6  Inspection.  Borrower will permit any authorized representatives
          ----------
designated by any Lender to visit and inspect any of the Properties, including the financial and accounting records of said Property, and to make copies and take extracts therefrom, and to discuss the affairs, finances and accounts of said Property with the Manager of said Property (and its employees) and the independent public accountants, all upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested.

     6.7  No Encumbrances.  Borrower will not permit any lien, levy, attachment
          ---------------
or restraint to be made or filed against any Property, or any portion thereof or interest therein, or permit any receiver, trustee or assignee for the benefit of creditors to be appointed to take possession of any of Borrower's assets, any Property or any portion of any of the foregoing; excepting, however, any lien claims filed or asserted against any Property and concerning which Borrower is in full compliance with the provisions of Section 1.19 of the Deeds of Trust. Except as provided in this Agreement, Borrower will not encumber any Property or any portion thereof without the prior written consent of the Requisite Lenders and will not encumber any personal property owned by it and used in connection with the use, occupancy or operation of any Property in any way, including any Collateral, except for liens on personal property securing Permitted Indebtedness incurred by the Borrower to finance the acquisition of such personal property, without the prior written consent of the Requisite Lenders.

     6.8  Compliance with Laws.  Borrower will comply, in all material respects,
          --------------------
with all laws, rules, regulations and requirements of governmental authorities having jurisdiction over any Property (including, without limitation, all laws, rules, regulations and requirements of governmental authorities relating to the equipment or substances described in subsections 5.17(a) through 5.17(d)) and will furnish Agent with reports of any official searches for violation of any requirements established by such governmental authorities. Borrower will comply, and will require all Tenants to comply with all restrictive covenants and all obligations created by private contracts and leases which affect ownership, construction, equipping, fixturing, use or operation of any Property.

     6.9  Compliance with Loan Documents.  Borrower will comply with all
          ------------------------------
conditions of this Agreement and all other Loan Documents.

     6.10 Financial Condition. Borrower will not permit its Fixed Charge
          -------------------
Coverage Ratio at the end of any fiscal quarter, for the period consisting of the immediately preceding four consecutive fiscal quarters on a cumulative basis, to be less than 1.6 to 1.0.

     6.11  Trade Names.  Borrower will immediately notify Agent in writing of
           -----------
any change in the legal, trade or fictitious business names used by Borrower, RL or the General Partner, and will, upon Agent's request, execute or caused to be executed any additional financing statements and other certificates necessary to reflect the change in trade names or fictitious business names.

     6.12  Amendment to Documents, Major Personal Property Leases.

           (a) Borrower will not execute any material amendment to the Management Agreement, any Ground Lease or any Major Personal Property Lease without the prior written consent of the Requisite Lenders.

           (b) Borrower will not, without the prior written consent of the Requisite Lenders, enter into any major Personal Property Lease which prohibits an assignment of said Lease to Agent or requires the lessor's consent thereto. Borrower will not, without the prior written consent of the Requisite Lenders, enter into any Personal Property Lease for any Property which would cause the annual amount of all rental and other payments under all Personal Property Leases for that Property to exceed Five Hundred Thousand Dollars ($500,000), in the aggregate.

     6.13  Amendments to Partnership Agreement.  Borrower will not allow any
           -----------------------------------
material amendments to be made in the terms of Borrower's Partnership Agreement (other than amendments made solely for the purpose of adding additional limited partners in

Borrower) without the prior written consent of the Requisite Lenders.

     6.14  Restricted Payments.  Borrower may make payments of the types
           -------------------
described in clauses (a), (b) and (c) of the following sentence so long as, both before and after giving effect thereto, there does not exist a Default or Event of Default. After the occurrence and during the continuance of a Default or an Event of Default, Borrower will not, directly or indirectly, declare, order, pay, make or set apart any sum for any of the following: (a) amounts due under any other Indebtedness; (b) payments to any Affiliates, including, without limitation, payments of principal or interest on loans by Affiliates or payments to RLH pursuant to the Management Agreement (except as provided in the RLH Subordination Agreement, the General Partner Subordination Agreement or the Red Lion Subordination Agreement); or (c) distributions or other payments to partners in Borrower, including, without limitation, repayment of loans made by a partner in Borrower or any accrued interest thereon, return of capital contributions or distributions upon termination, liquidation or dissolution of Borrower.

     6.15  Restriction on Fundamental Changes.  Borrower will not liquidate,
           ----------------------------------
wind up or dissolve itself (or suffer any liquidation or dissolution), or transfer in one transaction or a series of transactions, all or any substantial part of its business, property or fixed assets outside of the ordinary course of business, whether now owned or hereafter acquired, except as otherwise permitted by Section 4.1 hereof.

     6.16  ERISA.  If Borrower hereafter becomes subject to  the provisions of
           -----
ERISA or has ERISA Affiliates, Borrower will not, and will not permit any of its ERISA Affiliates to:

           (a) engage in any transaction in connection with which Borrower or any of its ERISA Affiliates could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Internal Revenue Code in excess of Five Hundred Thousand Dollars ($500,000);

           (b) fail to make full payment when due of all amounts which, under the provisions of any Pension Plan, Borrower or any of its ERISA Affiliates is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency, whether or not waived, with respect to any Pension Plan;

           (c) permit any Unfunded Liability to exist; or

           (d) fail to make any payments in excess of Five Hundred Thousand Dollars ($500,000), in the aggregate, to any Multiemployer Plan that Borrower or any of its ERISA Affiliates may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto.

           As used in this Section 6.16, the term "accumulated funding
                           ------------
deficiency" has the meaning specified in Section 302 of ERISA and Section 412 of the Internal Revenue Code and the term "accrued benefit" has the meaning specified in Section 3 of ERISA.

     6.17  Further Assurances.  At any time or from time to time upon the
           ------------------
request of any Lender, Borrower will, at its expense, promptly execute, acknowledge, and deliver such further documents and do such other acts and things as shall be necessary or advisable, in such Lender's judgment, in order to effect fully the purposes of this Agreement or of any of the other Loan Documents. Borrower will pay all fees and expenses (including reasonable attorneys' fees) incurred by Agent and any Lender in connection therewith.

     6.18  Protection of Liens.  Borrower will maintain the lien created by the
           -------------------
Deeds of Trust as a first lien upon each Property (including, without limitation, the Collateral relating thereto), subject to no additional liens or encumbrances other than title exceptions set forth in the Title Insurance Policy.

     6.19  Payment of Indebtedness.  Subject to Section 6.14, Borrower will
           -----------------------              ------------
(a) duly and punctually pay or cause to be paid all principal of and interest on any Indebtedness of Borrower, (b) comply with and perform all conditions, terms and obligations of the notes or other instruments or agreements evidencing or securing such Indebtedness, (c) promptly inform Lenders of any default, or anticipated default, under any such note, agreement, or instrument, (d) forward to Lenders a copy of any notice of default or notice of any event that might result in default under any such note, agreement or instrument and (e) duly and punctually pay or cause to be paid all other expenses and costs of every kind and nature incurred by or on behalf of Borrower prior to the Maturity Date with respect to the operation, maintenance and management of the Properties.

     6.20  Other Indebtedness.  Borrower will not create, incur, assume,
           ------------------
guarantee, permit to exist, or otherwise become directly or indirectly liable for any Indebtedness, except Permitted Indebtedness. Borrower will not dispose, with or without recourse, of any accounts or notes receivable or any sums due or to become due.

     6.21  Loans and Investments.  Borrower will not lend money, make
           ---------------------
investments, or extend credit, other than in the ordinary course of its business as presently conducted.

     6.22  Regulations G, T and U. Borrower will not use the proceeds of any
           ----------------------
Loan, directly or indirectly, to purchase or carry any margin stock (within the meaning of Regulations G, T and U of the Board of Governors of the Federal Reserve System) or extend credit to others for such purpose.

     6.23  FF&E Reserves; Capital Improvements, etc. Borrower will deposit, or
           -----------------------------------------
cause RLH to deposit, into the FF&E Reserve the amounts required to be reserved pursuant to the Management Agreement. Borrower will use monies deposited into the FF&E Reserve, and any interest accrued thereon, only for Capital Improvements.

     6.24  Delivery of Leases, Licenses, etc.  Borrower will, from time to time
           ----------------------------------
after a request by Agent, which requests shall not be unreasonably made, deliver to Agent certified copies of all leases (including, without limitation, any Major Personal Property Leases), licenses (including, without limitation, liquor licenses), permits and approvals necessary for the operation, use and occupancy of each Property not previously delivered to Agent and, at the request of Agent, Borrower will execute an assignment, in form and substance satisfactory to Agent, of any such leases, licenses, permits and approvals not previously assigned to Agent, to the extent assignment is permitted, which assignment shall be in substantially the same form and substance as the previous assignments of leases, licenses, permits, and approvals pursuant to this Agreement.

     6.25  Leases.  Borrower will not enter into any Tenant Lease with an
           ------
Affiliate or which is outside of the ordinary course of its business.

     6.26  Environmental Matters.
           ---------------------

           (a) Borrower agrees to submit a report, from time to time, if Agent reasonably believes such a report is necessary, satisfactory to Agent, certifying that no Property (or any portion thereof) is being used or has been used at any time since the date of the Dames & Moore report prepared for such Property pursuant to Section 2.1(o) for any Environmental
                                   --------------
     Activities except for any Environmental Activities conducted in the normal course of business at the applicable Property and in full compliance with all applicable federal, state and local laws (whether under common law, statute, rule, regulation or otherwise), permits, licenses, ordinances and other requirements of governmental authorities relating to the protection of human health or the environment or to any Hazardous Material or Hazardous Activities (including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. (S)(S) 9601 et
                                                                              --
     seq.), as heretofore or hereafter amended from time to time, and the
     ---
     applicable provisions of state law pertaining to public health and safety, water, air and land (collectively "Environmental Laws"). Agent reserves the right, in its sole and absolute discretion, to retain, at Borrower's expense, an independent professional consultant to review any report prepared by Borrower. Agent further reserves the right, in its sole and absolute discretion, to retain an independent professional consultant to conduct its own investigation of the Properties (or any of them) for Hazardous Materials. Borrower agrees to bear all costs and expenses incurred in retaining a consultant to conduct such an investigation of the Properties (or any of them), provided such an investigation shall be
                                  --------
     conducted because Agent reasonably believes that there may be Hazardous Material present in, on or under the Property or Properties to be investigated at levels which would require removal or remediation under any Environmental Laws, or provided such an investigation, in fact, discloses
                            --------
     the presence of Hazardous Material in, on or under the Property investigated not previously disclosed to Agent at a level which requires removal or remediation under any Environmental Laws. In all other cases, the costs and expenses incurred in retaining a consultant to conduct an investigation of the Properties (or any of them) shall be borne by the Lenders. Borrower hereby grants to Agent, and each of its respective agents, employees, consultants and contractors the right to enter upon the Properties (or any of them) and to perform such tests as are reasonably necessary to conduct any such review and/or investigation.

           (b) Upon the discovery by Borrower of any event or situation which would render any of the representations or warranties contained in Section
                                                                        -------
     5.17 inaccurate in any respect if made at the time of such discovery,
     ----
     Borrower shall promptly notify Agent of such event or situation and, within thirty (30) days after such discovery, submit to Agent a preliminary written environmental plan setting forth a general description of such event or situation and the action, if any, that Borrower proposes to take with respect thereto. Within ninety (90) days after such discovery, Borrower shall submit to Agent a final written environmental report, setting forth a detailed description of such event or situation and the action that Borrower proposes to take with respect thereto, including, without limitation, any proposed corrective work, the estimated cost and time of completion, the name of the contractor and a copy of the construction contract, if any, and such additional data, instruments, documents, agreements or other materials or information as Agent may reasonably request. The plan shall be subject to Agent's written approval, which approval may be granted or withheld in Agent's reasonable discretion. Agent shall notify Borrower in writing of its approval or disapproval of the final plan within fifteen (15) days after receipt thereof by Agent. If Agent disapproves the plan, Agent's notice to Borrower of such disapproval shall include a brief explanation of the reasons therefor. Within thirty
     (30) days after receipt of such notice of disapproval, Borrower shall submit to Agent a revised final written environmental plan that remedies the defects identified by Agent as reasons for Agent's disapproval of the initial final plan. If Borrower fails to submit a revised plan to Agent within said thirty (30) day period, or if such revised plan is so submitted and Agent, in the exercise of its reasonable discretion, disapproves said plan, such failure or disapproval shall, at Agent's option and upon notice to Borrower, constitute an "Event of Default" hereunder, in which event Lenders, obligation to make Revolving Loans shall abate and Agent shall have all of the rights and remedies available to it under Section 7.2. If
                                                               -----------
     Agent does not notify Borrower of its approval or disapproval of the final plan or any revisions thereof within fifteen (15) days after receipt thereof, the plan or revision shall be deemed approved by Agent. Once any such plan is approved in writing or deemed approved by Agent, Borrower shall promptly commence all action necessary to implement such plan and to comply with any requirements and conditions imposed by any governmental agency or authority, and shall diligently and continuously pursue such action to completion in strict accordance with the terms thereof.

     6.27  Interest Rate Protection.  Within 30 days of the Effective Date,
           ------------------------
Borrower shall enter into interest rate hedging agreements satisfactory to Agent which shall fix the all-in rate on 75% of the Term Loans.

     6.28  O&M Report.  Borrower will comply, in all material respects, with the
           ----------
requirements and recommendations set forth in the O&M Report, including, without limitation, causing all work, testing and monitoring required or recommended therein to be duly performed at the times and in the manner set forth therein.

                                 ARTICLE VII

                          EVENTS OF DEFAULT; REMEDIES
                          ---------------------------

     7.1  Events of Default.
          -----------------

          (a) Upon written notice to Borrower from any Lender or Agent (except for the occurrence of any of the events described in subsections 7.1(a)
     (iii) through (vi) in which event no notice shall be required), the occurrence of any one or more of the following shall constitute a default under this Agreement:

               (i) the failure to pay any monies due under the Notes (or any of them) or any other Loan Document when due;

              (ii) the failure to comply with any of the covenants made by Borrower in this Agreement or in any of the other Loan Documents that are not specifically described in other clauses of this Sections 7.1;
                                                                  ------------

             (iii) the commencement by any constituent partner of Borrower of any action or proceeding which seeks as one of its remedies the dissolution of Borrower;

              (iv) if any governmental authority, or any court at the instance thereof, shall take possession of all or a substantial part of the property of, or assume control over, the affairs or operations of, or a receiver or trustee shall-be appointed over all or a substantial part of, or a writ or order of attachment or garnishment shall be issued or made against all or a substantial part of the property of Borrower or the General Partner;

               (v) if Borrower or the General Partner shall admit in writing its inability to pay its debts as they mature, or make an assignment for the benefit of creditors; or Borrower or the General Partner shall apply for or consent to the appointment of any receiver, trustee or similar officer for Borrower or the General Partner, as the case may be, or for all or any substantial part of their respective property; or Borrower or the General Partner shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debts, dissolution, liquidation, or similar proceedings relating to Borrower or the General Partner, as the case may be, under the laws of any jurisdiction;

              (vi) if a receiver, trustee or similar officer shall be appointed for Borrower or the General Partner for all or any substantial part of their respective property without the application or consent of Borrower or the General Partner, as the case may be, and such appointment shall continue undischarged for a period of sixty (60) days (whether or not consecutive); or any bankruptcy, insolvency, reorganization, arrangements, readjustment of debt, dissolution, liquidation or similar proceedings shall be instituted (by petition, application or otherwise) against Borrower or the General Partner, as the case may be, and shall remain undismissed for a period of sixty
          (60) days (whether or not consecutive) or an order for relief shall be entered thereon;

             (vii) if (A) any written representation or warranty made by or with respect to Borrower or the General Partner in any of the Loan Documents at the date hereof shall be materially false or materially misleading in any respect or (B) Borrower shall fail to disclose in any Compliance Certificate or Notice of Borrowing any change in facts which makes any written representation or warranty by or with respect to Borrower or the General Partner materially false or materially misleading in any respect on the date of said Certificate or Notice;

            (viii) (A) if an "Event of Termination" under the Management Agreement shall occur and Borrower shall be the defaulting party, (B) if an "Event of Termination" under the Management Agreement shall occur and RLH shall be the defaulting party, and such "Event of Termination" shall remain unremedied for a period of thirty (30) days, or (C) if RLH or its permitted successor or assign under the Loan Documents shall terminate the Management Agreement or otherwise no longer be the manager of any Property which, at such time, is subject to any lien securing the Obligations;

              (ix) any uninsured money judgment in excess of Five Hundred Thousand Dollars ($500,000) shall be rendered against Borrower or its assets or any, writ or warrant of attachment, or similar process, shall be entered or filed against Borrower or any of its assets and such money judgment, writ, warrant or process shall remain undischarged, unvacated, unbonded or unstayed for a period of forty-five (45) days or in any event later than five (5) days prior to the date of any proposed sale thereunder;

               (x) the failure to procure or maintain the insurance policies required by Agent;

              (xi) a trustee shall be appointed by an appropriate United States district court to administer any Pension Plan or the Pension Benefit Guaranty Corporation (or any successor thereto) shall institute proceedings to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan;

             (xii) (A) Borrower or any of its ERISA Affiliates as employer under a Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and the plan sponsor of such Multiemployer Plan shall have notified such withdrawing employer that such employer has incurred a withdrawal liability in an annual amount exceeding Five Hundred Thousand Dollars ($500,000); or (B) any Pension Plan maintained by the Borrower or any of its ERISA Affiliates shall be terminated within the meaning of Title IV of ERISA, or a trustee shall be appointed by an appropriate United States district court to administer any Pension Plan, or the Public Benefit Guaranty Corporation shall institute proceedings to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan if as of the date thereof the Borrower's liability or any such ERISA Affiliate's liability (after giving effect to the tax consequences thereof) to the Public Benefit Guaranty Corporation for unfunded guaranteed vested benefits under the Pension Plans exceeds the then current value of assets accumulated in such Pension Plan by more than Five Hundred Thousand Dollars ($500, 000) (or in the case of a termination involving the Borrower or any of its ERISA Affiliates as a "substantial employer" (as defined in Section 4001(a)(2) of ERISA) the withdrawing employer's proportionate share of such excess shall exceed such amount);

            (xiii) a Transfer of any Property without the prior written consent of Lenders or without first complying with the provisions of clauses (a) through (d), inclusive, of Section 4.1;
                                                 -----------

             (xiv) a Transfer of any general partnership interest in Borrower or any stock in the General Partner without the prior written consent of Lenders;

              (xv) a default by Borrower under any other Indebtedness of Borrower in an amount in excess of Five Hundred Thousand Dollars ($500,000) which is recourse to the credit of Borrower, if the effect of such default is to cause the holder (or holders) of such Indebtedness to declare such Indebtedness to be due prior to its stated maturity;

             (xvi)  a default by Borrower under the terms of any Ground
          Lease and the expiration of all applicable notice and cure periods given to Borrower thereunder; provided, however, said default shall be deemed cured if Borrower shall sell the Property subject to the Ground Lease pursuant to Section 4.1 or, prior to Agent's exercise of any of
                            -----------
          its rights and remedies under any of the Loan Documents, Borrower shall cure said default and shall deliver to Agent satisfactory evidence that the lessor under said Ground Lease has accepted such cure and has acknowledged that the Ground Lease is in full force and effect without default; or

            (xvii) a material adverse change (as reasonably determined by Lenders in good faith) shall have occurred in the financial condition, business, operations of Borrower or General Partner which materially adversely affects the ability of Borrower to perform its obligations under the Loan Documents to which it is a party and such condition shall continue unremedied for ten (10) days after Borrower's receipt of a notice of default from Agent.

          (b) Except for defaults involving the breach of an obligation to pay money to Agent, and those defaults described in Sections 7.1(a)(iv),
                                                     -------------------
     7.1(a)(v), 7.1(a)(vi), 7.1(a)(ix), 7.1(a)(xiii), 7.1(a)(xiv), 7.1(a)(xvi)
     ---------  ----------  ----------  ------------  -----------  -----------
     and 7.1(a)(xvii), any default is curable and shall be deemed cured, if:
         ------------

               (i) within five (5) Business Days of Borrower's receipt of a notice of default from any Lender or Agent, Borrower gives Agent notice (which notice shall be forwarded by Agent to each Lender) of its intent to cure said default; and

              (ii) Borrower commences to cure said default within ten (10) Business Days of receipt of notice of default from a Lender or Agent; and

             (iii) Borrower, in fact, cures said default within such time as Requisite Lenders, in their sole but reasonable discretion, deem to be a reasonable time.

     7.2  Remedies.  Notwithstanding any provision to the contrary in any of the
          --------
other Loan Documents, upon the happening
of any Event of Default under this Agreement or under any of the other Loan Documents, then Lenders shall, at their option, have the remedies provided in the Loan Document breached by Borrower and the following remedies: Agent, at the direction of the Requisite Lenders, may declare the outstanding indebtedness under the Notes to be immediately due and payable without presentment, demand, protest or notice of any kind (provided that with respect to any Event of Default described in Section 7.1(a)(iv), Section 7.1(a)(v) or Section
                     ------------------  -----------------    -------
7.1(a)(vi), the outstanding indebtedness under the Notes shall automatically
- ----------
become due and payable); Agent may, at its option, apply any of Borrower's funds in its possession to the pro rata payment of the outstanding indebtedness under
                         --- ----
the Notes, whether or not such indebtedness is then due; and Agent may exercise all rights and remedies available to it under any or all of the Loan Documents, including, without limitation, to the extent permitted by law, the right to sell all or any part of the real property and personal property collateral separately or together as one parcel or package or security in accordance with the provisions of the Deeds of Trust. If at any time after acceleration of the outstanding indebtedness under the Notes, Borrower shall pay all arrears of interest and all payments on account of principal of the Loans which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than nonpayment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied, then by written notice to Borrower, Requisite Lenders may elect, in their sole discretion, to rescind and annul the acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind Lenders to a decision which may be made at the election of Requisite Lenders; they are not intended to benefit Borrower and do not give Borrower the right to require Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.


                                  ARTICLE VIII

                                     AGENT
                                     -----

     8.1  Appointment.  CIBC is hereby appointed Agent hereunder and under the
          -----------
other Loan Documents and each Lender hereby authorizes Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this

Article VIII are solely for the benefit of Agent and Lenders, and Borrower shall have no rights as a third party beneficiary of any of the provisions thereof.
In performing its functions and duties under this Agreement, Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Borrower.

     8.2  Powers; General Immunity.
          ------------------------

          (a) Duties Specified. Each Lender irrevocably authorizes Agent to take such action on such Lender's behalf and to exercise such powers hereunder and under the other Loan Documents as are specifically delegated to Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents and it may perform such duties by or through its agents or employees. Agent shall not have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

          (b) No Responsibility for Certain Matters. Agent shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by Agent to Lenders or by or on behalf of Borrower to Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Borrower or any other Person liable for the payment of any Obligations, nor shall Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding, Agent shall not have any liability arising from confirmations of the amount of outstanding Loans.

          (c) Exculpatory Provisions. Neither Agent nor any of its respective officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted by Agent hereunder or in connection herewith except to the extent caused by Agent's gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction. If Agent shall request instructions from Lenders with respect to any act or action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Requisite Lenders. Without prejudice to the generality of the foregoing, (i) Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Borrower), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders. Agent shall be entitled to refrain from exercising any power, discretion or authority vested in it under this Agreement or any of the other Loan Documents unless and until it has obtained the instructions of Requisite Lenders.

          (d) Agent Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans, Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity. Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Borrower or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Borrower for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

     8.3  Representations and Warranties; No Responsibility For Appraisal of
          ------------------------------------------------------------------
Creditworthiness.  Each Lender represents and warrants that it has made its own
- ----------------
independent investigation of the financial condition and affairs of Borrower in connection with the making and/or maintaining of the Loans hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Borrower. Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and Agent shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

     8.4  Right to Indemnity.  Each Lender, in proportion to its Pro Rata Share,
          ------------------
severally agrees to indemnify Agent, to the extent that Agent shall not have been reimbursed by Borrower, for and against any and all actual liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as Agent in any way relating to or arising out of this Agreement or the other Loan Documents; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction. If any indemnity furnished to Agent for any purpose shall, in the opinion of Agent, be insufficient or become impaired, Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

     8.5  Payee of Note Treated as Owner.  Agent may deem and treat the payee of
          ------------------------------
any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with Agent. Any request, authority or consent of any person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of that Note or of any Note or Notes issued in exchange therefor.

     8.6  Successor Agent.  Agent may resign at any time by giving 30 days'
          ---------------
prior written notice thereof to Lenders and Borrower, and Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Borrower and Agent and signed by Requisite Lenders. Upon any such notice of resignation by or any such removal of Agent, Requisite Lenders shall have the right, upon five Business Days' notice to Borrower, to appoint a successor Agent which shall be a Lender. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent and the retiring or removed Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Agent's resignation or removal hereunder as Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

     8.7  Delivery of Documents.  Agent or its counsel shall as soon as
          ---------------------
reasonably practicable distribute to each Lender at its primary address set forth on the appropriate counterpart signature page hereof, or at such other address as a Lender may request in writing, (i) all documents to which such Lender is a party or of which such Lender is a beneficiary, (ii) all other documents or information which Agent is required to send to Lenders pursuant to the terms of this Agreement, and (iii) other information or documents received by Agent at the request of any Lender. In addition, within fifteen (15) Business Days after receipt of a request in writing from a Lender for written information or documents provided by or prepared by Borrower, Agent shall deliver such written information or documents to such requesting Lender if such Agent has possession of such written information or documents in its capacity as a Agent or as a Lender.

     8.8  Post-Foreclosure Plan.  In the event all or any portion of any
          ---------------------
Property or Collateral is acquired by Agent for the benefit of Lenders as a result of a foreclosure or the acceptance of a deed or assignment in lieu of foreclosure, or is retained in satisfaction of all or any part of Borrower's Obligations, title to any such Property or Collateral or any portion thereof shall be held in the name of Agent or one or more nominees or subsidiaries of Agent, as agent for the ratable benefit of Agent and Lenders. Agent shall prepare a recommended course of action for such Properties or Collateral (the "Post-Foreclosure Plan"), which shall be subject to the approval of Requisite Lenders. In the event that Requisite Lenders do not approve such Post-Foreclosure Plan, any Lender shall be permitted to submit an alternative Post-Foreclosure Plan to Agent, and Agent shall submit any and all such additional Post-Foreclosure Plans to Lenders for evaluation and the approval of Requisite Lenders. In accordance with the approved Post-Foreclosure Plan, Agent shall cause to be managed and administered, including, without limitation, employing a manager and other agents, including agents for the sale of such Properties or Collateral, and the collecting of revenues and other sums from such Properties and Collateral and paying the expenses of such Properties and Collateral. Any material actions taken by Agent with respect to such Properties or Collateral, which are not provided for in the approved Post-Foreclosure Plan or reasonably incidental thereto, shall require the consent of Requisite Lenders by way of supplements to such Plan. Upon demand therefor from time to time, each Lender will contribute its share (based on its Pro Rata Share) of all costs and expenses incurred by Agent pursuant to any Post-Foreclosure Plan in connection with the operation, management, maintenance or sale of any Properties or Collateral. In addition, Agent shall cause to be delivered to each of the Lenders monthly, an income and expense statement for such Properties and Collateral, and each of the Lenders shall promptly contribute its Pro Rata Share of any operating losses for such Properties or Collateral, and such other expenses and operating reserves as Agent shall deem necessary pursuant to and in accordance with the Post-Foreclosure Plan. To the extent there is net operating income from such Properties or Collateral, Agent shall, in accordance with the Post-Foreclosure Plan, determine the amount and timing of distributions to Lenders. All such distributions shall be made to Lenders in accordance with their respective Pro Rata Shares. Lenders acknowledge that if title to any Property or Collateral is obtained by Agent or its nominee, such Properties and Collateral will not be held as a permanent investment, but will be liquidated as soon as practicable and all proceeds of such liquidation may first be applied toward costs and expenses incurred by Agent with respect to such Properties or Collateral and any remaining proceeds shall be distributed to Lenders in accordance with their Pro Rata Shares. Agent shall undertake to sell such Properties or Collateral at such price and upon such terms and conditions as Requisite Lenders shall reasonably determine to be most advantageous. Any purchase money mortgage or deed of trust taken in connection with the disposition of any such Property or Collateral in accordance with the immediately preceding sentence shall name Agent as agent for Lenders, as the beneficiary or mortgagee. In such case, Agent and Lenders shall enter an agreement with respect to such purchase money mortgage defining the rights of Lenders in the same Pro Rata Shares provided hereunder which agreement shall be in all material respects similar to this Article VIII.

                                 ARTICLE IX

                                 MISCELLANEOUS
                                 -------------

     9.1  Assignments and Participations in Loan.
          --------------------------------------

          (a) Each Lender shall have the right at any time to (i) sell, assign, transfer or negotiate to any Eligible Assignee, or (ii) sell participations to any Person in, all or any part of any Loan or Loans made by it or its Commitments or any other interest herein or in any other Obligations owed to it; provided that no such assignment or participation shall, without the
            --------
     consent of Borrower, require Borrower to file a registration statement with the Securities and Exchange Commission or apply to qualify such assignment or participation of the Loans or the other Obligations under the securities laws of any state. Except as otherwise provided in this Section 9.1, no
                                                              -----------
     Lender shall, as between Borrower and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or any granting of participations in, all or any part of the Loans, the Commitments or the other Obligations owed to such Lender.

          (b) (i) Each Loan, Commitment or other Obligation may (A) be assigned in any amount (of a constant and not a varying percentage) to another Lender, or to an Affiliate of the assigning Lender or another Lender, with the giving of notice to Borrower and Agent or (B) be assigned in any amount of at least $5,000,000 (of a constant and not a varying percentage) to any other Eligible Assignee with the giving of notice to Borrower and Agent and with the consent of Borrower and Agent (each such consent not to be unreasonably withheld). To the extent of any such assignment in accordance with either clause (A) or
          (B) above, and after payment by either the assigning Lender or assignee Lender of a processing fee to Agent of $3,000, the assigning Lender shall be relieved of its obligations with respect to its Loans, Commitments or other Obligations or the portion thereof so assigned. The parties to each such assignment shall execute and deliver to Agent, for its acceptance, an Assignment and Acceptance, together with such certificates, documents or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment and Acceptance or Agent may require. Upon such execution, delivery and acceptance, payment of the processing fee described above and payment to from and after the effective date specified in such Assignment and Acceptance, (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender hereunder and (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). The Commitments hereunder shall be modified to reflect the Commitment of such assignee and any remaining Commitment of such assigning Lender and, if any such assignment occurs after the issuance of the Notes hereunder, new Notes shall, upon surrender of the assigning Lender's Notes, be issued to the assignee and to the assigning Lender pursuant to Section 3.1(d) as necessary to reflect the new Commitments of the
             --------------
          assignee and the assigning Lender. Borrower hereby agrees to execute new Notes to reflect the terms of this subsection 9.1(b)(i) promptly
                                                 --------------------
          upon request by or on behalf of Agent or any Lender, subject to the terms of this subsection 9.1(b)(i).

              (ii)  Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any certificates, documents or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver, Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit B hereto and if Agent has consented
                                    ---------
          to the assignment evidenced thereby (to the extent such consent is required pursuant to Section 9.1(b)(i)) and has received the
                               -----------------
          processing fee described above, (A) accept such Assignment and Acceptance by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Agent to such assignment) and (C) give prompt notice thereof to Borrower. Agent shall maintain a copy of each Assignment and Acceptance delivered to and accepted by it as provided in this Section 9.1(b)(ii).
                                                 ------------------

          (c) The holder of any participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting (i) the extension of the regularly scheduled maturity of any portion of the principal amount of or interest on any Loan allocated to such participation, (ii) a reduction of the principal amount of or the rate of interest payable on any Loan allocated to such participation, and all amounts payable by Borrower hereunder shall be determined as if such Lender had not sold such participation or (iii) except as otherwise provided herein, the release of any Collateral. Borrower hereby acknowledges and agrees that any participation will give rise to a direct obligation of Borrower to the participant and the participant shall, for purposes of

     Sections 3.4(d), 3.5, 9.4 and 9.5, be considered to be a "Lender"; provided
     ---------------  --------     ---
     that no participant shall be entitled to receive any greater amount pursuant to Section 3.4(d) or 3.5 than the transferor Lender would have
                 --------------    ---
     been entitled to receive in respect of the amount of the participation effected by such transferor Lender to such participant had no such participation occurred.

          (d) Each Lender may furnish any information concerning Borrower and its Affiliates in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants).

          (e) In addition to the foregoing, each Lender may at any time assign its rights under this Agreement and its Notes to any Federal Reserve Bank.

     9.2  Expenses.  Whether or not the transactions contemplated hereby shall
          --------
be consummated, Borrower agrees to pay promptly (i) to the extent set forth in that certain letter agreement dated February 5, 1996 between the Borrower and Mayer, Brown & Platt, all the reasonable costs and expenses of preparation of this Agreement and the other Loan Documents; (ii) all the costs of furnishing all opinions by counsel for Borrower (including without limitation any opinions requested by Lenders as to any legal matters arising hereunder) and of Borrower's performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including, without limitation, with respect to confirming compliance with environmental and insurance requirements; (iii) the reasonable fees, expenses and disbursements of counsel to Agent in connection with the negotiation, preparation, execution and administration of the Loan Documents and the Loans and any consents, amendments, waivers or other modifications hereto or thereto and any other documents or matters requested by Borrower; (iv) all title insurance premiums and charges, environmental audit fees, escrow fees, costs of surveys, premiums of hazard insurance policies and surety bonds, appraisal fees and expenses, and costs of any market or feasibility studies; (v) all fees and expenses related to any syndication, assignment or participation of all or any part of the Loans; (vi) all other actual and reasonable costs and expenses incurred by Agent in connection with the negotiation, preparation and execution of the Loan Documents and the transactions contemplated hereby and thereby; and (vii) after the occurrence of an Event of Default, all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by Agent and Lenders in enforcing any Obligations of or in collecting any payments due from Borrower hereunder or under the other Loan Documents by reason of such Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.

     9.3  Indemnity.  In addition to the payment of expenses pursuant to Section
          ---------                                                      -------
9.2, whether or not the transactions contemplated hereby shall be consummated,
- ---
Borrower agrees to defend, indemnify, pay and hold harmless Agent and Lenders and any holder of any of the Notes, and the officers, directors, employees, agents and affiliates of Agent, Lenders and such holders (collectively called the "Indemnitees") from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including without limitation the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including without limitation securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including without limitation Lenders' agreement to make or maintain the Loans hereunder or the use or intended use of the proceeds of any of the Loans) (collectively called the "Indemnified Liabilities"); provided that Borrower shall not have any obligation
                            --------
to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction. Borrower shall not settle any claim with respect to any Indemnified Liability without the prior written consent of all affected Indemnitees. Upon receiving knowledge of any suit, claim or demand asserted by a third party that an Indemnitee believes constitutes an Indemnified Liability, such Indemnitee shall give Borrower notice of the matter and an opportunity to defend it, at Borrower's sole cost and expense, with legal counsel satisfactory to such Indemnitee; provided that if such Indemnitee reasonably believes that
                    --------
retention of separate counsel is necessary to avoid a conflict of interest, such Indemnitee may retain, at Borrower's sole cost and expense, separate counsel to defend the matter. The obligations of Borrower under this Section 9.3 shall
                                                           -----------
survive the closing and repayment of the Loans. To the extent that the undertaking to defend, indemnify, pay and hold harmless set forth in this

Section 9.3 may be unenforceable because it is violative of any law or public
- -----------
policy, Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

     9.4  Set Off.  In addition to any rights now or hereafter granted under
          -------
applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, each Lender and each subsequent holder of the Notes is hereby authorized by Borrower at any time or from time to time, with the prior written consent of Agent but without notice to Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured but not including trust accounts) and any other indebtedness at any time held or owing by such Lender or subsequent holder to or for the credit or the account of Borrower or against and on account of the obligations and liabilities of Borrower to such Lender or subsequent holder under this Agreement, the Notes and other Loan Documents, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement, the Notes and other Loan Documents, irrespective of whether or not (a) such Lender or such subsequent holder shall have made any demand hereunder or (b) such Lender or such subsequent holder shall have declared the principal of and interest on the Notes and other amounts due hereunder to be due and payable as permitted by Article VII and although said obligations and
                            -----------
liabilities, or any of them, may be contingent or unmatured.

     9.5  Amendments and Waivers.  No amendment, modification, termination or
          ----------------------
waiver of any provision of this Agreement or the Loan Documents, or consent to any departure by Borrower therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; provided that any amendment,
                                          --------
modification, termination or waiver of or with respect to: the amount of the Commitments or the principal amount of the Loans; each Lender's Pro Rata Share; the definition of "Requisite

Lenders"; any provision expressly requiring the approval or concurrence of all Lenders; the scheduled final maturity dates of the Loans; the dates and amounts of any scheduled payments (but not prepayments) of principal of the Loans; the dates on which interest or any fees are payable; any releases of Collateral (except as otherwise permitted hereunder); decreases in the interest rates borne by the Loans or in the amount of any fees payable hereunder; the maximum duration of Interest Periods; and the provisions contained in Sections 7.1(a)
                                                              ---------------
and 9.5 shall be effective only if evidenced by a writing signed by or on behalf
    ---
of all Lenders. In addition, (i) any amendment, modification, termination or waiver of any of the provisions contained in Article II shall be effective only
                                             ----------
if evidenced by a writing signed by or on behalf of Agent and Requisite Lenders,
(ii) no amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note, and (iii) no amendment, modification, termination or waiver of any provision of Article VIII or of any other provision of this Agreement expressly
             ------------
requiring the approval or concurrence of Agent shall be effective without the written concurrence of Agent. Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 9.5 shall be binding upon each holder of the Notes at the time
          -----------
outstanding, each future holder of the Notes and, if signed by Borrower, on Borrower.

     9.6  Independence of Covenants.  All covenants hereunder shall be given
          -------------------------
independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

     9.7  Time is of the Essence.  Time is of the essence of this Agreement.
          ----------------------

     9.8  Notices.  All notices, requests, demands and consents to be made
          -------
hereunder to the parties hereto shall be in writing and shall be delivered by personal service (including, without limitation, courier or express service), facsimile transmission, or by registered mail, postage prepaid, return receipt requested, to the addresses shown below or such other addresses which the parties may provide to one another in accordance herewith. Such notices, requests, demands and consents, if sent by mail or delivered personally or by facsimile transmission, shall be effective upon the date of receipt or of refusal to accept delivery by the authorized representative of the party at the designated address.

     To Agent:           Canadian Imperial Bank of Commerce
                         425 Lexington Avenue
                         New York, New York  10017
                         Attention:  Syndications Department

                         and

                         CIBC Inc.
                         350 South Grand Avenue, Suite 2600
                         Los Angeles, California 90071
                         Attention: Paul J. Chakmak

     With a copy to:     Mayer, Brown & Platt
                         350 South Grand Avenue
                         Suite 2500
                         Los Angeles, California 90071
                         Attention: Brian Newhouse, Esq.

     To Borrower:        Red Lion Inns Operating L.P.
                         c/o Red Lion Properties, Inc.
                         4001 Main Street
                         Vancouver, Washington 98663
                         Attention:  Chief Financial Officer

     With a copy to:     Stoel Rives LLP
                         900 S.W. Fifth Avenue, Suite 2300
                         Portland, Oregon 97204-1268
                         Attention:  Thomas R. Nicolai, Esq.

     To Lenders:         As set forth on the Signature Page hereof.

     9.9  Failure or Indulgence Not Waiver; Remedies Cumulative.  No failure or
          -----------------------------------------------------
delay on the part of Agent, Lenders or any holder of the Notes (or either of them) in the exercise of any power, right or privilege hereunder or under the Notes (or either of them) shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement or the Notes are cumulative to and not exclusive of, any rights or remedies otherwise available.

     9.10  Severability. In case any provision in or obligation under this
           ------------
Agreement or the Notes (or either of them) shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     9.11  Headings. Section and subsection headings in this Agreement are
           --------
included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

     9.12  Applicable Law. Borrower, Agent and Lenders agree that their rights
           --------------
and obligations under this Agreement, the Notes and under the other Loan Documents shall be governed by and construed and interpreted in accordance with the internal law of the State of New York without giving effect to any contrary conflict-of-law rules and principles of such State. The parties further agree and stipulate that the State of New York has a substantial relationship to the parties and to the underlying transactions evidenced by the Loan Documents. Notwithstanding the foregoing, the parties agree that:

           (a) The procedures governing the enforcement by Lenders of foreclosure and provisional remedies against Borrower, including by way of illustration but not limitation, actions for foreclosure, replevin, for claim and delivery of property, for injunctive relief or for the appointment of a receiver shall be governed by the laws of the State in which the applicable real property is located; and

           (b) Lenders shall comply with applicable law in the State in which the applicable real property is located to the extent required in connection with the foreclosure of the security interest and liens created hereby and under the other Loan Documents.

     Nothing contained in this Section 9.12 shall be construed to provide that
                               ------------
the substantive law of the State in which the applicable real property is located shall apply to the parties' rights and obligations hereunder or under the other Loan Documents, which are and shall continue to be governed by the substantive law of the State of New York. In addition, the fact that portions of the Loan Documents may include provisions drafted to conform to the law of other jurisdictions is not intended nor shall it be deemed in any way to derogate the parties' choice of law set forth in this Section 9.12. The parties
                                                      ------------
further agree that Lenders may enforce their rights under the Loan Documents, including but not limited to, its rights to sue Borrower, to collect any outstanding indebtedness or to obtain a judgment for any deficiency following foreclosure, in accordance with New York law.

     9.13  Successors and Assigns; Subsequent Holders of Notes. This Agreement
           ---------------------------------------------------
shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Agent and Lenders. The terms and provisions of this Agreement shall inure to the benefit of any assignee or transferee of the Notes, and in the event of such transfer or assignment, the rights and privileges herein conferred upon Lenders shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. Borrower may not assign any of its rights hereunder without the written consent of Lenders, which may be withheld or granted in each Lender's sole discretion.

     9.14  Nonrecourse. Notwithstanding anything to the contrary contained
           -----------
herein or in any of the other Loan Documents, Lenders agree that the constituent partners of Borrower (the "Nonrecourse Parties") shall not be personally liable for the payment of any sums now or hereafter owing Lenders under the terms of the Loan Documents including, without limitation, the indebtedness evidenced by the Notes, except as set forth in this Section 9.14. If an Event of Default
                                       ------------
should occur hereunder or under the other Loan Documents, each Lender agrees that its rights, as to the Nonrecourse Parties, shall be limited to proceeding against the Borrower and the security for the Indebtedness evidenced by the Notes, against any guarantor of the Term Notes or the Revolving Notes (including, without limitation, any Nonrecourse Party) or against any party other than the Nonrecourse Parties and that it shall have no right to proceed directly against the Nonrecourse Parties for the satisfaction of any monetary obligation of or enforcement of any monetary claim against maker or for any deficiency judgment remaining after foreclosure of any real or personal property securing the obligation owed to Lenders hereunder or under the other Loan Documents. It is expressly understood and agreed that nothing contained in this
Section 9.14 shall in any manner or way constitute or be deemed a release of the
- ------------
Borrower or the debt evidenced by the Notes or otherwise affect or impair the enforceability against Borrower of the liens of the Deeds of Trust, the liens of any assignments executed in connection with the Obligations or the rights and security interests created by the Deeds of Trust or any other instrument or agreement evidencing, securing or related to the indebtedness evidenced by the Notes. Nothing in this Section 9.14 shall: (a) preclude Agent or any Lender
                        ------------
from foreclosing the liens of the Deeds of Trust or from enforcing any of its rights or remedies in law or in equity against Borrower or its assets (including, without limitation, any or all of the Collateral)
except as stated in this Section 9.14; (b) impair, in any manner, any right,
                         ------------
remedy or recourse Agent or any Lender may have against the Borrower or against any party executing a guaranty (including, without limitation, any Nonrecourse Party); (c) impair, in any manner, any right, remedy or recourse Agent or any Lender may have against the Nonrecourse Parties for fraud or for fraudulent misapplication of insurance proceeds or condemnation awards; (d) impair, in any manner, any right, remedy or recourse Agent or any Lender may have against the Nonrecourse Parties for indemnification pursuant to this Agreement or the other Loan Documents arising out of the existence or alleged existence of hazardous waste at one or more of the Properties; (e) impair, in any manner, any right, remedy or recourse Agent or any Lender may have against the Nonrecourse Parties for Borrower's failure to procure or maintain policies of insurance required by Agent; or (f) impair, in any manner, any right, remedy or recourse Agent or any Lender may have against the Nonrecourse Parties pursuant to the Environmental Indemnity.

     9.15  Authority to File Notices. Borrower hereby irrevocably appoints Agent
           -------------------------
as its attorney-in-fact, with full power of substitution, to file for record, at the Borrower's cost and expense and in Borrowers name, any notices that Agent considers necessary or desirable to protect the security for the Obligations.

     9.16  Payments Under the Notes.  All payments of principal and interest on
           ------------------------
the Notes shall be made to Lenders, c/o Agent in immediately available funds and, with respect to the Term Notes, shall be delivered not later than 1:00 p.m. New York, New York time, on the dates such payments are to be made. Any payment on the Term Notes received after 1:00 p.m. shall be deemed received by Lenders on the next Business Day.

     9.17  Ratable Sharing.  Lenders and each subsequent holder by acceptance of
           ---------------
a Note hereby agree among themselves that if any of them shall, whether by voluntary payment, by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to that Lender or holder hereunder or under the other Loan Documents (collectively, the "Aggregate Amounts Due" to such Lender or holder) which is greater than the proportion received by any other Lender or holder of the Notes in respect of the Aggregate Amounts Due to such other Lender or holder, then the Lender or holder of the Notes receiving such proportionately greater payment shall (i) notify Agent and each other Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders and holders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders and holders of the Notes in proportion to the Aggregate Amounts Due to them; provided that
                                                                 --------
if all or part of such proportionately greater payment received by such purchasing Lender or holder is thereafter recovered from such Lender or holder upon the bankruptcy or reorganization of Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender or holder ratably to the extent of such recovery, but without interest. Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

     9.18  Obligations Several; Independent Nature of Lenders' Rights. The
           ----------------------------------------------------------
obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

     9.19  Waiver of Jury Trial.  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY
           --------------------
AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

     9.20  Consent to Jurisdiction and Service of Process. ALL JUDICIAL
           ----------------------------------------------
PROCEEDINGS BROUGHT AGAINST BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OBLIGATION MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, SUCH OTHER LOAN DOCUMENT OR SUCH OBLIGATION. Borrower designates and appoints [Thomas R. Nicolai], and such other Persons as may hereafter be selected by Borrower irrevocably agreeing in writing to so serve, as its agent to receive on its behalf service of all process in any such proceedings in any such court, such service being hereby acknowledged by Borrower to be effective and binding service in every respect. A copy of any such process so served shall be mailed by registered mail to Borrower at its address provided in Section 9.8; provided that, unless otherwise provided by
                    -----------  --------
applicable law, any failure to mail such copy shall not affect the validity of service of such process. If any agent appointed by Borrower refuses to accept service, Borrower hereby agrees that service of process sufficient for personal jurisdiction in any action against Borrower in the State of New York may be made by registered or certified mail, return receipt requested, to Borrower at its address provided in Section 9.8, and Borrower hereby acknowledges that such
                    -----------
service shall be effective and binding in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any Lender to bring proceedings against Borrower in the courts of any other jurisdiction.

     9.21  No Waiver.  No Loan shall constitute a waiver of any conditions to
           ---------
Lenders' obligation to make further disbursements nor, in the event Borrower is unable to satisfy any such conditions, shall any such waiver have the effect of precluding Lenders from thereafter declaring such inability to constitute a default under this Agreement.

     9.22  Incorporation of Exhibits.  The exhibits hereto are hereby
           -------------------------
incorporated into this Agreement and made a part hereof.

     9.23  Disclaimer by Lenders.  Borrower is not and shall not be an agent of
           ---------------------
Lenders for any purpose. Neither Agent nor Lenders are a joint venture partner with Borrower or with the constituent partners in Borrower in any manner whatsoever. Approvals granted by Agent or Lenders for any matters covered under this Agreement shall be narrowly construed to cover only the parties and facts identified in any written approval or, if not in writing, such approvals shall be solely for the benefit of Borrower.

     9.24  Inconsistencies with Loan Documents.  In the event of any
           -----------------------------------
inconsistencies between the terms of this Agreement and the terms of any of the other Loan Documents or the Commitment, the terms of this Agreement shall govern and prevail.

     9.25  Counterparts. This Agreement may be executed in any number of
           ------------
counterparts each of which shall be deemed an original, but all such counterparts together shall constitute but one agreement.

     9.26  Attorneys' Fees.  For the purpose of this Agreement and the other
           ---------------
Loan Documents, the term "attorneys' fees" or "attorneys' fees and expenses" shall mean the fees and expenses of counsel to the parties hereto, which may include printing, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals, librarians and others not admitted to the Bar but performing services under the supervision of an attorney. The term "attorneys' fees" or "attorneys' fees and costs" shall also include, without limitation, all such fees and expenses incurred with respect to trials, interpleaders, hearings, appeals, bankruptcy or any judicial proceedings, and whether or not any action or proceeding is brought with respect to the matter for which said fees and expenses were incurred.

     9.27  Interpretation. Where this Agreement grants Agent, Lenders or
           --------------
Borrower a right of consent or approval, and provides that the right is to be exercised in that party's sole, absolute, final or unfettered discretion or judgment, or language of similar import, then the party's judgment or discretion on that matter shall be final, provided that the party shall act in good faith and not arbitrarily. In all other cases where this Agreement requires the consent or approval of Agent, Lenders or Borrower, such consent or approval shall not be unreasonably withheld or delayed.

     9.28  Confidentiality.  Agent and Lenders agree that they shall maintain
           ---------------
confidentiality with regard to nonpublic information concerning Borrower obtained from Borrower, provided that Agent and Lenders shall not be precluded from making disclosure regarding such information: (a) to Agent's and each Lender's and its respective counsel, accountants and other professional advisors, (b) in response to a subpoena or order of a court or governmental agency, (c) to any entity participating or considering participating in all or any part of the Notes and Loan Documents, or
(d) as required by law or applicable regulation.

     9.29  Effectiveness. This Agreement and all other Loan Documents shall be
           -------------
deemed made and effective only when they are executed and delivered by all parties thereto.

     IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

                                       BORROWER:
                                       --------

                                       RED LION INNS OPERATING L.P., a
                                       Delaware limited
                                       partnership

                                       By:  Red Lion Properties, Inc.,
                                            a Delaware corporation
                                            Its sole General Partner


                                             By: /s/ Anupam Narayan
                                                ---------------------------
                                                Its: Vice President
                                                    -----------------------

                                       AGENT:
                                       -----

                                       CANADIAN IMPERIAL BANK OF COMMERCE,
                                       as Agent


                                       By: /s/ Paul J. Chakmak
                                          ------------------------------
                                          Its:  Director

                                       LENDERS:
                                       -------

                                       CIBC Inc.


                                       By: /s/ Paul J. Chakmak
                                          ------------------------------
                                          Its:  Director

                                       Notice Address:

                                       425 Lexington Avenue
                                       New York, New York 10017
                                       Attention: Syndications Department

                                       with a copy to:

                                       CIBC Inc.
                                       350 South Grand Avenue, 26th Floor
                                       Los Angeles, California 90071
                                       Attention:  Mr. Paul Chakmak

                                       CREDIT LYONNAIS, NEW YORK BRANCH


                                       By: /s/ Richard Rohrbach
                                          -------------------------------
                                          Its:  First Vice President

                                       Notice Address:

                                       1301 Avenue of the Americas
                                       New York, New York 10019
                                       Attention: Hotel Finance

                                       WELLS FARGO REALTY ADVISORS
                                         FUNDING, a Colorado corporation

                                       By:   Wells Fargo Real Estate
                                             Group, a California
                                             corporation, as Agent


                                       By: /s/
                                          -----------------------------------
                                          Its: Vice President



                                       By: /s/
                                          -----------------------------------
                                          Its: Assistant Secretary

                                       Notice Address:

                                       400 Capitol Mall, Suite 700
                                       Sacramento, California 95814

                                       THE BANK OF NEW YORK


                                       By: /s/ David V. Fowler
                                          ---------------------------------
                                          Its: Vice President
                                              -----------------------------

                                       Notice Address:

                                       One Wall Street, 21st Floor
                                       New York, New York 10286
                                       Attention: Real Estate

                                       BANK OF SCOTLAND


                                       By: /s/ Catherine M. Oniffrey
                                          -----------------------------
                                          Its: Vice President
                                              -------------------------

                                       Notice Address:

                                       565 Fifth Avenue
                                       New York, New York 10017
                                       Attention: Loan Administration

                                       BANQUE NATIONALE DE PARIS


                                       By: /s/ Judith A. Dowling
                                          -----------------------------
                                          Its: Vice President
                                              -------------------------


                                       By: /s/ Katherine Wolfe
                                          -----------------------------
                                          Its: Vice President
                                              -------------------------

                                       Notice Address:

                                       180 Montgomery Street
                                       San Francisco, California 94104
                                       Attention: Judith Dowling

                                       KEY BANK OF WASHINGTON


                                       By: /s/ John H. Brock
                                          -----------------------------
                                          Its: Vice President
                                              -------------------------

                                       Notice Address:

                                       700 Fifth Avenue, 48th Floor
                                       Seattle, Washington 98104
                                       Attention: John H. Brock

                                       THE BANK OF TOKYO-
                                         MITSUBISHI, LTD,
                                         PORTLAND BRANCH


                                       By: /s/ Mike Kringlen
                                          -----------------------------
                                          Its: Vice President
                                              -------------------------

                                       Notice Address:

                                       2300 Pacwest Center
                                       1211 S.W. Fifth Avenue
                                       Portland, Oregon 97204
                                       Attention: Domestic Loan Department

Exhibits
- --------

EXHIBIT A       LIST OF PROPERTIES
EXHIBIT B       FORM OF ASSIGNMENT AND ACCEPTANCE
EXHIBIT C       COMPLIANCE CERTIFICATE
EXHIBIT D       FORM OF NOTICE OF BORROWING
EXHIBIT E       FORM OF NOTICE OF CONVERSION/CONTINUATION
EXHIBIT F       INITIAL PRO RATA SHARES
EXHIBIT G       FORM OF REVOLVING NOTE
EXHIBIT H       FORM OF TERM NOTE
EXHIBIT I       FORM OF FINANCIAL CONDITION CERTIFICATE
EXHIBIT J       FORM OF REQUEST FOR RELEASE

                                   EXHIBIT A

                               LIST OF PROPERTIES


          Location                                  Release Percentage/1/
          --------                                  ------------------ -



     1.     Bellevue Center Red Lion                       4.5%
            (Bellevue, Washington)

     2.     Boise Riverside Red Lion Inn                   N.A.
            (Boise, Idaho)

     3.     Colorado Springs Red Lion                      N.A.
            Inn (Colorado Springs,
            Colorado)

     4.     Lloyd Center Red Lion Inn                      N.A.
            (Portland, Oregon)

     5.     Omaha Red Lion Inn                             N.A.
            (Omaha, Nebraska)

     6.     Portland Center Red Lion                       N.A.
            Inn (Portland, Oregon)

     7.     Sacramento Red Lion Inn                        N.A.
            (Sacramento, California)

     8.     Springfield/Eugene Red                         4.4%
            Lion Inn (Springfield,
            Oregon)

     9.     Spokane Red Lion Inn                           4.8%
            (Spokane, Washington)

     10.    Yakima Valley Red Lion                         4.2%
            (Yakima, Washington)




- -----------------------

/1/  The Release Percentage may be used to establish the Established Release
 -
     Price pursuant to Article IV.

                                   EXHIBIT B

                       FORM OF ASSIGNMENT AND ACCEPTANCE


     This ASSIGNMENT AND ACCEPTANCE (this "Agreement") is dated as of______________, 199_ and entered into by and between __________________
("Assignor") and ______________ ("Assignee").

                             PRELIMINARY STATEMENTS

     A. Assignor has entered into the Second Amended and Restated Credit Agreement dated as of April 2, 1996 (said Second Amended and Restated Credit Agreement, as amended to the date hereof and as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "Credit Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined) with RED LION INNS OPERATING L.P., a Delaware limited partnership ("Borrower"), the other financial institutions listed therein as Lenders ("Lenders"), and CANADIAN IMPERIAL BANK OF COMMERCE, as Agent ("Agent").

     B. Assignor has made a Term Loan to Borrower pursuant to Section 3.1(a)(i) of the Credit Agreement.

     C. Assignor desires to assign to Assignee its rights and obligations as a Lender under the Credit Agreement and the other Loan Documents with respect to [a portion of] Assignor's Term Loan, and Assignee has agreed to assume the obligations of Assignor under the Loan Documents to the extent of the rights and obligations so assigned.

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto hereby agree as follows:

     SECTION 1.  Assignment and Assumption.
                 -------------------------

     (a) Assignor hereby assigns to Assignee, effective upon the receipt of the consideration set forth in Section 1(c), without recourse, representation or warranty (except as expressly set forth herein), an undivided ____% interest (the "Percentage") in all of Assignor's rights and obligations as a Lender arising under the Credit Agreement and the other Loan Documents relating to Assignor's Term Loan.

     (b) Assignee hereby assumes from Assignor, and Assignor is hereby expressly and absolutely released from, the Percentage of all of Assignor's obligations arising under the Loan Documents relating to Assignor's Term Loan.

     (c) Assignor hereby represents and warrants that as of the effective date of this Agreement the unpaid principal amount, and accrued but unpaid interest with respect to Assignor's Term Loan are as set forth on Annex I attached
                                                         -------
hereto. In consideration of Assignor's assignment, Assignee hereby agrees to pay to Assignor, on the effective date of this Agreement, the amount of $______________ in immediately available funds by wire transfer to Assignor's office at ______________________________________________.

     (d) Assignor and Assignee hereby agree that Annex II attached hereto sets
                                                 --------
forth the amount of the Term Loan and the Pro Rata Share of Assignee after giving effect to the assignment and assumption described above.

     (e) Assignor and Assignee hereby agree that, upon giving effect to the assignment and assumption described above, Assignee shall be a party to the Credit Agreement and shall have all of the rights and obligations under the Loan Documents of, and shall be deemed to have made all of the covenants and agreements contained in the Loan Documents made by, a Lender having the Term Loan and Pro Rata Share of Assignee as reflected on Annex II attached hereto.
                                                    --------
Assignee hereby acknowledges and agrees that the agreement set forth in this subsection 1(e) is expressly made for the benefit of Borrower, Agent, Assignor and the other Lenders and their respective successors and permitted assigns.

     (f) Assignor and Assignee hereby acknowledge and confirm their understanding and intent that (i) this Agreement shall effect the assignment by Assignor and the assumption by Assignee of the Percentage of Assignor's rights and obligations with respect to Assignor's Term Loan and all rights and obligations under the Loan Documents with respect thereto, (ii) any other assignments by Assignor of a portion of its rights and obligations with respect to Assignor's Term Loan shall have no effect on the Term Loan and Pro Rata Share of Assignee set forth on Annex II attached hereto, and (iii) from and after the
                         --------
effective date of this Agreement, Agent shall make all payments under the Credit Agreement in respect of the Percentage interest assigned hereby (including without limitation all payments of principal and accrued but unpaid interest with respect thereto) to Assignee, whether such amounts (in the case of such interest) have accrued prior to the effective date of this Agreement or subsequent thereto.

     To evidence the assignment by Assignor to Assignee of the Percentage of Assignor's rights and obligations with respect to Assignor's Term Loan, concurrently herewith, Agent shall cause Borrower to execute a Term Note in favor of Assignee in a principal amount equal to the Percentage so assigned and Borrower shall be obligated pursuant to Section 9.1(b)(i) of the Agreement
                                        -----------------
to execute and deliver such Note promptly upon such request. Agent shall also request and Borrower shall be obligated pursuant to Section 9.1(b)(i) of the
                                                    -----------------
Agreement to execute and deliver to Assignor a new Term Note in an amount equal to Assignor's Term Loan less the Percentage assigned to Assignee. Concurrently with the delivery of such new Notes to Assignor, Assignor shall deliver to Borrower the Term Note previously executed by Borrower in favor of Assignor.

     (g) Concurrently herewith [Assignor/Assignee] shall pay to the Agent the processing fee described in Section 9.1(a) of the Credit Agreement.
                            --------------

     SECTION 2.  Certain Representations, Warranties and Agreements.
                 --------------------------------------------------

     (a) Assignor represents and warrants that it is the legal and beneficial owner of the Percentage interest being assigned by it hereunder and that such interest is free and clear of any adverse claim.

     (b) Assignor shall not be responsible to Assignee for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency of any of the Loan Documents or for any representations, warranties, recitals or statements made therein or made in any written or oral statement or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by Assignor to Assignee or by or on behalf of Borrower to Assignor or Assignee in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Borrower or any other Person liable for the payment of any Obligations, nor shall Assignor be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Potential Event of Default.

     (c) Assignee represents and warrants that it is an Eligible Assignee; that it has experience and expertise in the making of loans such as the Loans; that it has acquired its Percentage interest for its own account and not with any present intention of selling all or any portion of such interest; and that it has received, reviewed and approved copies of all Loan Documents.

     (d) Assignee represents and warrants that it has made its own independent investigation of the financial condition and affairs of Borrower in connection with the assignment evidenced by this Agreement and that it has made and shall continue to make its own appraisal of the creditworthiness of Borrower. Assignor shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Assignee or to provide Assignee with any credit or other information with respect thereto, whether coming into its possession before the making of the initial Loans or at any time or times thereafter, and Assignor shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Assignee.

     (e) Each party to this Agreement represents and warrants to the other party hereto that it has full power and authority to enter into this Agreement and to perform its obligations hereunder in accordance with the provisions hereof, that this Agreement has been duly authorized, executed and delivered by such party and that this Agreement constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors, rights generally and by general principles of equity.

     SECTION 3.  Miscellaneous.
                 -------------

     (a) Each party to this Agreement hereby agrees from time to time, upon request of the other party hereto, to take such additional actions and to execute and deliver such additional documents and instruments as such other party may reasonably request to effect the transactions contemplated by, and to carry out the intent of, this Agreement.

     (b) Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought.

     (c) Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, or sent by United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telecopy, or four Business Days after depositing it in the United States mail, registered or certified, with postage prepaid and properly addressed. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature page hereof or, as to either party, such other address as shall be designated by such party in a written notice delivered to the other party hereto.

     (d) In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     (e) THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

     (f) This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

     (g) This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

     (h) This Agreement shall become effective upon (i) the execution of a counterpart hereof by each of Assignor and Assignee, (ii) the execution of a counterpart hereof by Agent as evidence of its acceptance hereof in accordance with Section 9.1(b)(ii) of the Credit Agreement, and (iii) the receipt by Assignor, Assignee and Agent of originals or telecopies of such counterparts and authorization of delivery thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                              [NAME OF ASSIGNOR]

                              By:
                                 -------------------------------------
                              Title:

                              Notice Address:

                              ----------------------------------------
                              ----------------------------------------
                              ----------------------------------------
                              ----------------------------------------

                              [NAME OF ASSIGNEE]

                              By:
                                 ------------------------------------

                              Title:
                                    ---------------------------------

                              Notice Address:

                              ---------------------------------------
                              ---------------------------------------
                              ---------------------------------------
                              ---------------------------------------




Accepted in accordance with
Section 9.1(b)(ii) of the
Credit Agreement

CANADIAN IMPERIAL BANK OF COMMERCE, as Agent


By:
   -------------------------
Title:
      ----------------------

                                    ANNEX I

                              AMOUNTS OUTSTANDING


Outstanding Principal Amount of Term Loan            $
                                                      ------------
Accrued But Unpaid Interest:                         $
                                                      ------------

Total Principal and Interest:                        $
                                                      ------------

                                    ANNEX II

                              ASSIGNEE'S TERM LOAN
                      AND PRO RATA SHARE AFTER ASSIGNMENT



    Term Loan:                      $---------

    Pro Rata Share                    -----%

                                   EXHIBIT C

                         FORM OF COMPLIANCE CERTIFICATE


THE UNDERSIGNED HEREBY CERTIFIES THAT:

          (1) The undersigned is the ____________ of Red Lion Properties, Inc., a Delaware corporation, the general partner in Red Lion Inns Operating
    L. P., a Delaware limited partnership ("Borrower");

          (2) The undersigned has reviewed the terms of the Second Amended and Restated Credit Agreement dated as of April 2, 1996 among Borrower, the financial institutions listed therein as Lenders, and Canadian Imperial Bank of Commerce, as Agent (the "Credit Agreement") , and has made, or has caused to be made under the undersigned's supervision, a detailed review of the transactions and conditions of Borrower, during the accounting period covered by the attached financial statements;

          (3) The examinations described in paragraph (2) did not disclose, and the undersigned has no knowledge of, the existence of any condition or event which constitutes an Event of Default or Potential Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

          (4) All of the representations and warranties contained in Article V are true, correct and complete, in all material respects, except to the extent such representations and warranties specifically relate to an earlier date (in which case such representations and warranties were true, correct and complete in all material respects on and as of such earlier date), and Borrower is not in default under any covenant set forth in Article VI of the Credit Agreement as of the date of this Certificate, except as set forth below.

    Describe below (or in a separate attachment to this Certificate) the exceptions, if any, to paragraphs (3) and (4) by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Borrower has taken, is taking, or proposes to take with respect to each such condition or event:


- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

          (5) As of the last day of the fiscal [year/quarter] of Borrower, the Fixed Charge Coverage Ratio was ____ to 1.0. This ratio was calculated as of the last day of the fiscal [year/quarter] as follows:

I.  Numerator Calculation
    ---------------------

    EBITDA                               $
                                          -------
    - FF&E Reserve                       $
                                          -------
    = Numerator ("X")                                      $
                                                            -------

          Calculation of EBITDA
          ---------------------
               Operating income          $
                                          -------
               +Depreciation and
                    amortization         $
                                          -------
               +Incentive fees           $
                                          -------
               =EBITDA                   $
                                          -------

All calculated for the four quarter trailing period.

II. Denominator Calculation
    -----------------------

    GAAP interest expense                $
                                          -------
    -Non-cash interest expense           $
                                          -------
    +Required principal payments         $
                                          -------
    =Denominator ("Y")                                     $
                                                            -------

All calculated for the four quarter trailing period

III. Ratio
     -----

     X to Y                                           ____ to ____

    Required ratio at least 1.6 to 1.0.

    The foregoing certifications, together with the financial statements delivered with this Certificate in support hereof, are made and delivered this day _______ of __________, 19___ pursuant to Section 6.2(c) of the Credit Agreement.


                               RED LION INNS OPERATING L.P. a Delaware limited partnership

                               By:  Red Lion Properties, Inc., a Delaware
                                    corporation,
                                    Its Sole General Partner


                                    By:
                                       --------------------------------
                                    Its:
                                        -------------------------------

                                   EXHIBIT D

                          FORM OF NOTICE OF BORROWING

     Pursuant to that certain Second Amended and Restated Credit Agreement dated as of April 2, 1996, as amended to the date hereof (said Amended and Restated Credit Agreement, as so amended, being the "Credit Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among RED LION INNS OPERATING L.P., a Delaware limited partnership ("Borrower"), the financial institutions listed therein as Lenders ("Lenders"), and CANADIAN IMPERIAL BANK OF COMMERCE, as Agent ("Agent"), this represents Borrower's request to borrow on ___________, 199_ from Lenders, in accordance with their applicable Pro Rata Shares, $___________ in Revolving Loans as [Base] [LIBOR] Rate Loans. (The initial Interest Period for such Loans is requested to be a _______ [month] period. The proceeds of such Loans are to be deposited in the following account: __________________________.

     The undersigned Authorized Representative of Borrower, to the best of his or her knowledge, and Borrower certify that:

          (i) The representations and warranties contained in the Credit Agreement and the other Loan Documents are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true, correct and complete in all material respects on and as of such earlier date;

          (ii) No event has occurred and is continuing or would result from the consummation of the borrowing contemplated hereby that would constitute an Event of Default or a Potential Event of Default; and

          (iii) Borrower has performed in all material respects all agreements and satisfied all conditions which the Credit

     Agreement provides shall be performed or satisfied by it on or before the date hereof.

DATED:                                  RED LION INNS OPERATING L.P.,
      ------------------------          a Delaware limited partnership

                                        By:     Red Lion Properties, Inc.,
                                                a Delaware corporation,
                                                Its Sole General Partner


                                        By:
                                           --------------------------------
                                        Its:
                                            -------------------------------

                                   EXHIBIT E

                   FORM OF NOTICE OF CONVERSION/CONTINUATION

     Pursuant to that certain Second Amended and Restated Credit Agreement dated as of April 2, 1996, as amended to the date hereof (said Second Amended and Restated Credit Agreement, as so amended, being the "Credit Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among RED LIONS INNS OPERATING L.P., a Delaware limited partnership ("Borrower"), the financial institutions listed therein as Lenders, and CANADIAN IMPERIAL BANK OF COMMERCE, as Agent, this represents Borrower's request to [Select A or B with appropriate insertions and deletions: [A: convert $______________ in principal amount of presently outstanding [Term] [Revolving] Loans that are [Base] [LIBOR] Rate Loans [with a final Interest Payment Date of __________, 199_] to [Base] [LIBOR] Rate Loans on ____________, 199_. [The
initial Interest Period for such [LIBOR] Rate Loans is requested to be a ______ [month] period.]] [B: continue as [LIBOR) Rate Loans $_______________ in principal amount of presently outstanding [Term] [Revolving] Loans with a final Interest Payment Date of ____________, 199_. The Interest Period for such (LIBOR] Rate Loans commencing on such final Interest Payment Date is requested to be a _____ (month) period.]]

     For Conversions to or Continuations of LIBOR Rate Loans Only: The undersigned Authorized Representative of Borrower, to the best of his or her knowledge, and Borrower certify that no Event of Default or Potential Event of Default has occurred and is continuing under the Credit Agreement.)

DATED:                                  RED LION INNS OPERATING L.P.,
      ---------------------------       a Delaware limited partnership

                                        By:  Red Lion Properties, Inc.,
                                             a Delaware corporation,
                                             Its Sole General Partner


                                        By:
                                             -----------------------------
                                        Its:
                                             -----------------------------

                                   EXHIBIT F

                            INITIAL PRO RATA SHARES

                       Term Loan     Pro Rata Share   Revolving Loan   Pro Rata Share   Pro Rata Share
       Lender          Commitment   (re: Term Loans)    Commitment    (re: Rev. Loans)     (Overall)
    -----------       ------------  ----------------  --------------  ----------------  ---------------
CIBC Inc.             $ 17,500,000  14.5833%            $5,000,000           100%            18.0%

Credit Lyonnais       $ 20,000,000  16.6667%                 0                0%             16.0%

Wells Fargo           $ 20,000,000  16.6667%                 0                0%             16.0%
Realty Advisors
Funding

The Bank of New       $ 15,000,000  12.5000%                 0                0%             12.0%
 York

Bank of Scotland      $ 12,500,000  10.4167%                 0                0%             10.0%

Banque Nationale      $ 12,500,000  10.4167%                 0                0%             10.0%
 de Paris
Key Bank of           $ 12,500,000  10.4167%                 0                0%             10.0%
Washington

The Bank of           $ 10,000,000  8.3333%                  0                0%              8.0%
 Tokyo-Mitsubishi,
 Ltd.
- --------------------  ------------  ----------------  --------------  ----------------  ---------------
TOTAL                 $120,000,000              100%    $5,000,000                100%             100%


                                   EXHIBIT G

                            SECURED PROMISSORY NOTE

                                  (REVOLVING)


$5,000,000                                                       April 2, 1996

     1.   Principal.  For value received, in installments as herein provided,
          ---------
RED LION INNS OPERATING L.P., a Delaware limited partnership ("Maker"), promises to pay to the order of CIBC INC. ("Holder"), the principal sum of Five Million Dollars ($5,000,000) or so much thereof as shall from time to time be disbursed hereunder, together with accrued interest from the date of disbursement hereunder on the outstanding principal at the rate set forth in Paragraph 4 below. As used herein, the term "Holder" shall mean Holder and any subsequent holder of this Note, whichever is applicable from time to time.

     2.  Payments of Principal and Interest.
         ----------------------------------

     A. Interest shall be due and payable at such times as are more particularly set forth in the hereinafter described Credit Agreement.

     B. The outstanding principal balance hereof, together with all unpaid interest accrued thereon, and all other amounts payable by Maker under the terms of the Loan Documents (as hereinafter defined) shall be due and payable in full on March 31, 1999 (the "Maturity Date").

     C. If the Maturity Date or the date for payment of any installment of principal or interest should fall on a day that is not a Business Day (as defined in the Credit Agreement) the payment that would otherwise be due thereon shall, except as otherwise provided in the Credit Agreement, instead be due on the next-succeeding Business Day, and such extension of time shall be included in computing any interest with respect to such payment.

     D. This Note is Maker's "Revolving Note" and is issued pursuant to and entitled to the benefits of that certain Second Amended and Restated Credit Agreement, dated as of April 2, 1996, by and among Maker, the financial institutions listed therein as Lenders, and Canadian Imperial Bank of Commerce, as Agent (such Credit Agreement as it may be amended, supplemented or otherwise modified from time to time, being the ("Credit Agreement"). All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the office of Agent located at 425 Lexington Avenue, New York, New York 10017, or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.

     3.   Prepayment.  This Note may be prepaid in full or in part, at any time
          ----------
without premium, except that Maker shall indemnify, defend and hold Holder harmless from and against any and all loss resulting from a payment of a LIBOR Rate Loan (as defined in the Credit Agreement) on a date which is not the last day of the applicable Interest Period (as defined in the Credit Agreement), as specified in subsection 3.4(d) of the Credit Agreement.

     4.   Interest.  Maker agrees to pay interest on the outstanding principal
          --------
balance hereof at the rates and at the times which shall be determined in accordance with the Credit Agreement.

     5.   Application of Payments.  Payments received by Holder pursuant to the
          -----------------------
terms hereof shall be applied in the following manner: first, to the payment of all expenses, charges, costs and fees incurred by or payable to Holder and for which Maker is obligated pursuant to the terms of the Loan Documents (as defined in the Credit Agreement); second, to the payment of all interest accrued to the date of such payment; and third, to the payment of principal. Notwithstanding anything to the contrary contained herein, after the occurrence and during the continuation of an Event of Default, all amounts received by Holder from any party shall be applied in such order as Holder, in its sole discretion, may elect.

     6.   Security.  This Note is issued pursuant to the Credit Agreement, and
          --------
is secured inter alia by the Deeds of Trust (as defined in the Credit Agreement)
           ----------
and the other Loan Documents.

     7.   Acceleration by Reason of Transfer.  The Deeds of Trust contain
          ----------------------------------
limitations on the right of Maker to transfer the property encumbered thereby (the "Property"), and, in the event of certain transfers of the Property without the prior written consent of Agent, Agent has the absolute right at its option, without demand or notice, to declare all or certain portions of the sums secured by the Deeds of Trust immediately due and payable.

     8.   Event of Default.  The occurrence of any of the following shall be
          ----------------
deemed to be an event of default ("Event of Default") hereunder:

     (a) default in the payment of principal or interest when due pursuant to the terms hereof; or

     (b) the occurrence of an Event of Default under the Loan Documents or under any deed of trust, security agreement, lease assignment, guaranty or other agreement (including any amendment, modification or extension thereof) now or hereafter securing this Note.

     9.   Remedies.  Upon the occurrence of an Event of Default and without
          --------
demand or notice, the entire balance of principal together with all accrued interest thereon may become or may be declared to be due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement. Upon the occurrence of an Event of Default (and so long as such Event of Default shall continue), the entire balance of principal together with all accrued interest thereon shall bear interest at a per annum rate set forth in subsection 3.2(e) of the Credit Agreement. No delay or omission in the exercise of any right under this Note or under any of the Loan Documents shall operate as a waiver of such right. The application of this default rate shall not be interpreted or deemed to extend any cure period set forth in any Loan Document or otherwise limit any remedies hereunder or thereunder.

     10.  Waiver.  Maker hereby waives diligence, presentment, protest and
          ------
demand, notice of protest, dishonor and nonpayment of this Note and expressly agrees that, without in any way affecting the liability of Maker hereunder, Holder may extend any maturity date or the time for payment of any installment due hereunder, accept additional security, release any party liable hereunder and release any security now or hereafter securing this Note. Maker further waives, to the full extent permitted by law, the right to plead any and all statutes of limitations as a defense to any demand on this Note, or on any deed of trust, security agreement, lease assignment, guaranty or other agreement now or hereafter securing this Note.

     11.  Attorneys' Fees.  If this Note is not paid when due or if any Event of
          ---------------
Default occurs, Maker promises to pay all costs of enforcement and collection, including but not limited to, Holder's reasonable attorneys' fees, whether or not any action or proceeding is brought to enforce the provisions hereof.

     12.  Severability.  Every provision of this Note is intended to be
          ------------
severable. In the event any term or provision hereof is declared by a court of competent jurisdiction, to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

     13.  Interest Rate Limitation.  It is the intent of Maker and Holder in the
          ------------------------
execution of this Note and all other instruments securing this Note that the loan evidenced hereby be exempt from the restrictions of the usury laws of the State of New York and every other State. In the event that, for any reason, it should be determined that the usury law of New York or any other state is applicable to the Loan, Holder and Maker stipulate and agree that none of the terms and provisions contained herein or in any of the Loan Documents shall ever be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate in excess of the maximum interest rate permitted to be charged by the laws of the State of New York or any other State having jurisdiction. In such event, if any Holder of this Note shall collect monies which are deemed to constitute interest which would otherwise increase the effective interest rate on this Note to a rate in excess of the maximum rate permitted to be charged by the laws of the State of New York or any other State, all such sums deemed to constitute interest in excess of such maximum rate shall, at the option of Holder, be credited to the payment of the sums due hereunder or returned to Maker.

     14.  Number and Gender.  In this Note the singular shall include the plural
          -----------------
and the masculine shall include the feminine and neuter gender, and vice versa, if the context so requires.

     15.  Headings.  Headings at the beginning of each numbered Paragraph of
          --------
this Note are intended solely for convenience and are not to be deemed or construed to be a part of this Note.

     16.  Governing Law.  Maker, and Holder by its acceptance of this Note,
          -------------
agree that their rights and obligations under this Note and under the other Loan Documents shall be governed by and construed and interpreted in accordance with the internal law of the State of New York without giving effect to any contrary conflict-of-law rules and principles of such state. The parties further agree and stipulate that the State of New York has a substantial relationship to the parties and to the underlying transactions evidenced by this Note and the other Loan Documents. Notwithstanding the foregoing, the parties agree that:

     (a) The procedures governing the enforcement of foreclosure and provisional remedies against Maker, including by way of illustration but not limitation, actions for foreclosure, replevin, for claim and delivery of property, for injunctive relief or for the appointment of a receiver shall be governed by the laws of the State in which the applicable real property is located; and

     (b) Applicable law in the State in which the applicable real property is located will be followed to the extent required in connection with the foreclosure of the security interests and liens created hereby and under the other Loan Documents.

     Nothing contained in this Paragraph 16 shall be construed to provide that the substantive law of the States in which the real properties are located shall apply to the parties' rights and obligations hereunder or under the other Loan Documents, which are and shall continue to be governed by the substantive law of the State of New York. In addition, the fact that portions of the Loan Documents may include provisions drafted to conform to the law of other jurisdictions is not intended to, nor shall it be deemed to, in any way derogate the parties' choice of law set forth in this Paragraph 16. The parties further agree that Holder may enforce its rights under the Loan Documents, including but not limited to, its rights to sue Maker, to collect any outstanding indebtedness or to obtain a judgment for any deficiency following foreclosure, in accordance with New York law.

     17.  Nonrecourse.  Notwithstanding anything to the contrary contained
          -----------
herein or in any of the other Loan Documents, Holder, by its acceptance of this Note, agrees that Maker's constituent partners (the "Nonrecourse Parties") shall not be personally liable for the payment of any sums now or hereafter owing Holder under the terms of this Note, except as set forth below in this Paragraph
17. If an Event of Default should occur hereunder or under the other Loan Documents, Holder agrees that its rights, as to the Nonrecourse Parties, shall be limited to proceeding against the Maker, against the security for the indebtedness evidenced by this Note, against any guarantor of this Note (including, without limitation, any Nonrecourse Party) or against any party other than the Nonrecourse Parties and that it shall have no right to proceed directly against the Nonrecourse Parties for the satisfaction of any monetary obligation of or enforcement of any monetary claim against Maker or for any deficiency judgment remaining after foreclosure of any real or personal property securing the obligations of Maker hereunder or under the other Loan Documents. It is expressly understood and agreed, however, that nothing contained in this Paragraph 17 shall in any manner or way constitute or be deemed a release of the Maker or the debt evidenced by this Note or otherwise affect or impair the enforceability against Maker of the liens of the Deeds of Trust, the liens of any assignments executed pursuant to the Credit Agreement or the other Loan Documents or the rights and security interests created by the Deeds of Trust or any other instrument or agreement evidencing, securing or related to the indebtedness evidenced by this Note. Nothing in this Paragraph 17 shall:
(a) preclude foreclosure of the liens of the Deeds of Trust or from the enforcement against Maker or its assets (including, without limitation, any or all of the Collateral (as defined in the Credit Agreement)) of any rights or remedies in law or in equity, pursuant to the Credit Agreement or the other Loan Documents except as stated in this Paragraph 17; (b) impair, in any manner, any right, remedy or recourse against the Maker or any party executing a guaranty (including, without limitation, any Nonrecourse Party); (c) impair, in any manner, any right, remedy or recourse against the Nonrecourse Parties for fraud or for fraudulent misapplication of insurance proceeds or condemnation awards; (d) impair, in any manner, any right, remedy or recourse against the Nonrecourse Parties for indemnification pursuant to the Loan Documents arising out of the existence or alleged existence of hazardous waste at one or more of the Properties; or (e) impair, in any manner, any right, remedy or recourse against the Nonrecourse Parties for Maker's failure to procure or maintain policies of insurance required by Holder.

     18.  Attorneys' Fees.  As used herein, the terms "attorneys' fees" or
          ---------------
"attorneys' fees and expenses" shall have the meaning given such terms in
Section 9.26 of the Credit Agreement.

     IN WITNESS WHEREOF, Maker has caused this Note to be duly executed and delivered as of the date first above written.

DATED:  __________, 1996       RED LION INNS OPERATING L.P.,
                               a Delaware limited partnership

                               By:  Red Lion Properties, Inc.,
                                    a Delaware corporation,
                                    its Sole General Partner


                                    By:
                                        ------------------------------
                                    Its:
                                         -----------------------------

                                  TRANSACTIONS
                                       ON
                                 REVOLVING NOTE
                                 --------------


       Type of Loan    Amount of                    Amount of          Outstanding
       Made This       Loan Made    Maturity of     Principal Paid     Principal Balance   Notation
Date   Date            This Date    Loan            This Date          This Date           Made by
- ----  --------------  -----------  --------------  -----------------  ------------------  ---------------




                                   EXHIBIT H

                            SECURED PROMISSORY NOTE
                                     (TERM)


$ ___________________________                                   April 2, 1996


     1.   Principal.  For value received, in installments as herein provided,
          ---------
RED LION INNS OPERATING L.P., a Delaware limited partnership ("Maker"), promises
to pay to the order of                         ("Holder"), the principal sum of
                       ------------------------
                          Dollars ($               ) or so much thereof as shall
- -------------------------            --------------
from time to time be disbursed hereunder, together with accrued interest from the date of disbursement hereunder on the outstanding principal at the rate set forth in Paragraph 4 below. As used herein, the term "Holder" shall mean Holder and any subsequent holder of this Note, whichever is applicable from time to time.

     2.  Payments of Principal and Interest.
         ----------------------------------

     A. Interest shall be due and payable at such times as are more particularly set forth in the hereafter described Credit Agreement.

     B. Payments of principal shall be due and payable in quarterly installments of the "Installment Amount" commencing on June 30, 1996 and continuing on the last day of each calendar quarter thereafter until March 31, 1999 (the "Maturity Date"), at which time all outstanding principal, together with all unpaid interest accrued thereon, and all other amounts payable by Maker under the terms of the Loan Documents (as hereinafter defined) shall be due and payable in full. As used herein, the "Installment Amount" shall mean, as of the first day of any month, the amount set forth in subsection 3.1(e) of the Credit Agreement for such date multiplied by Holder's Pro Rata Share of Term Loans.

     C. If the Maturity Date or the date for payment of any installment of principal or interest should fall on a day that is not a Business Day (as defined in the Credit Agreement) the payment that would otherwise be due thereon shall, except as otherwise provided in the Credit Agreement, instead be due on the next-succeeding Business Day, and such extension of time shall be included in computing any interest with respect to such payment.

     D. This Note is one of Maker's "Term Notes" in the aggregate principal amount of $120,000,000.00 and is issued pursuant to and entitled to the benefits of that certain Second

Amended and Restated Credit Agreement, dated as of April 2, 1996, by and among Maker, the financial institutions listed therein as Lenders, and Canadian Imperial Bank of Commerce, as Agent (such Credit Agreement as it may be amended, supplemented or otherwise modified from time to time, being the ("Credit Agreement"). All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the office of Agent located at 425 Lexington Avenue, New York, New York 10017, or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.

     3.   Prepayment.  This Note may be prepaid in full or in part, at any time
          ----------
without premium, except that Maker shall indemnify, defend and hold Holder harmless from and against any and all loss resulting from a payment of a LIBOR Rate Loan (as defined in the Credit Agreement) on a date which is not the last day of the applicable Interest Period (as defined in the Credit Agreement), as specified in subsection 3.4(d) of the Credit Agreement. In no event shall Maker have the right to reborrow any amounts so prepaid.

     4.   Interest.  Maker agrees to pay interest on the outstanding principal
          --------
balance hereof at the rates and at the times which shall be determined in accordance with the Credit Agreement.

     5.   Application of Payments.  Payments received by Holder pursuant to the
          -----------------------
terms hereof shall be applied in the following manner: first, to the payment of all expenses, charges, costs and fees incurred by or payable to Holder and for which Maker is obligated pursuant to the terms of the Loan Documents (as defined in the Credit Agreement); second, to the payment of all interest accrued to the date of such payment; and third, to the payment of principal. Notwithstanding anything to the contrary contained herein, after the occurrence and during the continuation of an Event of Default, all amounts received by Holder from any party shall be applied in such order as Holder, in its sole discretion, may elect.

     6.   Security.  This Note is issued pursuant to the Credit Agreement,
          --------
evidences a term loan from Holder to Maker in the original principal amount set forth above, and is secured inter alia by the Deeds of Trust (as defined in the
                            ----------
Credit Agreement) and the other Loan Documents.

     7.   Acceleration by Reason of Transfer.  The Deeds of Trust contain
          ----------------------------------
limitations on the right of Maker to transfer the property encumbered thereby (the "Property"), and, in the event of certain transfers of the Property without the prior written consent of Agent, Agent has the absolute right at its option, without demand or notice, to declare all or certain portions of the sums secured by the Deeds of Trust immediately due and payable.

     8.   Event of Default.  The occurrence of any of the following shall be
          ----------------
deemed to be an event of default ("Event of Default") hereunder:

     (a) default in the payment of principal or interest when due pursuant to the terms hereof; or

     (b) the occurrence of an Event of Default under the Loan Documents or under any deed of trust, security agreement, lease assignment, guaranty or other agreement (including any amendment, modification or extension thereof) now or hereafter securing this Note.

     9.   Remedies.  Upon the occurrence of an Event of Default and without
          --------
demand or notice, the entire balance of principal together with all accrued interest thereon may become or may be declared to be due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement. Upon the occurrence of an Event of Default (and so long as such Event of Default shall continue), the entire balance of principal together with all accrued interest thereon shall bear interest at a per annum rate set forth in subsection 3.2(e) of the Credit Agreement. No delay or omission in the exercise of any right under this Note or under any of the Loan Documents shall operate as a waiver of such right. The application of this default rate shall not be interpreted or deemed to extend any cure period set forth in any Loan Document or otherwise limit any remedies hereunder or thereunder.

     10.  Waiver.  Maker hereby waives diligence, presentment, protest and
          ------
demand, notice of protest, dishonor and nonpayment of this Note and expressly agrees that, without in any way affecting the liability of Maker hereunder, Holder may extend any maturity date or the time for payment of any installment due hereunder, accept additional security, release any party liable hereunder and release any security now or hereafter securing this Note. Maker further waives, to the full extent permitted by law, the right to plead any and all statutes of limitations as a defense to any demand on this Note, or on any deed of trust, security agreement, lease assignment, guaranty or other agreement now or hereafter securing this Note.

     11.  Attorneys' Fees.  If this Note is not paid when due or if any Event of
          ---------------
Default occurs, Maker promises to pay all costs of enforcement and collection, including but not limited to, Holder's reasonable attorneys' fees, whether or not any action or proceeding is brought to enforce the provisions hereof.

     12.  Severability.  Every provision of this Note is intended to be
          ------------
severable. In the event any term or provision hereof is declared by a court of competent jurisdiction, to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

     13.  Interest Rate Limitation.  It is the intent of Maker and Holder in the
          ------------------------
execution of this Note and all other instruments securing this Note that the loan evidenced hereby be exempt from the restrictions of the usury laws of the State of New York and every other State. In the event that, for any reason, it should be determined that the usury law of New York or any other State is applicable to the Loan, Holder and Maker stipulate and agree that none of the terms and provisions contained herein or in any of the Loan Documents shall ever be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate in excess of the maximum interest rate permitted to be charged by the laws of the State of New York or any other State having jurisdiction. In such event, if any Holder of this Note shall collect monies which are deemed to constitute interest which would otherwise increase the effective interest rate on this Note to a rate in excess of the maximum rate permitted to be charged by the laws of the State of New York, all such sums deemed to constitute interest in excess of such maximum rate shall, at the option of Holder, be credited to the payment of the sums due hereunder or returned to Maker.

     14.  Number and Gender.  In this Note the singular shall include the plural
          -----------------
and the masculine shall include the feminine and neuter gender, and vice versa, if the context so requires.

     15.  Headings.  Headings at the beginning of each numbered Paragraph of
          --------
this Note are intended solely for convenience and are not to be deemed or construed to be a part of this Note.

     16.  Governing Law.  Maker, and Holder by its acceptance of this Note,
          -------------
agree that their rights and obligations under this Note and under the other Loan Documents shall be governed by and construed and interpreted in accordance with the internal law of the State of New York without giving effect to any contrary conflict-of-law rules and principles of such state. The parties further agree and stipulate that the State of New York has a substantial relationship to the parties and to the underlying transactions evidenced by this Note and the other Loan Documents. Notwithstanding the foregoing, the parties agree that:

     (a) The procedures governing the enforcement of foreclosure and provisional remedies against Maker, including by way of illustration but not limitation, actions for foreclosure, replevin, for claim and delivery of property, for injunctive relief or for the appointment of a receiver shall be governed by the laws of the State in which the applicable real property is located; and

     (b) Applicable law in the State in which the applicable real property is located will be followed to the extent required in connection with the foreclosure of the security interests and liens created hereby and under the other Loan Documents.

     Nothing contained in this Paragraph 16 shall be construed to provide that the substantive law of the States in which the real properties are located shall apply to the parties' rights and obligations hereunder or under the other Loan Documents, which are and shall continue to be governed by the substantive law of the State of New York. In addition, the fact that portions of the Loan Documents may include provisions drafted to conform to the law of other jurisdictions is not intended to, nor shall it be deemed to, in any way derogate the parties' choice of law set forth in this Paragraph 16. The parties further agree that Holder may enforce its rights under the Loan Documents, including but not limited to, its rights to sue Maker, to collect any outstanding indebtedness or to obtain a judgment for any deficiency following foreclosure, in accordance with New York law.

     17.  Nonrecourse.  Notwithstanding anything to the contrary contained
          -----------
herein or in any of the other Loan Documents, Holder, by its acceptance of this Note, agrees that Maker's constituent partners (the "Nonrecourse Parties") shall not be personally liable for the payment of any sums now or hereafter owing Holder under the terms of this Note, except as set forth below in this Paragraph
17. If an Event of Default should occur hereunder or under the other Loan Documents, Holder agrees that its rights, as to the Nonrecourse Parties, shall be limited to proceeding against the Maker, against the security for the indebtedness evidenced by this Note, against any guarantor of this Note (including, without limitation, any Nonrecourse Party) or against any party other than the Nonrecourse Parties and that it shall have no right to proceed directly against the Nonrecourse Parties for the satisfaction of any monetary obligation of or enforcement of any monetary claim against Maker or for any deficiency judgment remaining after foreclosure of any real or personal property securing the obligations of Maker hereunder or under the other Loan Documents. It is expressly understood and agreed, however, that nothing contained in this Paragraph 17 shall in any manner or way constitute or be deemed a release of the Maker or the debt evidenced by this Note or otherwise affect or impair the enforceability against Maker of the liens of the Deeds of Trust, the liens of any assignments executed pursuant to the Credit Agreement or the other Loan Documents or the rights and security interests created by the Deeds of Trust or any other instrument or agreement evidencing, securing or related to the indebtedness evidenced by this Note. Nothing in this Paragraph 17 shall: (a) preclude foreclosure of the liens of the Deeds of Trust or from the enforcement against Maker or its assets (including, without limitation, any or all of the Collateral (as defined in the Credit Agreement)) of any rights or remedies in law or in equity, pursuant to the Credit Agreement or the other Loan Documents except as stated in this Paragraph 17; (b) impair, in any manner, any right, remedy or recourse against the Maker or any party executing a guaranty (including, without limitation, any Nonrecourse Party); (c) impair, in any manner, any right, remedy or recourse against the Nonrecourse Parties for fraud or for fraudulent misapplication of insurance proceeds or condemnation awards; (d) impair, in any manner, any right, remedy or recourse against the Nonrecourse Parties for indemnification pursuant to the Loan Documents arising out of the existence or alleged existence of hazardous waste at one or more of the Properties; or (e) impair, in any manner, any right, remedy or recourse against the Nonrecourse Parties for Maker's failure to procure or maintain policies of insurance required by Holder.

     18.  Attorneys' Fees.  As used herein, the terms "attorneys' fees" or
          ---------------
"attorneys' fees and expenses" shall have the meaning given such terms in
Section 9.26 of the Credit Agreement.

     IN WITNESS WHEREOF, Maker has caused this Note to be duly executed and delivered as of the date first above written.

DATED:  __________, 1996       RED LION INNS OPERATING L.P.,
                               a Delaware limited partnership

                               By:  Red Lion Properties, Inc., a Delaware
                                    corporation,
                                    its Sole General Partner


                                    By:
                                        --------------------------------
                                    Its:
                                        --------------------------------

                                   EXHIBIT I

                    FORM OF FINANCIAL CONDITION CERTIFICATE


     This FINANCIAL CONDITION CERTIFICATE (this "Certificate") is delivered in connection with that certain Second Amended and Restated Credit Agreement, dated as of April 2, 1996 (the "Credit Agreement"), by and among Red Lion Inns Operating L.P., a Delaware limited partnership ("Borrower"), the financial institutions referred to therein as Lenders ("Lenders"), and Canadian Imperial Bank of Commerce, as Agent ("Agent"). Capitalized terms used herein without definition have the same meanings as in the Credit Agreement.

     A. I am, and at all pertinent times mentioned herein have been, the duly qualified and acting Vice President of Red Lion Properties, Inc., a Delaware corporation ("Red Lion"), managing general partner of Borrower. In such capacity I have participated actively in the management of Borrower's financial affairs and am familiar with its financial statements. I have, together with other officers of Red Lion, acted on behalf of Borrower in connection with the negotiation of the Credit Agreement and I am familiar with the terms and conditions thereof.

     B. I have carefully reviewed the contents of this Certificate, and I have conferred with counsel for Borrower for the purpose of discussing the meaning of its contents.

     C. I have reviewed financial statements of Borrower for the year ending December 31, 1994 and for the three quarters ending September 30, 1995 (the "Financial Statements") and such other financial information and projections as I have deemed necessary to render the statements set forth below.

     Based on the foregoing, I have reached the following conclusions as of the date hereof:

     1. Borrower is not now, nor will the incurrence or continuation of the Obligations under the Credit Agreement render Borrower "insolvent" as defined in this paragraph 1. The recipients of this Certificate and I have agreed that, in this context, "insolvent" means that the present fair value of assets is less than the amount that will be required to pay the probable liability on existing debts as they become absolute and matured. We have also agreed that the term "debts" includes any legal liability, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent

     2. By the incurrence or continuation of the Obligations under the Credit Agreement, Borrower will not incur debts beyond its ability to pay as such debts mature.

     3. The incurrence or continuation of the Obligations under the Credit Agreement will not leave Borrower with property remaining in its hands constituting "unreasonably small capital." In reaching this conclusion, I understand that "unreasonably small capital" depends upon the nature of the particular business or businesses conducted or to be conducted, and I have reached my conclusion based on the needs and anticipated needs for capital of the businesses conducted or anticipated to be conducted by Borrower in light of the Financial Statements and available credit capacity.

     4. To the best of my knowledge, Borrower has not executed the Credit Agreement or any documents mentioned therein, or made any transfer or incurred any obligations thereunder, with actual intent to hinder, delay or defraud either present or future creditors.

     The conclusions set forth above are based on data available on the date hereof. Any projections reviewed for the purpose of drawing such conclusions are based on assumptions currently believed to be reasonable but any of which could vary from actual results. I understand that Agent and Lenders are relying on the truth and accuracy of the foregoing in connection with the extension or continuation of credit to Borrower pursuant to the Credit Agreement.

     I represent the foregoing information to be, to the best of my knowledge and belief, true and correct and execute this Certificate this __th day of _________, _____.


                               RED LION INNS OPERATING L.P.,
                               a Delaware limited partnership

                               By:  Red Lion Properties, Inc., a Delaware
                                    corporation,
                                    general partner


                                    By:
                                        ------------------------------
                                       Its:
                                            --------------------------

                                   EXHIBIT J

                              REQUEST FOR RELEASE

     Pursuant to that certain Second Amended and Restated Credit Agreement dated as of April 2, 1996, as amended to the date hereof (said Amended and Restated Credit Agreement, as so amended, being the "Credit Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among RED LION INNS OPERATING L.P., a Delaware limited partnership ("Borrower"), the financial institutions listed therein as lenders ("Lenders"), and CANADIAN IMPERIAL BANK OF COMMERCE, as agent ("Agent"), this represents Borrower's request to consummate a Permitted Asset Sale of the Property in ____________________, pursuant to the provisions of Section 4.1 of the Credit Agreement. The undersigned Authorized Representative of Borrower, to the best of his or her knowledge, and Borrower certify that:

          (i) The representations and warranties contained in the Credit Agreement and the other Loan Documents are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true, correct and complete in all material respects on and as of such earlier date;

          (ii) No event has occurred and is continuing or would result from the consummation of the release contemplated hereby that would constitute an Event of Default or a Potential Event of Default;

          (iii) A copy of the contract of sale is attached hereto; the Net Proceeds from the proposed sale shall be at least $________; and the cash portion of such Net Proceeds shall be $__________, which will be wire transferred directly to the Agent for the account of the Lenders;

          (iv) After giving effect to such proposed sale, the pro forma Fixed Charge Coverage Ratio for the preceding four quarter period shall be not less that 1.85 to 1, calculated as of the last day of the immediately preceding fiscal quarter, as follows:

I.   Numerator Calculation
     ---------------------

     EBITDA                            $
                                         -----------
     - FF&E Reserve                    $
                                         -----------
     = Numerator ("X")                                  $
                                                          ----------

          Calculation of EBITDA
          ---------------------
               Operating income            $
                                             -----------
               +Depreciation and
                    amortization           $
                                             -----------
               +Incentive fees             $
                                             -----------
               =EBITDA                     $
                                             -----------
All calculated for the preceding four quarter period.

II.  Denominator Calculation
     -----------------------

     GAAP interest expense                 $
                                             -----------
     -Non-cash interest expense            $
                                             -----------
     +Required principal payments          $
                                             -----------
     =Denominator ("Y")                                              $
                                                                       ---------

All calculated for the preceding four quarter period

III. Ratio
     -----

      X to Y                                                         to
                                                                 ----  ----

     Required ratio at least 1.85 to 1.0.

DATED:                         RED LION INNS OPERATING L.P.,
      --------------------
                               a Delaware limited partnership

                               By:  Red Lion Properties, Inc., a Delaware
                                    corporation,
                                    Its Sole General Partner


                                    By:
                                        -------------------------------
                                    Its:
                                         ------------------------------


                                     J-2